Filed pursuant to Rule 424(b)(3)

File No. 333-283996

NB ASSET-BASED CREDIT FUND

Institutional Class Shares

Class A-1 Shares

Class A-2 Shares

August 20, 2025, as revised January 26, 2026

NB Asset-Based Credit Fund (the “Fund”) is a newly-organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company that is operated as an interval fund. Neuberger Berman Investment Advisers LLC (the “Investment Adviser”) has engaged NB Alternatives Advisers LLC (the “Sub-Adviser” and, together with the Investment Adviser, the “Adviser”) to assist with investment decisions with respect to the Fund.

The Fund’s investment objective is to seek to provide a high level of current income. The Fund seeks to invest in an actively-managed portfolio focused on short-duration, asset-based credit assets (e.g., various forms of consumer and small business loans and receivables, trade and receivables finance, real estate and other asset-backed securities). This will include directly originated debt assets, including loans and other debt securities, that are privately negotiated with borrowers. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in asset-based credit investments, which derive returns from interest incomes, recurring revenues, fees or other types of cash flows of underlying financial and physical assets. These include, among other investments: (i) acquisition and direct origination of secured and unsecured loans backed by consumer and small businesses, including acquisition of distressed or nonperforming loans; (ii) acquisition and direct origination of asset-based corporate credit secured by real estate, equipment, receivables, inventory, intellectual property rights and recurring subscriptions, among other assets; (iii) acquisition and direct origination of loans secured by rights to future cash flows, including, but not limited to, cash flows from film, music, television, litigation-related financing, patents or various other intellectual property; (iv) acquisition and direct origination of loans and leases backed by equipment, real estate, commodities, aircraft and aviation assets, shipping vessels, infrastructure or other tangible assets; and (v) securities backed by residential real estate, commercial real estate, collateralized mortgage obligations, collateralized loan obligations and asset-backed securities (“ABS”). The Fund may invest in newly originated loans without limitation. The Fund’s investments are expected to encompass a wide spectrum of credit instruments, including without limitation: (i) loans, including whole loans, term loans, senior secured loans, junior secured loans, mezzanine loans, distressed loans and unsecured loans; (ii) securities issued by special purpose entities and securitization vehicles; (iii) ABS; (iv) notes or other securities representing the right to receive principal and interest payments due on fractions of whole loans or pools of whole loans; (v) participation interests in loans; (vi) “assignments” of loans from lenders; and (vii) equity or debt securities, including common stock, preferred stock, rights and warrants and convertible securities.

This prospectus (the “Prospectus”) applies to the offering of three separate classes of common shares of beneficial interest designated as Institutional Class, Class A-1 and Class A-2 (the “Shares”).

The Fund is designed primarily for long-term investors and not as a trading vehicle. The Fund is an “interval fund” (as defined below) pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at net asset value (“NAV”). In connection with any given repurchase offer, the Fund currently expects to offer to repurchase 5% of its outstanding Shares but from time to time may offer to repurchase more Shares in order to provide limited liquidity to Fund shareholders (“Shareholders”). Written notification of each quarterly repurchase offer will be sent to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). Shareholders may withdraw or modify their requests to tender their Shares for repurchase at any time prior to the Repurchase Request Deadline as described in the relevant Repurchase Offer Notice (as defined herein). The NAV at which a repurchase is effected will be calculated no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. It is also possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their Shares repurchased. The Fund does not currently intend to list its Shares for trading on any national securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of its Shares to try to provide liquidity to shareholders, the Shares should be considered to have limited liquidity. The Fund expects to conduct its first repurchase offer in the first full quarter of Fund operation. See “Repurchase of Shares” and “Principal Risks of the Fund—Repurchase Offers Risks” in the Prospectus.

In addition, the Fund intends to employ hedging techniques and engage in derivative transactions (such as forward contracts and options thereon, reverse repurchase forward foreign currency exchange contracts and other currency hedging strategies and interest rate swaps) to seek to reduce the risks of adverse movements in interest rates, securities prices, currency exchange and other factors. The Fund also intends to utilize leverage in connection with its investment activities. The Fund may borrow money through a credit facility or other arrangements to achieve its investment objective. The Fund also intends to obtain leverage through the use of reverse repurchase agreements and through derivative instruments that afford the Fund economic leverage or other investments that may have embedded leverage. See “Principal Risks of the Fund—Derivatives Risk” in the Prospectus.

An investment in the Fund is speculative with a substantial risk of loss. See “Risks—Risks Relating to Investment Strategies, Fund Investments and the Fund’s Investment Program” in the Prospectus. The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to invest in the Fund. See “Summary of Offering Terms—Risk Factors” and “Risks.”

●	Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Although the Fund will provide liquidity through quarterly repurchase offers, Shares will not be redeemable at an investor’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate its Shares.
●	An investment in the Fund is considered to be of limited liquidity and may not be suitable for investors who may need the money they invested in a specified timeframe.
●	If a shareholder is able to sell its Shares outside the quarterly repurchase process, the shareholder likely will receive less than the then- current NAV per Share.
●	The amount of distributions that the Fund may pay, if any, is uncertain.
●	The Fund intends to utilize leverage by borrowing money through a credit facility or other arrangements to achieve its investment objective. The Fund intends to utilize leverage to the maximum extent permitted by law for investment and other general corporate purposes.
●	Investors may be charged a fee if they effect share transactions through an intermediary, broker or agent. Such brokers are authorized to designate other intermediaries to receive purchase and repurchase orders on the Fund’s behalf.
●	The Fund will be deemed to have received a purchase or repurchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Customer orders will be priced at the Fund’s NAV next computed after they are received by an authorized broker or the broker’s authorized designee.
●	Investing in Shares involves a high degree of risk. See “Risks” beginning on page 25 of this Prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A-1 Share	Per Class A-2 Share	Per Institutional Class Share
Price to Public	Current NAV	Current NAV	Current NAV
Sales Load(1)	3.50%	None	None
Proceeds to the Fund	Current NAV less applicable sales load	Current NAV	Current NAV

(1)   Investors purchasing Class A-1 Shares may be charged a sales load of up to 3.50% of the investor’s investment in the Fund. While neither the Fund nor the Fund’s distributor impose a sales load on Institutional Class or Class A-2 Shares, if an investor buys Class A-2 Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge shareholders transaction or other fees in such amount as they may determine. The Fund is offering on a continuous basis an unlimited number of common shares of beneficial interest. See “Plan of Distribution.”

You should read this Prospectus, which concisely sets forth information about the Fund, before deciding whether to invest in the Shares and retain it for future reference. A Statement of Additional Information, dated August 20, 2025, containing additional information about the Fund (the “SAI”), has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI, the table of contents of which is on page 88 of this Prospectus, as well as free copies of the Fund’s annual and semi-annual reports to shareholders, once available, and other information about the Fund by calling (212) 476-8800, or by writing to the Fund at 1290 Avenue of the Americas, New York, New York 10104. This Prospectus, the SAI, and the Fund’s annual and semi-annual reports to shareholders, once available, are also published on the following website: https://www.nb.com. You can get the same information for free from the SEC’s website, https://www.sec.gov which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.

The Fund’s Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

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SUMMARY OF OFFERING TERMS

The following is only a summary and does not contain all of the information that you should consider before investing in NB Asset-Based Credit Fund (the “Fund”). Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Prospectus, the Statement of Additional Information and the Fund’s Declaration and Agreement of Trust (the “Declaration of Trust”) and By-Laws.

The Fund	The Fund is a newly-organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company that continuously offers its shares (the “Shares”). The Fund is operated as an “interval fund” (as defined below).

Investment Adviser and Sub-Adviser	Neuberger Berman Investment Advisers LLC serves as the Fund’s investment adviser (“Investment Adviser”). The Investment Adviser has engaged NB Alternatives Advisers LLC as sub-adviser (“Sub-Adviser” and, together with the Investment Adviser, the “Adviser”) to assist with investment decisions.

The Investment Adviser and the Sub-Adviser are indirect wholly-owned subsidiaries of Neuberger Berman Group LLC (“Neuberger Berman”), and are each registered as an investment adviser under the Advisers Act.

Investment Objective

The Fund’s investment objective is to seek to provide a high level of current income. The Fund seeks to invest in an actively-managed portfolio focused on short-duration, asset-based credit assets (e.g., various forms of consumer and small business loans and receivables, trade and receivables finance, real estate and other asset-backed securities).

Investment Strategies

Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in asset-based credit investments (“Asset-Based Credit Investments”), which derive returns from interest incomes, recurring revenues, fees or other types of cash flows of underlying financial and physical assets. This will include the acquisition of loans from specialty finance originators and other marketplace lending platforms, which are discussed in greater detail below, and origination of newly issued credit assets, such as loans. Asset-Based Credit Investments include, among other investments:

●	Consumer and Small Business-Related Assets: acquisition of and direct origination of secured and unsecured loans or receivables backed by consumers and small businesses, including the acquisition of distressed or nonperforming loans; various forms of non-mortgage household debt such as: automobile loans, credit card receivables, student loans, personal installment loans, point of sale loans and small business loans;

●	Corporate Asset-Based Credit: acquisition and direct origination of asset-based corporate credit secured by real
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estate, equipment, loans, receivables, inventory, intellectual property rights and recurring subscriptions, among other assets;

●	Royalty / Receivable Backed Credit: acquisition and direct origination of loans secured by rights to future cash flows, including, but not limited to, cash flows from film, music, television, litigation-related financing, patents or various other intellectual property;

●	Physical Assets: acquisition and direct origination of loans and leases backed by equipment, real estate, commodities, aircraft and aviation assets, shipping vessels and other transportation assets, infrastructure or other tangible assets; and

●	Liquid Securitized Credit: securities backed by residential real estate (“RMBS”), commercial real estate (“CMBS”), collateralized mortgage obligations (“CMOs”), collateralized loan obligations (“CLOs”) and asset-backed securities (“ABS”).

The Fund will focus on the acquisition and financing of Asset-Based Credit Investments within the consumer finance, consumer lending, small business finance, trade finance, receivables finance and other related segments, to build a portfolio of short duration income producing assets. Investments are targeted to have a weighted average duration of approximately 1.5 years. The Adviser will seek to leverage its extensive industry relationships and due diligence capabilities to enter into loan purchase and service agreements with what it believes to be high-quality lending platforms, commonly known as specialty finance originators, and other marketplace lending platforms. These lending platforms typically are often referred to as financial technology or “fintech” companies that offer digital or web based financial services, such as lending. The Fund seeks to invest with lending platforms that have strong underwriting and servicing capabilities and can originate or source pools of loans that can meet certain criteria set by the Adviser (such as return profile, default probabilities, credit quality, geographic regions, maturities and durations, prepayment probabilities, borrower and loan types, and scalability). The lending platforms source borrowers, which include a wide range of individuals and businesses, through various marketing channels and partnerships. Many of these lending platforms leverage technology in a number of ways to streamline the loan approval and underwriting process, such as using an online application process, utilizing third-party data sources and technology to connect a borrower’s bank and credit agencies to integrate borrower information, and developing their data analytic capabilities in order to more efficiently underwrite borrowers and analyze loan performance. The Fund may invest in instruments purchased from lending platforms without limitation.
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The Fund also may originate loans or acquire loans by participating in the initial issuance of the loan as part of a syndicate of banks and financial institutions or receive its interest in a loan directly from the borrower. An originated loan is a loan where the Fund lends directly to the borrower and holds the loan generally on its own or only with other accounts managed by the Adviser. Loan originations are typically sourced through direct dialogue with borrowers or other counterparties, as opposed to through intermediaries such as banks or brokers. This is distinct from a syndicated loan, which is generally originated by a bank and then syndicated, or sold, in several pieces to other investors, where influence on the economics and structure can be limited. Originated loans are generally held until maturity or until they are refinanced by the borrower and an active secondary market for such loans is not expected to develop. Syndicated loans often have liquid markets and can be traded by investors. The Fund is not limited in the amount or number of originations it may enter into. The loans originated by the Fund will include both loans to special purposes entities and corporate borrowers and the primary collateral typically includes consumer and small businesses loans and receivables secured by real estate, equipment, receivables, inventory, intellectual property rights and recurring subscriptions, among other assets. The loans to corporate borrowers typically are first lien senior secured loans or junior secured loans with maturities ranging from two years to five years and the loans to special purposes entities typically are senior secured loans or mezzanine loans with maturities ranging from two to three years followed by amortization periods ranging from one year to two years. A lender in a senior secured loan will have a priority secured claim on all or a subset of all tangible and intangible assets of the borrower, including the proceeds of all or a subset of sales of assets, should the borrower default on its obligations under such senior secured loan. Mezzanine loans are high yield, subordinated debt securities that may be issued together with an equity security (e.g., with attached warrants). The Fund may invest in newly originated loans without limitation.

The Fund expects to invest in a wide spectrum of credit instruments that will include the following:

●	loans, including whole loans, term loans, (i.e., loans that are generally fully funded at the time of the Fund’s investment and repaid on a specified schedule), delayed draw term loans, revolving loans, senior secured loans, junior secured loans, mezzanine loans, distressed loans and unsecured loans. When the Fund invests in whole loans, it will typically purchase all rights, title and interest in the loans pursuant to a loan purchase agreement directly from the lender or its affiliate;

●	securities issued by special purpose entities and securitization vehicles (“SPVs”), which may include SPVs sponsored by the Fund or third-party lenders/originators.
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These SPVs would issue securities the payments on which are funded by payments received on such entities’ underlying investments (e.g., whole loans). Such securities may be issued in different tranches of debt and residual equity interests with different rights and preferences. The managers of such SPVs maybe entitled to receive management fees, carried interest, or other forms of compensation from investors in such SPVs. Such SPVs may be levered. The Fund will also seek to sell certain of the loans it acquires by pooling them and selling them to such SPVs, whether sponsored by the lending platforms or by third parties when the Fund determines it is favorable to do so. Some securitizations may result in SPVs that are both recourse and non-recourse to the Fund. The Fund may also seek to securitize interests in its investments (e.g., whole loans) through the creation of SPVs that would be wholly-owned subsidiaries of the Fund. In connection with other factors which the Fund will continually review, the Fund’s investment in, origination of and/or securitization of loans may also be limited by the requirements the Fund intends to observe under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), in order to qualify as a regulated investment company (a “RIC”)

●	ABS, which are typically publicly traded and rated securities but may include below investment grade and unrated tranches. The Fund may hold any tranche of such ABS. ABS are primarily exposed to the performance and credit risk of the underlying collateral, such as consumer receivables and commercial loans;

●	notes or other securities representing the right to receive principal and interest payments due on fractions of whole loans or pools of whole loans;

●	participation interests in loans. When the Fund invests in participation interests, the Fund will typically purchase a fractional or full economic interest in the underlying loan and the lender retains the legal title to such loans with the Fund having a contractual relationship only with the lender and not with the borrower. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of such payments from the borrower;

●	assignments of loans from lenders where the Fund as the purchaser of an assignment will typically succeed to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender; and

●	equity or debt securities (publicly or privately offered), including common stock, preferred stock, rights and warrants and convertible securities that may be converted
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in whole or in part into common stock or other equity securities, of specialty finance originators and companies that own and operate lending platforms and financial technology companies. When investing in equity securities, the Fund may invest in entities of any market capitalization.

The Fund typically expects to invest in loans that are of prime and near-prime quality at the time of investment, but reserves the ability from time to time, to invest in loans that are of subprime quality at the time of investment. “Subprime” does not have a specific legal or market definition but is understood in the credit marketplace to signify that a loan has a material likelihood that it will not be repaid. The Adviser will make the determination that loans purchased by the Fund are not of subprime quality based on the Adviser’s due diligence of the credit underwriting policies of the originating or sourcing platform, which look to a number of borrower-specific factors to determine a borrower’s ability to repay a particular loan, including employment status, income, assets, education and credit bureau data where available. Credit bureau data is only one factor, among other factors, considered in determining the credit quality of a borrower and a loan. When originating loans, the underwriting process is focused on the borrower’s valuation, asset coverage, capital structure and leverage, the management team and/or private equity sponsor if applicable, valuation, quality of revenue and other financial measures.

The Fund may invest in Asset-Based Credit Investments directly or through wholly owned subsidiaries of the Fund (“Subsidiaries”). Certain investments may be held by these Subsidiaries to help effectuate the investment program of the Fund and while such Subsidiaries will not be registered under the 1940 Act, the Fund will wholly own and control any Subsidiaries. The Fund will comply with the provisions of (i) Section 8 of the 1940 Act governing investment policies on an aggregate basis, and (ii) Section 18 of the 1940 Act governing capital structure and leverage on an aggregate basis with respect each Subsidiary. Subsidiaries will also comply with the provisions of Section 17 of the 1940 Act related to affiliated transactions and custody. The Fund does not currently intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned by the Fund.

The Fund may invest in securities of any credit quality, maturity and duration, including securities that are at the time of investment rated below investment grade, including high-yield securities (commonly referred to as “junk bonds”) or unrated securities judged by the Adviser to be of comparable quality. The Fund may invest in companies whose financial condition is stressed or in distress. In addition to securities of domestic issuers, the Fund may invest in securities of foreign issuers, including issuers in emerging markets.
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The Fund intends to employ hedging techniques and engage in derivative transactions (such as forward contracts and options thereon, forward foreign currency exchange contracts and other currency hedging strategies and interest rate swaps) to seek to reduce the risks of adverse movements in interest rates, securities prices, currency exchange and other factors.

The Fund intends to utilize leverage in connection with its investment activities. Specifically, the Fund may borrow money through a credit facility or other arrangements to achieve its investment objective. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (for leverage obtained through debt) or 200% or more (for leverage obtained through preferred stock). For example, if the Fund has $100 in Net Assets (as defined below), it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund does not presently intend to obtain leverage through preferred stock. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The Fund intends to obtain leverage through reverse repurchase agreements and through derivative instruments that afford the Fund economic leverage or other investments that may have embedded leverage. Leverage is speculative and involves certain risks. In general, the use of leverage by the Fund may increase the volatility of the Fund.

The Fund may hold an amount of liquid assets, including cash or cash equivalents, and liquid fixed-income securities consistent with prudent liquidity management. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may hold a substantially higher amount of liquid investments, including cash and cash equivalents.

There can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.

The Board	The Fund’s Board of Trustees (the “Board”), which is comprised of solely Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund (“Independent Trustees”), has overall responsibility for the management and supervision of the operations of the Fund.

Distributor	Neuberger Berman BD LLC, an affiliate of the Adviser, acts as distributor for the Fund’s Shares (the “Distributor”) and serves in that capacity on a reasonable best efforts basis, subject to various conditions.
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The Distributor retains additional selling agents or other financial intermediaries to place Shares in the Fund. Such selling agents or other financial intermediaries may impose terms and conditions on Fund shareholder (“Shareholder”) accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus.

The Adviser, Distributor and/or their affiliates, in their discretion and from their own resources, may pay additional compensation out of their own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of the Shares. The additional compensation may differ among brokers or dealers in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

The Investment Adviser or its affiliate may contribute cash to the Fund in order to cause Shares (such Shares, “Additional Shares”) to be issued by the Fund to investors (the “Additional Share Program”). Such payments will be made from the assets of the Investment Adviser (and not the Fund). See “Plan of Distribution” for more information, including with respect to the anticipated duration and other terms of the Additional Share Program.

Share Classes	The Fund offers three separate classes of Shares designated as Institutional Class, Class A-1, and Class A-2.

Each class of Shares has differing characteristics, particularly in terms of the sales charges that Shareholders in that class may bear, and the distribution and service fees that each class may be charged. The Fund may offer additional classes of Shares in the future.

Minimum Investment	The minimum initial investment in the Fund by any investor in Institutional Class, Class A-1 and Class A-2 Shares is $2,500, and the minimum additional investment in each class of Shares is $2,500. The Fund, in its sole discretion, may accept investments below these minimums.

Purchasing Shares	The Shares will be offered on a continuous basis at an offering price equal to the Fund’s then-current net asset value (“NAV”) per Share, plus any applicable sales load. Shares generally are offered for purchase on any day the New York Stock Exchange (“NYSE”) is open for business (each, a “Business Day”), except that Shares may be offered more or less frequently as determined by the Board in its sole discretion.

Please see “Purchasing Shares” on page 62 for purchase instructions and additional information.

Unlisted Closed-End Fund Structure; Limited Liquidity

The Fund is organized as a continuously offered, non-diversified closed-end management investment company that is operated as an interval fund. Closed-end funds differ from open-end funds (commonly known as mutual funds) in that investors in closed-end funds do not have the right to redeem their shares on a daily basis. Unlike some closed-end funds which list their shares on a securities exchange, the Fund does not currently intend to list the

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Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares. Therefore, an investment in the Fund, unlike an investment in a listed closed-end fund, is not a liquid investment. No Shareholder has the right to require the Fund to redeem Shares. To provide some liquidity to Shareholders, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a limited amount of the Fund’s outstanding Shares. See “Periodic Repurchase Offers.”

An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.

Periodic Repurchase Offers	The Fund is an “interval fund,” a type of fund that, in order to provide liquidity to Shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements. The Fund intends to provide written notice of quarterly repurchase offers in the months of January, April, July and October. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) is sent to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”); however, the Fund will seek to provide such written notification earlier but no more than 42 calendar days before the Repurchase Request Deadline. Shareholders may withdraw or modify their requests to tender their Shares for repurchase at any time prior to the Repurchase Request Deadline as described in the relevant Repurchase Offer Notice. The NAV at which a repurchase is effected will be calculated no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. The Fund expects to conduct its first repurchase offer in the first full quarter of Fund operation

If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “Risks—Repurchase Offers Risk”
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A 2.00% early repurchase fee (an “Early Repurchase Fee”) payable to the Fund will be charged with respect to any repurchase of a Shareholder’s Shares at any time prior to the one-year anniversary of the Shareholder’s acquisition of Institutional Class, Class A-1 or Class A-2 Shares, as applicable, on a “first in-first out” basis. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

Distributions	The Fund intends to make quarterly distributions of net investment income, after payment of interest on outstanding borrowings, if any. Distributions to Shareholders cannot be assured, and the amount of each quarterly distribution is likely to vary. It is possible, although not intended, that distributions could exceed net investment income and net short-term and long-term capital gain, resulting in a return of capital.

Because the Fund intends to qualify annually as a RIC under Code, the Fund intends to distribute at least 90% of its annual net taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. Each year, a statement on Internal Revenue Service (“IRS”) Form 1099-DIV identifying the amount and character of the Fund’s distributions will be mailed to Shareholders. See “Taxes, RIC Status” below and “Material U.S. Federal Income Tax Considerations.”

Fees and Expenses	On an ongoing basis, the Fund bears its own operating expenses (including, without limitation, its offering expenses). A more detailed discussion of the Fund’s expenses can be found below under “Management Fee” “Incentive Fee,” “Administration Fee,” “Distribution and Servicing Fee” and “Expense Limitation Agreement.”

Management Fee	In consideration of the investment advisory and management services provided by the Investment Adviser pursuant to the investment advisory agreement, the Fund pays the Investment Adviser a monthly management fee (the “Management Fee”) at an annual rate of 1.00% of the average daily Net Assets.

The Management Fee is calculated and payable monthly in arrears. The Fund may invest in mutual funds, closed-end funds and ETFs advised by the Investment Adviser or its affiliates. To the extent the Fund invests any assets in an affiliated investment company, the Investment Adviser undertakes to waive a portion of the Management Fee equal to the advisory fee it receives from such affiliated investment company on those assets.

The Management Fee is paid to the Investment Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. The Sub-Adviser’s fees are paid by the Investment Adviser out of the Management Fee it receives from the Fund.

Incentive Fee

In addition to the Management Fee, the Fund pays the Investment Adviser an income-based incentive fee (the “Incentive Fee”) pursuant to the investment advisory agreement. The Incentive Fee is based on income, whereby the Fund will pay the Adviser quarterly in arrears 10% of its Pre-Incentive Fee Net Investment Income (as defined below)for each calendar quarter, subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.25% per quarter (or an annualized hurdle rate of 5%), subject to a “catch-up” feature.

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For this purpose, “Pre-Incentive Fee Net Investment Income” means, interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund (or its wholly-owned Subsidiaries)) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Management Fee, expenses payable under the administration agreement with the Administrator (as defined below), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution or shareholder servicing fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The “catch-up” provision is intended to provide the Adviser with an incentive fee of 10% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.3889% of Net Assets in any calendar quarter.

Thus, each calendar quarter the Fund will compare its Pre-Incentive Fee Net Investment Income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, to a hurdle rate of 1.25%. If the Fund’s Pre-Incentive Fee Net Investment Income is less than the hurdle rate, then the Adviser will not be paid the Incentive Fee in respect of that quarter. If the Fund’s Pre-Incentive Fee Net Investment Income is between 1.25% and 1.3889% (the “Catch-up Range”), then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to 100% of the Fund’s Pre-Incentive Fee Net Investment Income within the Catch-up Range (the “Catch-up Amount”). If the Fund’s Pre-Incentive Fee Net Investment Income exceeds 1.3889%, then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to the Catch-up Amount plus 10% of net investment income above 1.3889%.

The impact of payments and recoupments made in connection with the Expense Limitation Agreement into which the Fund has entered will be excluded from Pre-Incentive Fee Net Investment Income.

Expense Limitation Agreement	The Investment Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Investment Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure certain annual operating expenses,
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exclusive of certain “Excluded Expenses” listed below, do not exceed 0.75% of the average daily Net Assets of Institutional Class Shares, Class A-1 Shares, and Class A-2 Shares (the “Expense Limitation”). “Excluded Expenses” include: (i) the Management Fee; (ii) the Incentive Fee; (iii) any Distribution and Servicing Fee; (iv) all fees and expenses of special purpose entities and securitization vehicles in which the Fund or a subsidiary invests (including management fees, performance-based incentive fees, and administrative service fees); (v) fees payable to third parties in connection with the sourcing or identification of portfolio investments; (vi) acquired fund fees and expenses of the Fund or a subsidiary; (vii) interest payments incurred by the Fund or a subsidiary; (viii) fees and expenses incurred in connection with any credit facilities obtained by the Fund or a subsidiary; (ix) taxes of the Fund or a subsidiary; (x) transactional costs associated with consummated and unconsummated transactions, including legal costs, sourcing fees, servicing fees and brokerage commissions, associated with the acquisition, disposition and maintenance of investments; (xi) fees payable to data management and financial operations platforms used in connection with the Fund’s investments; (xii) valuation service providers; and (xiii) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence).

In addition, under the Expense Limitation Agreement, the Adviser has agreed that the aggregate organizational and initial offering expenses of the Fund shall be borne by the Adviser until, and only if, the Fund has reached the following thresholds in net assets: $200 million, $300 million, and $400 million; at each threshold, 1/3 of the total amount of the aggregate organizational and initial offering expenses of the Fund shall become an expense obligation of the Fund and the Fund agrees to repay the Adviser such amount. If the Fund does not reach such thresholds in net assets, the organizational and initial offering expenses borne by the Adviser are not subject to repayment from the Fund (the “O&O Limitation”).

With respect to each class of Shares, the Fund has agreed to repay the Investment Adviser any fees waived or any expenses the Investment Adviser reimburses pursuant to the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the annual operating expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Investment Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Investment Adviser incurred the expense. For the avoidance of doubt, this provision applies to both the Expense Limitation and the O&O Limitation.
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The Expense Limitation Agreement has an initial term ending one year from the date of commencement of operations of the Fund, and the Investment Adviser may extend the term for a period of one year on an annual basis. The Investment Adviser may not terminate the O&O Limitation without prior approval of the Board and, before the date that is one year from the commencement of operations, the Investment Adviser may not terminate the Expense Limitation without prior approval of the Board.

Administration Fee	The Fund has retained U.S. Bancorp Fund Services, LLC (the“Administrator”) to provide it with certain administration and accounting services. In consideration for these services, the Fund pays the Administrator tiered fees based upon the average net assets of the Fund as well as certain other fixed, per-account or transactional fees (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses. See “Administration and Accounting Services.”

Distribution and Servicing Fee	Class A-1 and Class A-2 Shares are subject to an ongoing distribution and shareholder servicing fee (the “Distribution and Servicing Fee”) to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own Class A-1 or Class A-2 Shares of the Fund, respectively. Under the terms of the SEC exemptive relief that the Fund will rely on to offer multiple classes of Shares, the Fund is subject to Rule 12b-1 under the 1940 Act. Accordingly, the Fund has adopted a distribution and servicing plan for each of its Class A-1 Shares and Class A-2 Shares (each, a “Distribution and Servicing Plan”) and pays the Distribution and Servicing Fee with respect to its Class A-1 and Class A-2 Shares. Each Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act.

Class A-1 Shares and Class A-2 Shares each pay a Distribution and Servicing Fee at an annual rate of 0.75% based on the aggregate net assets of the Fund attributable to such class to the Distributor. For purposes of determining the Distribution and Servicing Fee, net asset value will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable.

Institutional Class Shares are not subject to a Distribution and Servicing Fee.

Dividend Reinvestment Plan	The Fund has adopted an “opt out” dividend reinvestment plan(the “DRIP”). Shareholders that wish to participate in the DRIP will not be required to take any action. A participating Shareholder’s distribution amount will purchase Shares at the NAV of the Fund. Shareholders that wish to receive their
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distributions in cash may do so by making a written election to not participate in the DRIP by contacting the plan administrator, SS&C GIDS, Inc. who serves as the Fund’s transfer agent.

Risk Factors	Investing in the Fund involves risks, including the risk that a Shareholder may receive little or no return on its investment or that a Shareholder may lose part or all of its investment. Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment.

Below is a summary of some of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund, see “Risks.”

●	The Fund is a recently organized, closed-end investment company with no operating history.

●	Unlike some closed-end funds, the Fund’s Shares will not be listed on any securities exchange.

●	Although the Fund will implement a quarterly share repurchase program, there is no guarantee that a Shareholder will be able to sell all of the Shares that the Shareholder desires to sell. The Fund should therefore be considered to offer limited liquidity.

●	The Fund is subject to significant credit risk (i.e., the risk that an issuer or borrower will default in the payment of principal and/or interest on an instrument) in light of its investment strategy. Financial strength and solvency of an issuer or borrower are the primary factors influencing credit risk. In addition, degree of subordination, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk.

●	Certain investments may be exposed to the credit risk of the counterparties with whom the Fund deals.

●	Interest rate risk refers to the risks associated with market changes in interest rates. In general, rising interest rates will negatively impact the price of fixed rate debt instruments and falling interest rates will have a positive effect on the price of such debt instruments. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

●	The value of an individual security or particular type of security can be more volatile than, and can perform differently from, the market as a whole. Lower-quality debt securities (those of less than investment-grade quality, also referred to as “high yield” securities or “junk bonds”), involve greater risk of default on interest and principal payments or price changes due to changes in the credit
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quality of the issuer. The value of lower-quality debt securities can be more volatile due to increased sensitivity to adverse issuer, political, regulatory, market, or economic developments.

	●	Investments in consumer loans may be subject to particular risks related to nonperformance. Secured consumer loans may involve collateral that is too highly leveraged, or limited by rehabilitation needs or poor management. Non-performing consumer loans may also involve loan modifications that could reduce the loan’s principal or interest rate, among other options. Consumer bankruptcy may also render a consumer loan partially or fully uncollectable. Additionally, there may be a limited market for the sale of consumer loans, or the collateral of defaulted consumer loans. A limited secondary market could prevent the recovery of adequate value for these assets.

	●	The Fund may originate loans to, or purchase, assignments of or participations in loans made to, various issuers, including distressed loans. Such investments may include senior secured, junior secured and mezzanine loans and other secured and unsecured debt that has been recently originated or that trade on the secondary market. The value of the Fund’s investments in loans may be detrimentally affected to the extent a borrower defaults on its obligations, there is insufficient collateral and/or there are extensive legal and other costs incurred in collecting on a defaulted loan.

	●	ABS are primarily exposed to the performance and credit risk of the underlying collateral, which may include consumer receivables, commercial loans, investment grade credit, high- yield credit and leveraged loans. ABS can also be subject to interest rate, foreign exchange, liquidity and counterparty risk.

	●	The Fund may be materially adversely affected by market, economic and political conditions and natural and man-made disasters, including pandemics, wars and supply chain disruptions, globally and in the jurisdictions and sectors in which the Fund invests.

	●	To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

Taxes; RIC Status	The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is currently distributed as dividends for U.S. federal income tax purposes to
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Shareholders, as applicable. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders, as applicable.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “Material U.S. Federal Income Tax Considerations.”

Prospective investors are urged to consult their tax advisers with respect to the specific U.S. federal, state, local, U.S. and non- U.S. tax consequences, including applicable tax reporting requirements.

Reports to Shareholders	The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders will also receive periodic reports and commentary regarding the Fund’s operations and investments.

As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to Internal Revenue Service reporting.

Fiscal Year	For accounting purposes, the Fund’s fiscal year and tax year end is the 12-month period ending on December 31.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Fund’s Declaration of Trust.

Custodian and Transfer Agent	U.S. Bank National Association serves as the Fund’s custodian, and SS&C GIDS, Inc. serves as the Fund’s transfer agent.
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SUMMARY OF FEES AND EXPENSES

The fee table below is intended to assist Shareholders in understanding the various costs and expenses that the Fund expects to incur, and that Shareholders can expect to bear, by investing in the Fund. The fee table assumes that the Fund borrows for investment purposes an amount equal to 30% of the Fund’s average net assets in the following 12-month period.

Shareholder Transaction Expenses	Institutional Class	Class A-1	Class A-2
Maximum Upfront Sales Load (as a percentage of investment amount)(1)	None	3.50%	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%

	Institutional
Annual Expenses (as a percentage of the Fund’s net assets)	Class	Class A-1	Class A-2
Management Fee(3).	1.00%	1.00%	1.00%
Incentive Fee(4)	0.00%	0.00%	0.00%
Distribution and Servicing Fee(5)	None	0.75%	0.75%
Interest Payments on Borrowed Funds(6)	2.87%	2.87%	2.87%
Other Expenses
Loan Servicing Fees(7)	1.01%	1.01%	1.01%
All Other Expenses(8)	1.37%	1.37%	1.37%
Total Annual Expenses	6.25%	7.00%	7.00%
Fee Waiver and/or Expense Reimbursement(9)	(0.81)%	(0.81)%	(0.81)%
Total Annual Expenses (After Fee Waiver and/or Expense Reimbursement)	5.44%	6.19%	6.19%

1.	Class A-1 Shares may be subject to a sales load of up to 3.50% of the investment amount. The sales load payable by each Shareholder depends upon the amount invested by such Shareholder in Class A-1 Shares. The fee table assumes the maximum sales load is charged. While neither the Fund nor the Distributor impose an initial sales charge on Institutional Class or A-2 Shares, if a Shareholder buys Class A-2 Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge Shareholders transaction or other fees, including upfront placement fee, in such amount as they may determine.

2.	A 2.00% Early Repurchase Fee payable to the Fund will be charged with respect to any repurchase of a Shareholder’s Shares at any time prior to the one-year anniversary of the Shareholder’s acquisition of Institutional Class, Class A-1 or Class A-2 Shares, as applicable, on a “first in-first out” basis. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

3.	The Fund pays the Investment Adviser a monthly Management Fee at an annual rate of 1.00% of the average daily Net Assets. To the extent the Fund invests any assets in an affiliated investment company, the Investment Adviser undertakes to waive a portion of the Management Fee equal to the advisory fee it receives from such affiliated investment company on those assets. The Investment Adviser has contractually agreed to reduce its Advisory Fee to an annual rate of 0.50% for one year from the date of commencement of operations of the Fund (the “Fee Waiver”). This contractual fee reduction is reflected under “Fee Waiver and/or Expense Reimbursement” below. Unless otherwise extended by agreement between the Fund and the Investment Adviser, the Advisory Fee payable by the Fund after the expiration of the Fee Waiver will be at the annual rate of 1.00%.

4.	The Fund may have investment income that could result in the payment of an Incentive Fee in the first year of investment operations. The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s Pre-Incentive Fee Net Investment Income for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets, equal to 1.25% per quarter, or an annualized hurdle rate of 5%, subject to a “catch-up” feature. See “Investment Advisory Agreement” for a full explanation of how the Incentive Fee is calculated. As the Fund cannot predict whether it will meet the necessary incentive fee hurdle, the fee table assumes no incentive fee. The actual amount of the Incentive Fee, if any, will vary over time.

5.	Class A-1 and Class A-2 Shares each pay a Distribution and Servicing Fee at an annual rate of 0.75% based on the aggregate Net Assets of the Fund attributable to such class to the Fund’s Distributor. For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Institutional Class Shares are not subject to a Distribution and Servicing Fee.

6.	The Fund may borrow money through a credit facility or other arrangements to achieve its investment objective, including before the Fund has fully invested the proceeds of this continuous offering. To the extent that the Fund borrows funds to make investments, the costs associated with such borrowing will be indirectly borne by Shareholders. The figure in the fee table is estimated and assumes the Fund borrows for investment purposes an amount equal to 30% of the average net assets in the following 12-month period, and that the average annual cost of borrowings on the amount borrowed is 6.60%. The Fund’s ability to incur leverage will depend, in large part, on the amount the Fund is able to raise through the sale of Shares registered in this offering.
7.	“Loan Servicing Fees” are based on estimated amounts to be paid to third-party loan servicers for the current fiscal year.

8.	“All Other Expenses” are based on estimated amounts for the current fiscal year and include, among other things, professional fees and other expenses that the Fund bears, including initial and ongoing offering costs and fees and expenses of the Fund’s Administrator, transfer agent and custodian.

9.	Pursuant to the Expense Limitation Agreement with the Fund, the Investment Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure certain annual operating expenses, exclusive of certain “Excluded Expenses” do not exceed 0.75% of the average daily Net Assets of Institutional Class Shares, Class A-1 Shares, and Class A-2 Shares. “Excluded Expenses” include: (i) the Management Fee; (ii) the Incentive Fee; (iii) any Distribution and Servicing Fee; (iv) all fees and expenses of special purpose entities and securitization vehicles in which the Fund or a subsidiary invests (including management fees, performance-based incentive fees, and administrative service fees); (v) fees payable to third parties in connection with the sourcing or identification of portfolio investments; (vi) acquired fund fees and expenses of the Fund or a subsidiary; (vii) interest payments incurred by the Fund or a subsidiary; (viii) fees and expenses incurred in connection with any credit facilities obtained by the Fund or a subsidiary; (ix) taxes of the Fund or a subsidiary; (x) transactional costs associated with consummated and unconsummated transactions, including legal costs, sourcing fees, servicing fees and brokerage commissions, associated with the acquisition, disposition and maintenance of investments; (xi) fees payable to data management and financial operations platforms used in connection with the Fund’s investments; (xii) valuation service providers; and (xiii) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence).
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In addition, under the Expense Limitation Agreement, the Adviser has agreed that the aggregate organizational and initial offering expenses of the Fund shall be borne by the Adviser until, and only if, the Fund has reached the following thresholds in net assets: $200 million, $300 million, and $400 million; at each threshold, 1/3 of the total amount of the aggregate organizational and initial offering expenses of the Fund shall become an expense obligation of the Fund and the Fund agrees to repay the Adviser such amount. If the Fund does not reach such thresholds in net assets, the organizational and initial offering expenses borne by the Adviser are not subject to repayment from the Fund.

With respect to each class of Shares, the Fund has agreed to repay the Investment Adviser any fees waived or any expenses the Investment Adviser reimburses pursuant to the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the annual operating expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Investment Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Investment Adviser incurred the expense. For the avoidance of doubt, this provision applies to both the Expense Limitation and the O&O Limitation.

The Expense Limitation Agreement has an initial term ending one year from the date of commencement of operations of the Fund, and the Investment Adviser may extend the term for a period of one year on an annual basis. The Investment Adviser may not terminate the O&O Limitation without prior approval of the Board and, before the date that is one year from the commencement of operations, the Investment Adviser may not terminate the Expense Limitation without prior approval of the Board.

The purpose of the fee table above and the example below is to assist prospective investors in understanding the various costs and expenses Shareholders will bear.

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under Annual Expenses remain the same (except that the example incorporates the Fee Waiver and expense reimbursement arrangements from the Expense Limitation Agreement for only the one-year example and the first year of the three-, five- and ten-year examples). The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC and applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund.

Example
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Class A-1 investment, assuming a 5% annual return:	$94	$225	$351	$644
You would pay the following expenses on a $1,000 Class A-2 investment, assuming a 5% annual return:	$62	$197	$327	$631
You would pay the following expenses on a $1,000 Institutional Class investment, assuming a 5% annual return:	$54	$177	$297	$584

The Example above is based on the annual fees and expenses set forth on the table above. It should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown, and the Fund’s actual rate of return may be greater or less than the hypothetical 5.0% return assumed in the example. A greater rate of return than that used in the Example would increase the dollar amount of the asset-based fees paid by the Fund. In addition to the fees and expenses described above, Shareholders may also be required to pay transaction or other fees charged by selling agents or financial intermediaries on purchases of Class A-2 Shares of the Fund, which are not reflected in the example.

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THE FUND

The Fund is a newly-organized Delaware statutory trust formed on September 5, 2024 and is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Fund is structured as an “interval fund” and continuously offers its Shares.

The Fund’s Board of Trustees, which is comprised of a majority of Independent Trustees, has overall responsibility for the management and supervision of operations of the Fund. The Board, to the extent permitted by applicable law, may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board or the Adviser.

THE ADVISER

Neuberger Berman Investment Advisers LLC serves as the Fund’s Investment Adviser. The Investment Adviser has engaged NB Alternatives Advisers LLC as Sub-Adviser to assist with investment decisions.

The Investment Adviser and the Sub-Adviser are indirect wholly-owned subsidiaries of Neuberger Berman Group LLC (“Neuberger Berman”), and are each registered as an investment adviser under the Advisers Act. Neuberger Berman’s voting equity is owned by NBSH Acquisition, LLC (“NBSH”). NBSH is owned by portfolio managers, members of the Neuberger Berman’s management team and certain of Neuberger Berman’s key employees and senior professionals.

USE OF PROCEEDS

The proceeds from the sale of Shares of the Fund, not including the amount of any sales loads and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies consistent with market conditions and the availability of suitable investments. Based on current market conditions, the Fund anticipates that it may take six months or less for the Fund to fully invest its available capital, depending on the availability of investment opportunities that are consistent with the Fund’s investment objective and strategies, the time needed to identify, negotiate and execute investments that the Fund selects and due to the fact that it will be difficult to commit to investments prior to the receipt of such capital. However, if market conditions change, it may take longer for the Fund to fully invest its available capital.

Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion in short-term, high quality debt securities, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund’s assets are not able to be substantially invested in accordance with its investment strategies.

INVESTMENT OBJECTIVE AND STRATEGY

The Fund’s investment objective is to seek to provide a high level of current income through an actively managed portfolio of asset-based credit investments. The Fund seeks to create a portfolio focused on short duration (i.e., with a weighted average duration of approximately 1.5 years), asset-based credit assets (e.g., various forms of consumer and small business loans and receivables, trade and receivables finance, real estate, and other asset-backed securities).

Under normal circumstances, the Fund will invest at least 80% of its Net Assets (plus any borrowings for investment purposes) in Asset-Based Credit Investments, which derive returns from interest incomes, recurring revenues, fees or other types of cash flows of underlying financial and physical assets. This will include the acquisition of loans from specialty finance originators and other marketplace lending platforms (discussed in greater detail below), and origination of newly issued credit assets, such as loans. Asset-Based Credit Investments include, among other investments:

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•	Consumer and Small Business-Related Assets: acquisition-of and direct origination of loans or receivables backed by consumers and small businesses, including the acquisition of distressed or nonperforming loans; various forms of non-mortgage household debt such as: automobile loans, credit card receivables, student loans, personal installment loans, point of sale loans and small business loans;
•	Corporate Asset-Based Credit: acquisition and direct origination of asset-based corporate credit secured by real estate, equipment, loans, receivables, inventory, intellectual property rights, and recurring subscriptions, among other assets;
•	Royalty / Receivable Backed Credit: acquisition and direct origination of loans secured by rights to future cash flows, including but not limited to, cash flows from film, music, television, litigation-related financing, patents, or various other intellectual property;
•	Physical Assets: acquisition and direct origination of loans and leases backed by equipment, real estate, commodities, aircraft and aviation assets, shipping vessels and other transportation assets, infrastructure, or other tangible assets; and
•	Liquid Securitized Credit: securities backed by residential real estate or RMBS, commercial real estate or CMBS, collateralized mortgage obligations or CMOs, collateralized loan obligations or CLOs and asset-backed securities or ABS.

The Fund will focus on the acquisition and financing of Asset-Based Credit Investments within the consumer finance, consumer lending, small business finance, trade finance, receivables finance and other related segments, to build a portfolio of short duration income producing assets. The portfolio is targeted to have a weighted average duration of approximately 1.5 years. The Adviser will seek to leverage its extensive industry relationships and due diligence capabilities to enter into loan purchase and service agreements with what it believes to be high-quality lending platforms, commonly known as specialty finance originators, and other marketplace lending platforms. These lending platforms typically are often referred to as financial technology or “fintech” companies that offer digital or web based financial services, such as lending. The Fund seeks to invest with lending platforms that have strong underwriting and servicing capabilities and can originate or source pools of loans that can meet certain criteria set by the Adviser (such as return profile, default probabilities, credit quality, geographic regions, maturities and durations, prepayment probabilities, borrower and loan types, and scalability).

The lending platforms source borrowers, which include a wide range of individuals and businesses, through various marketing channels and partnerships. Many of these lending platforms leverage technology in a number of ways to streamline the loan approval and underwriting process, such as using an online application process, utilizing third-party data sources and technology to connect a borrower’s bank and credit agencies to integrate borrower information, and developing their data analytic capabilities in order to more efficiently underwrite borrowers and analyze loan performance. The Fund may invest in instruments purchased from lending platforms without limitation.

The Fund also may originate loans or acquire loans by participating in the initial issuance of the loan as part of a syndicate of banks and financial institutions or receive its interest in a loan directly from the borrower. An originated loan is a loan where the Fund lends directly to the borrower and holds the loan generally on its own or only with other accounts managed by the Adviser. Loan originations are typically sourced through direct dialogue with borrowers or other counterparties, as opposed to through intermediaries such as banks or brokers. This is distinct from a syndicated loan, which is generally originated by a bank and then syndicated, or sold, in several pieces to other investors, where influence on the economics and structure can be limited. Originated loans are generally held until maturity or until they are refinanced by the borrower and an active secondary market for such loans is not expected to develop. Syndicated loans often have liquid markets and can be traded by investors. The Fund is not limited in the amount or number of originations it may enter into. The loans originated by the Fund will include both loans to special purposes entities and corporate borrowers and the primary collateral typically includes loans and receivables secured by real estate, equipment, receivables, inventory, intellectual property rights and recurring subscriptions, among other assets. The loans to corporate borrowers typically are first lien senior secured loans or junior secured loans with maturities ranging from two years to five years and the loans to special purposes entities typically are senior secured loans or mezzanine loans with maturities ranging from two to three years followed by amortization periods ranging from one year to two years. A lender in a senior secured loan will have a priority secured claim on all or a subset of all tangible and intangible assets of the borrower, including the

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proceeds of all or a subset of all sales of assets, should the borrower default on its obligations under such senior secured loan. Mezzanine loans are high yield, subordinated debt securities that may be issued together with an equity security (e.g., with attached warrants). The Fund may invest in newly originated loans without limitation.

The Fund expects to invest in a wide spectrum of credit instruments that will include the following:

•	loans, including whole loans, term loans (i.e., loans that are generally fully funded at the time of the Fund’s investment and repaid on a specified schedule), delayed draw term loans, revolving loans, senior secured loans, junior secured loans, mezzanine loans, distressed loans and unsecured loans. When the Fund invests in whole loans, it will typically purchase all rights, title and interest in the loans pursuant to a loan purchase agreement directly from the lender or its affiliate;
•	securities issued by SPVs, which may include SPVs sponsored by the Fund or third-party lenders/originators. These SPVs would issue securities the payments on which are funded by payments received on such entities’ underlying investments (e.g., whole loans). Such securities may be issued in different tranches of debt and residual equity interests with different rights and preferences. The managers of such SPVs may be entitled to receive management fees, carried interest, or other forms of compensation from investors in such SPVs. Such SPVs may be levered. The Fund will also seek to sell certain of the loans it acquires by pooling them and selling them to such SPVs, whether sponsored by the lending platforms or by third parties when the Fund determines it is favorable to do so. Some securitizations may result in SPVs that are both recourse and non-recourse to the Fund. The Fund may also seek to securitize interests in its investments (e.g., whole loans) through the creation of SPVs that would be wholly-owned subsidiaries of the Fund. In connection with other factors which the Fund will continually review, the Fund’s investment in, origination of and/or securitization of loans may also be limited by the requirements the Fund intends to observe under Subchapter M of the Code, in order to qualify as a RIC;
•	ABS, which are typically publicly traded and rated securities but may include below investment grade and unrated tranches. The Fund may hold any tranche of such ABS. ABS are primarily exposed to the performance and credit risk of the underlying collateral, such as consumer receivables and commercial loans;
•	notes or other securities representing the right to receive principal and interest payments due on fractions of whole loans or pools of whole loans;
•	participation interests in loans. When the Fund invests in participation interests, the Fund will typically purchase a fractional or full economic interest in the underlying loan and the lender retains the legal title to such loans with the Fund having a contractual relationship only with the lender and not with the borrower. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of such payments from the borrower;
•	“assignments” of loans from lenders where the Fund as the purchaser of an assignment will typically succeed to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender; and
•	equity or debt securities (publicly or privately offered), including common stock, preferred stock, rights and warrants, and convertible securities that may be converted in whole or in part into common stock or other equity securities, of specialty finance originators and companies that own or operate lending platforms and financial technology companies. When investing in equity securities, the Fund may invest in entities of any market capitalization.

The Fund typically expects to invest in loans that are of prime and near-prime quality at the time of investment, but reserves the ability from time to time, to invest in loans that are of subprime quality at the time of investment. “Subprime” does not have a specific legal or market definition, but is understood in the credit marketplace to signify that a loan has a material likelihood that it will not be repaid. The Adviser will make the determination that loans purchased by the Fund are not of subprime quality based on the Adviser’s due diligence of the credit underwriting policies of the originating or sourcing platform, which look to a number of borrower-specific factors

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to determine a borrower’s ability to repay a particular loan, including employment status, income, assets, education and credit bureau data where available Credit bureau data is only one factor, among other factors, considered in determining the credit quality of a borrower and a loan. When originating loans, the underwriting process is focused on the borrower’s valuation, asset coverage, capital structure, leverage, the management team and/or venture capital or private equity sponsor if applicable, valuation, quality of revenue and other financial measures.

For loans purchased by the Fund, it is expected the Fund’s custodian will typically receive or be provided with access to an executed loan package. While executed packages may differ for certain investments, they are typically comprised of evidence in the form of a promissory note or similar document, an executed copy of the underlying loan agreement or security instrument and an executed copy of the loan assignment. Although the Fund’s custodian would have access to loan files, whether in electronic form or otherwise, it is expected that the enforcement of the loans will generally be handled by the loan servicer.

The Fund may invest in Asset-Based Credit Investments directly or through Subsidiaries. Certain investments may be held by these Subsidiaries to help effectuate the investment program of the Fund and while such Subsidiaries will not be registered under the 1940 Act, the Fund will wholly own and control any Subsidiaries. The Fund will comply with the provisions of (i) Section 8 of the 1940 Act governing investment policies on an aggregate basis, and (ii) Section 18 of the 1940 Act governing capital structure and leverage on an aggregate basis with respect each Subsidiary. Subsidiaries will also comply with the provisions of Section 17 of the 1940 Act related to affiliated transactions and custody. The Fund does not currently intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned by the Fund.

The Fund may invest in securities of any credit quality, maturity and duration, including securities that are at the time of investment rated below investment grade, including high-yield securities (commonly referred to as “junk bonds”) or unrated securities judged by the Adviser to be of comparable quality. The Fund may invest in companies whose financial condition is stressed or in distress. In addition to securities of domestic issuers, the Fund may invest in securities of foreign issuers, including issuers in emerging markets.

The Fund intends to employ hedging techniques and engage in derivative transactions (such as forward contracts and options thereon, forward foreign currency exchange contracts and other currency hedging strategies and interest rate swaps) to seek to reduce the risks of adverse movements in interest rates, securities prices, currency exchange and other factors.

The Fund intends to utilize leverage in connection with its investment activities. Specifically, the Fund may borrow money through a credit facility or other arrangements to achieve its investment objective. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (for leverage obtained through debt) or 200% or more (for leverage obtained through preferred stock). For example, if the Fund has $100 in Net Assets (as defined below), it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund does not presently intend to obtain leverage through preferred stock. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The Fund may obtain leverage through reverse repurchase agreements and through derivative instruments that afford the Fund economic leverage or other investments that may have embedded leverage. Leverage is speculative and involves certain risks. In general, the use of leverage by the Fund may increase the volatility of the Fund.

The Fund may also invest in U.S. Treasury securities, corporate bonds, and other investment grade and below investment grade fixed income securities, including investment grade short term debt obligations, money market instruments, repurchase agreements, and restricted securities.

The Fund may hold an amount of liquid assets, including cash or cash equivalents, consistent with prudent liquidity management. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may hold a substantially higher amount of liquid investments, including cash and cash equivalents.

There can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.

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NEUBERGER BERMAN PLATFORM

Neuberger Berman Overview

The Fund’s affiliation with Neuberger Berman affords it a distinct and sustainable competitive advantage with respect to deal sourcing, investment evaluation and execution. The Fund has access to the resources, relationships and expertise of one of the world’s leading private, employee-controlled asset management companies. Established in 1939, Neuberger Berman is a leader in a broad range of global investment solutions tailored to institutions and individuals through customized separately managed accounts, mutual funds and alternative investment products. The firm has over 2,800 employees in 26 countries worldwide and, as of June 30, 2025, managed $515 billion of assets.

NB Alternative Credit Differentiated Approach

The Sub-Adviser’s alternative credit platform (“NB Alternative Credit”) has a global presence and manages $88 billion of commitments across multiple alternative credit strategies, including the Specialty Finance Strategy (“NBSF”), as of March 31, 2025. NBSF has an experienced investment committee (the “NBSF Investment Committee”) of five senior investment professionals with a diverse set of backgrounds and underwriting experience in specialty finance sectors. The members of the NBSF Investment Committee are Peter Sterling, Zhengyuan Lu, David Kupperman, Jeff Majit and Anthony Tutrone, who serve as the Fund’s Portfolio Managers. In addition to serving as members of the NBSF Investment Committee, Peter Sterling and Zhengyuan Lu are primarily responsible for the day-to-day management, selection, purchases and realizations of the Fund’s loan portfolio. The NBSF Investment Committee is supported by an investment team of managing directors, senior vice presidents, vice presidents, associates, and analysts within the NB Alternative Credit platform who assist with the review, selection and realization of investments for the Fund. The NBSF investment team will seek to identify assets within the consumer finance, asset-based finance, receivables finance, consumer lending, and other related segments with a focus on short duration (i.e., with a weighted average duration of approximately 1.5 years), income producing assets. The NBSF investment team looks to partner with what it believes to be high-quality originators who have strong underwriting and servicing capabilities and intend to leverage the scale, operational capabilities and extensive industry relationships developed by Neuberger Berman’s global investment platform to secure differentiated deal flow and preferential terms with origination platforms. The Adviser believes that Neuberger Berman’s integrated platform provides the Fund with a competitive advantage in sourcing, executing, and monitoring investment opportunities.

Portfolio Construction

The Fund will focus on the acquisition and financing of Asset-Based Credit Investments within the consumer finance, consumer lending, small business finance, trade finance, receivables finance, and other related segments, to build a portfolio of short duration, income producing assets for Shareholders. The portfolio is targeted to have a weighted average duration of approximately 1.5 years.

The Fund seeks to construct a portfolio that has: (i) variation by asset class, industry sector, company size, geography and other factors; (ii) capital efficiency (i.e., the ability for an investment to gain exposure to a particular market while using fewer assets); (iii) and attractive contractual returns, including high cash interest coupons (i.e., a bond which pays a relatively large periodic interest payment). The Adviser, as part of its portfolio construction process, performs diligence on the borrowers it lends to as well as the specialty finance originators and lending platforms from which the Fund purchases Asset-Based Credit Investments in order to evaluate both the process by which each lender or origination platform extends or sources loans and provides related services and the characteristics of the overall portfolio of loans made available through that platform.

Established Investment Process

With respect to specialty finance originators and origination platforms, the NBSF investment team has a multi-step investment process which entails a three-step evaluation for investment approval. The first step involves a comprehensive analysis of the fundamental merits of the originator (access to funding, experience, borrower acquisition capabilities). The second step includes assessing the quantitative merits (underwriting capabilities and track record). The final step is the operational and regulatory analysis (servicing processes, regulatory compliance).

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In addition to the NBSF investment team’s own analysis and process, the investment team also utilizes Neuberger Berman’s Operational Due Diligence group, which vets all external managers for Neuberger Berman. The Operational Due Diligence group performs an independent evaluation of the originator’s operational and compliance infrastructure. The Operational Due Diligence group may veto an investment if standards are not up to their satisfaction. Upon completion of all steps of the evaluation process, the investment team presents to the NBSF Investment Committee for approval.

Each deal will typically include:

•	1 member of the deal sourcing team

•	1-2 member(s) of the data analytics team

•	Operational Due Diligence team

•	Investment Committee Approval

The following diagrams set forth the key elements of the investment process described above.

# Investment Approach – Originator Due Diligence

## First step is to conduct due diligence on origination platforms

### Internal Macro Research

- NB Asset Allocation Committee provides macro perspectives across asset classes, sectors and regions
- Example evaluation criteria include:
  - Economic health
  - Availability of consumer and small business credit
  - Employment stats
  - Wage inflation

### Due Diligence On Originator

**Originator Fundamentals:**

- Evaluate each originator's background, capital structure, cash burn, technological capabilities, access to borrowers, sourcing, differentiation

**Quantitative:**

- Assess originator's underwriting capabilities
- Compare originator's track record to competitors
- Understand performance of comparable loan segments (ABS markets, credit card delinquencies, auto loan performance, etc.)
- Run statistical analysis of all loans made by originator to understand risk and reward profile

**Operational:**

- Due diligence on originator's operations and reporting systems and flag any regulatory issues

**ESG[1] :**

- Due diligence on originator's level of ESG integration at firm and lending strategy levels based on industry best practices, deriving financially material ESG risk factor assessment output

### Approve or Decline Originator

- Investment committee decision
- Operational Due Diligence review
- Firm wide legal / compliance review

### Documentation

- Establish purchase and servicing agreements
- Negotiate economic terms

Approved lenders and origination platforms will provide the NBSF investment team with pools of loans and accompanying data (terms and ratings of each loan as well as individual borrower data that includes FICO scores, income, occupation and existing indebtedness, if any) for the NBSF investment team to evaluate potential investments. These loans will also be pre-screened by the originator to meet a defined set of credit criteria established by the NBSF investment team. The NBSF investment team will then use its data analytics capabilities to further analyze the loans by assessing default probability, prepayment probability, loss severity, duration expectation, and generally has the ability to reject a loan if it does not meet the Fund’s requirements. In addition to serving as members of the NBSF Investment Committee, Peter Sterling and Zhengyuan Lu are primarily responsible for the day-to-day management, selection, purchases and realizations of the Fund’s loan portfolio. The NBSF investment team will also monitor the loans of each lender and platforms on an ongoing basis. The following diagram details the loan diligence and loan monitoring process for approved specialty finance originators and origination platforms:

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# Investment Approach – Loan Due Diligence, Portfolio Allocation and Monitoring

Once origination platforms are approved, we then evaluate and select underlying pools of loans for investment

| | Approved Originator | NBSF |
|---|---|---|
| Loan Due Diligence & Portfolio Allocation | • NBSF reviews sub-asset class globally to decide regions with best risk-adjusted returns & best-in-class originators<br>• Approved originators send NBSF pools of loans for investment on a daily / weekly basis<br>• Originators provide terms and ratings of each loan as well individual borrower data including:<br>– FICO scores<br>– Annual income<br>– Industry / occupation<br>– Existing indebtedness | • Loan data fed into our proprietary internal underwriting model<br>• NBSF assess several factors, including:<br>– Default probability<br>– Prepayment probability<br>– Loss severity<br>– Duration expectation<br>– Stress test performance<br>• Deal level underwriting and structuring<br>• Consider multiple factors in final allocation and sizing, including:<br>– Overall macro backdrop and market environment<br>– Relative value, portfolio themes and performance of existing investments<br>– Opportunities in the pipeline |
| Ongoing Monitoring | • Originators will send NBSF daily loan-level data from our portfolio including:<br>– Loan performance<br>– Delinquencies, charge-offs, collection efforts<br>– Current loan valuation | • NBSF collects portfolio data and performs an internal loan level valuation<br>• NBSF reconciles expected vs. actual cash flow<br>• Portfolio reviewed each month on a deal-by-deal basis and aggregate portfolio basis |

Loan originations follow a similar multi-step investment process as the process for diligence and approving origination platforms: a comprehensive analysis of the fundamental merits of the borrow, an assessment of the quantitative merits and an in-depth operational and regulatory diligence analysis. When originating loans, the underwriting process is focused on the borrower’s valuation, asset coverage, capital structure and leverage, the management team and/or private equity sponsor if applicable, valuation, quality of revenue and other financial measures. Loan originations are typically sourced through direct dialogue with borrowers or other counterparties, as opposed to through intermediaries such as banks or brokers. To find and maintain direct relationships with potential borrowers, the NBSF investment team seeks to leverage its extensive industry relationships in the specialty finance industry, as well as the team’s proximity to Silicon Valley and connections to venture capital firms in that region, and the broader Neuberger Berman private markets platform.

Neuberger Berman Global Resources

Access to Neuberger Berman’s global resources provides a significant and compelling advantage to the Fund’s investment sourcing, evaluation, execution and management abilities. NB Alternative Credit expects to work closely with the following key groups across Neuberger Berman:

•	Research and Portfolio Analysts: Neuberger Berman maintains a research-driven and performance-focused investment approach. The firm’s public market and private market investment teams have access to a dedicated team of over 380 research and portfolio analysts. In addition, as one of the world’s leading independent asset management companies, Neuberger Berman has access to over 250 third-party sell-side research firms. The firm’s extensive research capabilities provide proprietary, industry specific valuation metrics and market insights to supplement the NBSF investment team’s analysis and evaluation of investment opportunities.

•	Portfolio Managers: Neuberger Berman had 768 investment professionals worldwide across public and private markets, equity, fixed income, alternatives and real estate as of March 31, 2025. These teams invest across a wide variety of investment strategies and provide investment management and financial
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advisory services to clients worldwide. In addition to leveraging the firm’s research and portfolio analysts, the investment teams perform their own independent research, company visits and management interviews. In 2024, there were over 4,200 engagement meetings with corporate management teams across equities and credit. When evaluating investment opportunities, in accordance firm policies, NB Alternative Credit may leverage the industry and company knowledge and investment expertise of Neuberger Berman’s portfolio managers and research analysts.

•	Global Sales Organization: Neuberger Berman serves a diverse group of global clients through its offices in 39 cities worldwide. The firm had 796 client service professionals worldwide as of March 31, 2025. In addition, the firm’s wealth managers cover high net worth individuals, families and their charitable organizations. NB Alternative Credit leverages the Neuberger Berman sales organization and wealth managers to help drive significant proprietary deal flow and proactively target specific sellers worldwide.

RISKS

AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK AND THEREFORE SHOULD ONLY BE UNDERTAKEN BY INVESTORS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME THESE RISKS AND TO BEAR THE LOSS OF ALL OR PART OF THEIR INVESTMENT. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY BEFORE MAKING AN INVESTMENT IN THE FUND. THE FUND MAY FACE OTHER RISKS THAT THE FUND HAS NOT YET IDENTIFIED OR WHICH THE FUND DOES NOT CURRENTLY DEEM MATERIAL. INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL, LEGAL, INVESTMENT AND TAX ADVISORS PRIOR TO INVESTING IN THE FUND.

The Fund’s investment program is speculative and entails substantial risks. In considering participation in the Fund, prospective investors should be aware of certain risk factors, which include the following:

General Risks of Investing in the Fund

General Investment Risks

There is no assurance that the investments held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to Shareholders, or that the Fund will achieve its investment objective. An investment in the Fund is speculative and involves a high degree of risk. Fund performance may be volatile and a Shareholder could incur a total or substantial loss of its investment. There can be no assurance that projected or targeted returns for the Fund will be achieved.

No Operating History

The Fund is a newly organized fund with no operating history, and as a result, the Fund has minimal financial information on which investors can evaluate an investment in the Fund or prior performance. Investors must rely on the Adviser to implement the Fund’s investment policies, to evaluate all of the Fund’s investment opportunities and to structure the terms of the Fund’s investments rather than evaluating the Fund’s investments in advance. Because investors are not able to thoroughly evaluate the Fund’s investments in advance of acquiring shares, the offering of shares may entail more risk than other types of offerings. This additional risk may hinder investors’ ability to achieve their own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives. Additionally, the results of any other businesses or companies that have or have had an investment objective which is similar to, or different from, the Fund’s investment objective are not indicative of the results that the Fund may achieve. The Fund expects to have a different investment portfolio from other businesses or companies. Accordingly, the Fund’s results may differ from and are independent of the results obtained by such businesses or companies. Moreover, past performance is no assurance of future returns.

The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objective and that the value of investors’ investments could decline substantially or that investors’ investments could become worthless. The Adviser anticipates, based on the amount of proceeds raised in the initial or subsequent closings that it could take some time to invest substantially all of the capital expected to be raised due to market conditions generally and the time necessary to identify,

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evaluate, structure, negotiate and close suitable investments in private companies. In order to comply with the RIC diversification requirements during the startup period, the Fund may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which may earn yields substantially lower than the interest, dividend or other income that the Fund seeks to receive in respect of suitable portfolio investments. The Fund may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions expected to be paid when the Fund’s portfolio is fully invested. The Fund will pay a Management Fee to the Adviser throughout this interim period irrespective of the Fund’s performance. If the Management Fee and other expenses exceed the return on the temporary investments, the Fund’s returns could be negatively impacted.

Closed-End Fund Structure; Limited Liquidity

The Fund is structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, the Fund currently expects to offer to repurchase 5% of its outstanding Shares but from time to time may offer to repurchase more Shares in order to provide limited liquidity to Shareholders. Hence, an investor may not be able to sell its Shares when and/or in the amount that it desires.

Suitability

Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Potential investors with questions as to the suitability of an investment in the Fund should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

Valuation Risk

The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. The Adviser may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value.

Unlike publicly-traded common stock, which trades on national exchanges, there is no central exchange for fixed-income securities, including bank loans, to trade. Such fixed-income securities generally trade on an “over-the-counter” market, where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of fixed-income securities, particularly in the lower tier of the high yield market where there are fewer market makers, may carry more risk than that of publicly-traded common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing by third party pricing vendors. Moreover, to the extent that prices or quotations are not available from such third party pricing vendors, or when the Adviser believes that they are unreliable, securities may be priced by the Fund using fair value

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procedures approved by the Board. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a fixed-income security is sold in the market, the amount received by the Fund is less than the value of such fixed-income security carried on the Fund’s books.

The valuation of the Fund’s investments involves subjective judgment. There can be no assurance that the Fund will value its investments in a manner that accurately reflects their current market values or that the Fund will be able to sell any investment at a price equal to the valuation ascribed to that investment for purposes of calculating the Fund’s NAV. Incorrect valuations of the Fund’s portfolio holdings could result in the Fund’s shareholder transactions being effected at a NAV that does not accurately reflect the underlying value of the Fund’s portfolio, resulting in the dilution of shareholder interests.

Repurchase Offers Risk

As described in “Periodic Repurchase Offers”, the Fund is an “interval fund” and, in order to provide liquidity to Shareholders, the Fund, subject to applicable law, will conduct quarterly repurchase offers of the Fund’s outstanding Shares at NAV, subject to approval of the Board. In all cases such repurchases will be for at least 5% and not more than 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. The Fund currently expects to conduct quarterly repurchase offers for 5% of its outstanding Shares under ordinary circumstances but from time to time may offer to repurchase more Shares in order to provide limited liquidity to Shareholders. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities.

Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and, unless offset by sufficient sales of Fund Shares, may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. The Fund believes that payments received in connection with the Fund’s investments will generate sufficient cash to meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.

The repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. In addition, the repurchase of Shares by the Fund may increase the Fund’s portfolio turnover rate, which may result in increased transaction costs and reduced returns to shareholders.

If a repurchase offer is oversubscribed, the Board may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter to ensure the repurchase of a specific number of Shares, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a shareholder submits a repurchase request. To the extent that the Fund invests a portion of its portfolio in foreign markets, there is the risk of a possible decrease in Share value as a result of currency fluctuations between the date of tender and the Repurchase Pricing Date.

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In addition, the repurchase of Shares by the Fund may be a taxable event to Shareholders, potentially including even Shareholders who do not tender any Shares in such repurchase. Furthermore, the Fund’s use of cash to repurchase Shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income or gain in connection with its sale or other disposal of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether such distribution requirements are satisfied and would need to be distributed to shareholders (in taxable distributions) in order to eliminate a Fund-level tax.

Dependence on the Adviser and Key Personnel

The Fund will depend on the Adviser’s ability to select, allocate and reallocate effectively the Fund’s assets. The success of the Fund is thus substantially dependent on the Adviser and its continued employment of certain key personnel. There can be no assurance that these key personnel will continue to be associated with or available to the Adviser throughout the life of the Fund.

Indemnification Obligations and Limited Liability of Managers and Adviser

None of the Managers, the Adviser or any of their respective affiliates, principals, members, shareholders, partners, officers, directors, employees, agents and representatives (each an “Indemnified Person”) shall have any liability, responsibility or accountability in damages or otherwise to any Shareholder or the Fund for, and the Fund agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Fund) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Fund in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Fund, on the part of the Indemnified Persons when acting on behalf of the Fund or otherwise in connection with the business or affairs of the Fund, or on the part of any agents when acting on behalf of the Fund (collectively, the “Indemnified Liabilities”); provided that the Fund shall not be liable to any Indemnified Person for any portion of any Indemnified Liabilities which results from such Indemnified Person’s willful misconduct, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties. Notwithstanding the foregoing, no waiver or release of personal liability of any Indemnified Person will be effective to waive any liabilities of such Indemnified Persons under the U.S. federal securities laws to the extent any such waiver or release is void under Section 14 of the Securities Act.

Portfolio Construction May Vary

While this Prospectus contains generalized discussions about the Adviser’s current expectations with respect to the make-up of the portfolio of the Fund, many factors may contribute to changes in emphasis in the construction of the portfolio, including changes in market or economic conditions or regulations as they affect various industries and sectors and changes in the political or social situations in particular jurisdictions. The Adviser may modify the implementation of the Fund’s investment strategies, portfolio allocations, investment processes and investment techniques as compared to predecessor funds based on market conditions, changes in personnel or as the Adviser otherwise deems appropriate.

There is no guarantee that the Adviser’s allocation strategy will produce the desired results. The percentage of the Fund’s total assets allocated to any category of investment may at any given time be significantly less than the maximum percentage permitted pursuant to the Fund’s investment policies. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions. The flexibility of the Fund’s investment policies and the discretion granted to the Adviser to invest the Fund’s assets across various segments, classes and geographic regions of the securities markets means that the Fund’s ability to achieve its investment objective may be more dependent on the success of its investment adviser than other investment companies.

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Projections

Projected operating results of a portfolio company normally will be based primarily on financial projections prepared by each company’s management. In all cases, projections are only estimates of future results that are based upon information received from the company and assumptions made at the time the projections are developed. There can be no assurance that the results are set forth in the projections will be attained, and actual results may be significantly different from the projections. Also, general economic factors, which are not predictable, can have a material effect on the reliability of projections.

Decision-Making Authority Risk

Shareholders have no authority to make decisions or to exercise business discretion on behalf of the Fund, except as set forth in the Fund’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day management of the Fund’s investment activities to the Adviser, subject to oversight by the Board.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in private, illiquid instruments, which may be highly specialized instruments that require investment techniques and risk analyses different from those associated with equities and bonds.

Reliance on Service Providers

The Fund must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Fund’s operations and financial performance. Failure by any service provider to carry out its obligations to the Fund in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Fund at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Fund’s performance and returns to Shareholders. The termination of the Fund’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Fund and could have a material adverse effect on the Fund’s performance and returns to Shareholders.

Effect of Fees and Expenses on Returns (Multiple Levels of Fees and Expenses)

The Fund may invest in SPVs sponsored by lenders/originators. The third parties managing such SPVs may be entitled to receive administrative services fees, management fees, carried interest, or other forms of compensation, and so the Fund will bear its proportionate share of such expenses if it invest in a SPV subject to such fees and expenses. Investments made by the Fund in these SPVs may increase the fees, costs, and expenses payable by the Fund and indirectly borne by Shareholders and such fees and expenses are expected to reduce the actual returns to investors of the SPV, including the Fund. In certain cases, such third parties may be paid a fee based on appreciation during the specific period without taking into account losses occurring in prior periods. With respect to the Fund’s investments in entities that are subject to such fees and expenses, each Shareholder in the Fund will pay, in effect, two sets of fees, one directly at the Fund level, and one at the underlying investment level. Fees and expenses of the Fund and the SPVs will generally be paid regardless of whether the Fund or SPVs produce positive investment returns.

Risks Relating to Investment Strategies, Fund Investments and the Fund’s Investment Program

Investment in Receivables Risk

The Fund may invest in lending-related securities with exposure to receivables or invoice financing, including loans or advances made to businesses, secured by invoice receivables, originated by specialty finance originators, marketplace lending platforms or other originators. The Fund will be reliant on the originator’s ability to source suitable deals, detect fraud, assess the credit worthiness of both the borrower and the obligor on the invoice, manage

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operational and financial risk and, in the event of default, pursue and collect collateral. In the event of default, the Fund incurs the risk that it may only rank as an unsecured creditor. The obligor on the invoice may dispute any aspect of its obligation and delay, reduce or withhold payments, which may affect the value of the collateral.

In making such investments, the Fund is dependent upon the originators’ ability to monitor and curtail fraud, including factoring fraud, which involves the falsification of invoice documents. False invoices can easily be created online to appear as if they have been issued by legitimate debtors or as if the invoiced amounts are higher than they actually are. Platforms that originate trade receivables financing loans to corporations usually conduct due diligence but do not always conduct on-site visits to verify that the business exists and is in good standing. For this reason, the risk of fraud may be greater with corporate trade receivables. Typically, an originator will seek to validate that the debtor has received the goods or services for which it has been invoiced and is willing to pay the creditor before making the receivables available for investment, although this may not always be the case. There can be no assurance, however, that the debtor will not subsequently dispute the quality or price of the goods or services and withhold payments. Fraud, delays or write-offs associated with such disputes could directly impact the profitability of the Fund’s investments in alternative lending-related securities with exposure to trade receivables. In the event of insolvency of any debtor owing funds on a receivable that the Fund has purchased directly or indirectly, the Fund may only rank as an unsecured creditor. In the case of receivables transferred with recourse, when a debtor defaults on its obligations to the purchaser of the receivable (such as the Fund, directly or indirectly), the seller of the receivable will become obligated to fulfill any remaining invoice amounts owed to the purchaser. In the case of receivables transferred without recourse, the Fund or other direct owner of the receivable will have no such “back-up” obligor in the event of a debtor default. In either scenario, there is a risk that the party with the payment obligation will fail to make payments timely or at all.

Risks Related to Specialty Finance Industry

The technology-enabled or “fintech” specialty finance platform industry represents a more novel approach to borrowing than traditional banking lenders by leveraging technology in a number of ways to streamline the loan approval and underwriting process, such as by using an online application process, utilizing third-party data sources and technology to connect a borrower’s bank and credit agencies to integrate borrower information and developing their data analytic capabilities in order to more efficiently underwrite borrowers and analyze loan performance. In implementing these processes, it is possible that these platforms may not comply with, among other things, U.S. federal and state securities laws, borrower protection laws, state lending laws, federal consumer protection laws and the state counterparts to such consumer protection laws. Borrowers may dispute the enforceability of their obligations under borrower or consumer protection laws after collection actions have commenced, or otherwise seek damages under these laws. Federal regulatory agencies and their state counterparts may investigate a platform’s compliance, or the compliance of the platform’s business partners, with these regulatory obligations, and may undertake enforcement actions with respect to alleged law violations. A failure to comply with such regulatory regimes could subject specialty finance platforms to more extensive regulation and ultimately impair the Fund’s ability to achieve its investment objective.

•	True Lender Risk. Specialty finance platforms generally rely on Federal Deposit Insurance Corporation (“FDIC”)-insured depository institutions to originate all loans and to comply with various federal, state, and local laws. Under Section 521 of the U.S. Depository Institution Deregulation and Monetary Control Act of 1980 (DIDA); Section 85 of the National Bank Act; federal case law interpreting the National Bank Act such as Tiffany v. National Bank of Missouri, 85 U.S. 409 (1874), and Marquette National Bank of Minneapolis v. First Omaha Service Corporation, 439 U.S. 299 (1978); and FDIC advisory opinion 92-47, FDIC-insured depository institutions can, among other things, “export” the interest rate permitted by the laws of the state or U.S. territory where the institution is located, regardless of the usury limitations imposed by the state law of the borrower’s residence unless the state has chosen to opt out of the exportation regime with respect to certain types of loan. To date, only two jurisdictions have opted out of the exportation regime: Iowa and Puerto Rico.

The use of FDIC-insured depository institutions to originate loans to platform customers has been subject to challenge in the past and may be subject to challenge in the future by a regulator or private litigant on the basis that the platform, not the depository institution, is the “true lender” that originates a loan. If the platform is found to be the “true lender” of a loan the interest rate “exportation” provisions discussed above may not apply to the loan and any limits on interest rates, fees and other provisions imposed by the laws of the state of the borrower’s residence

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will need to be observed by the entity holding and/or servicing the loan by reducing said rates, fees or modifying other provisions. Further, a loan with an interest rate that exceeds the amount permitted by applicable law may be void or voidable, which means the loan may not be enforceable against the borrower. Continuing to charge interest rates or fees or otherwise enforcing contractual provisions that are not permitted by the laws of the state of the borrower’s residence may result in civil and/or criminal action against the holder and/or servicer of the loan.

Accordingly, a determination that one or more specialty finance platforms are the “true lenders” of the loans they facilitate could subject specialty finance platforms to more extensive regulation and ultimately impair the Fund’s ability to achieve its investment objective.

•	Risks Relating to Violations of State Usury Laws. The interest rates charged to borrowers for loans facilitated by specialty finance platforms may exceed the maximum rates permitted on personal loans in certain jurisdictions.

If specialty finance platforms are deemed to be the true lenders regarding the loans they facilitate, specialty finance platforms may not be protected by principles of federal preemption, which apply to federally regulated issuing banks, and, as such, may be found in violation of state usury laws. Such violations could expose specialty finance platforms to civil and/or criminal liability.

In addition to the usury risk posed if the platform is deemed to the “true lender” regarding the loans they facilitate, in May 2015, the U.S. Court of Appeals for the Second Circuit issued its decision in Madden v. Midland Funding, LLC, 786 F.3d 246 (2d Cir. 2015), cert. denied, 136 S. Ct. 2505 (2016) that interpreted the scope of federal preemption under the National Bank Act and held that a non-bank assignee of a loan originated by a national bank was not entitled to the benefits of federal preemption of claims of usury. The Second Circuit’s decision is binding on federal courts located in Connecticut, New York, and Vermont, but the decision could also be adopted by other courts, and has been relied upon by state regulators in jurisdictions outside of the Second Circuit when bringing lawsuits against specialty finance platforms. While the decision specifically addressed preemption under the National Bank Act, it could support future challenges to federal preemption for other institutions, including an FDIC-insured state-chartered institution like those that originate loans under the bank partnership model discussed above. The Madden decision has created uncertainty as to whether non-bank entities purchasing loans originated by a bank may rely on federal preemption of state usury laws, and may create an increased risk of litigation by plaintiffs or regulators challenging the ability of a loan’s holder and/or servicer to collect interest or fees in accordance with the terms of loan but in excess of what is permitted under the laws of the state in which the borrower resides.

To address the uncertainty raised by the Madden decision, the OCC and FDIC have issued final rules which adopt the “valid-when-made” principle by amending their respective preemption regulations to provide that when a loan’s interest rate is permissible at the time of origination, the interest rate will continue to be enforceable after the assignment of the loan to a third-party. There is no guaranty that state regulators will not continue to challenge the ability of specialty finance platforms to enforce certain provisions of loans originated under the bank partnership model.

Usury violations could result in civil and/or criminal liability and may also result in a reduction of the interest rates or fees that a holder and/or servicer of a loan could charge. Accordingly, a determination that a loan purchased from a specialty finance platform is subject to the usury requirements of the state in which the borrower resides could subject specialty finance platforms to more extensive regulation and ultimately impair the Fund’s ability to achieve its investment objective.

•	Evolving Regulatory Framework. The regulatory framework underlying the specialty finance and consumer finance industries is evolving and uncertain. If new laws or regulations are adopted, or if existing laws and regulations are interpreted differently, specialty finance platforms’ ability to interact with consumers and issuing banks could be constrained, which could adversely affect the Fund’s investment objective.
•	Third Party Litigation Risk. Specialty finance platforms may be subject to claims relating to, among other things, regulatory violations, government and regulatory investigations, inquiries or requests, and proceedings involving consumer protection, labor and employment, intellectual property, privacy, data protection, information security, securities, tax, commercial disputes, record retention, and other matters.
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The number and significance of these claims are likely to increase as the technology-enabled specialty finance industry matures. In particular, claims relating to the partnership between specialty finance platforms and the issuing banks with which they partner may come under additional scrutiny, given the inconsistent outcomes of recent cases.

•	Risks Related to Fluctuating Interest Rates. The loans facilitated by specialty finance platforms are issued with fixed or variable interest rates, depending on the type of loan. If Interest rates continue to rise, the volume of loans facilitated by specialty finance platforms could fall, as potential borrows seek loans from alternative sources. Such decreased loan volume could negatively affect the Fund’s performance.
•	Risks Related to Decline in Social and Economic Conditions. Potential borrowers are inherently susceptible to uncertainty and negative trends in the markets driven by domestic and international social and economic conditions. Factors such as interest rates, unemployment rates, inflation, and consumer confidence levels may affect the ability or willingness of borrowers to seek new loans or make payments on existing loans. Such external economic and social conditions could negatively affect the ability of specialty finance platforms to facilitate new loans and collect on existing loans, which could ultimately impair the Fund’s performance.
•	Risks of Fraudulent Activity and Cyber Security Incidents. Specialty finance platforms are subject to risks of fraudulent activity and cyber security incidents associated with the specialty finance and consumer finance industries. Fraudulent activity or cyber-attacks targeting specialty finance platforms, issuing banks, or third-party vendors could adversely affect specialty finance platforms operations and cause damage to their brands. Any such fraudulent activity or cyber-security incidents, whether actual or perceived, could negatively affect the Fund’s performance.
•	Negative Publicity and Reputational Risk. Negative publicity about the specialty finance and consumer finance industries, including with respect to the effectiveness, quality, and reliability of certain lending practices, could influence the market’s perception of the specialty finance and consumer finance industries and result in significant reputational harm to specialty finance platforms. If specialty finance platforms receive negative publicity or otherwise suffer reputational harm, their performance could be impaired, which could have an adverse impact on the Fund.

Fixed-Income Securities Risks

Fixed-income securities in which the Fund may invest are generally subject to the following risks:

•	Interest Rate Risk. The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. General interest rate fluctuations may have a substantial negative impact on the Fund’s investments and investment opportunities and accordingly may have a material adverse effect on the Fund’s investment objectives and returns. Any declines in interest rates will generally negatively impact yields, and although an increase in interest rates may favorably affect the Fund’s investment activities, such an increase may also adversely affect the ability of the portfolio companies underlying the Fund’s investments to service their debt obligations and cause the value of any investments that are based on fixed rates or which do not adjust to adequately reflect the increase in interest rates generally, to decline in value relative to other debt investments that reflect such interest rate changes. In addition, an increase in interest rates could make it more expensive to utilize leverage in making investments. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Adviser.

To the extent the Fund invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-related securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Fund) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S.

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Government securities. A security backed by the “full faith and credit” of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. The Fund also may invest in inverse floating rate debt securities, which may decrease in value if interest rates increase, and which also may exhibit greater price volatility than fixed rate debt obligations with similar credit quality. To the extent the Fund holds variable or floating rate instruments, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities, which may adversely affect the NAV of the Fund’s Shares.

•	Issuer Risk. The value of fixed-income securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer.
•	Credit Risk. Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.
•	Prepayment Risk. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to Shareholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.
•	Reinvestment Risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.
•	Duration and Maturity Risk. Although the Adviser will focus on building a portfolio of short duration, income producing assets (with a weighted average duration of approximately 1.5 years), the Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all other factors that the Adviser deems relevant. Any decisions as to the targeted duration or maturity of any particular category of investments or of the Fund’s portfolio generally will be made based on all pertinent market factors at any given time. The Fund may incur costs in seeking to adjust the portfolio’s average duration or maturity. There can be no assurance that the Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above.
•	Spread Risk. Wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer.
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Yield and Ratings Risk

The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody’s, S&P and Fitch, which are described in Appendix A to the SAI, represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, a rated security may cease to be rated. The Adviser will consider such an event in determining whether the Fund should continue to hold the security.

Corporate Bonds Risk

The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this Prospectus in further detail, including under “—Fixed-Income Securities Risks—Credit Risk,” “—Fixed-Income Securities Risks—Interest Rate Risk,” and “—Fixed-Income Securities Risks—Prepayment Risk.” There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under “—Below Investment Grade Securities Risk.”

Below Investment Grade Securities Risk

The Fund may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in the Fund, both in the short- term and the long-term.

The prices of fixed-income securities generally are inversely related to interest rate changes; however, below investment grade securities historically have been somewhat less sensitive to interest rate changes than higher quality securities of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade issuers and thus have a more significant effect on the value of some lower grade securities. In addition, the current low rate environment has expanded the historic universe of

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buyers of lower grade securities as traditional investment grade oriented investors have been forced to accept more risk in order to maintain income. As rates rise, these recent entrants to the low-grade securities market may exit the market and reduce demand for lower grade securities, potentially resulting in greater price volatility.

The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Adviser also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities.

The Fund may invest in securities rated in the lower rating categories (rated as low as D, or unrated but judged to be of comparable quality by the Adviser). For these securities, the risks associated with below investment grade instruments are more pronounced.

Asset-Backed Securities Risk

The Fund invests in ABS or asset-backed securities, including below investment grade and unrated tranches. The Fund may hold any tranche of ABS. ABS are primarily exposed to the performance and credit risk of the underlying collateral, which may include consumer receivables, commercial loans, investment grade credit, high-yield credit and leveraged loans. ABS can also be subject to interest rate, foreign exchange, liquidity and counterparty risk. There may be no established, liquid secondary market for many of the ABS the Fund may purchase. The lack of such an established, liquid secondary market may have an adverse effect on the market value of such ABS and the Fund’s ability to sell them. Further, ABS may be subject to certain transfer restrictions that may further restrict liquidity.

Mortgage-Backed Securities Risk

The Fund’s investments in securitization vehicles or other SPVs that hold mortgages or mortgage backed securities may involve risks that differ from or are greater than risks associated with other types of investments. For example, such mortgage-backed securities may be more sensitive to changes in prevailing interest rates than other securities. The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-backed security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase.

Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates.

Mortgage-backed securities are also subject to risks associated with their structure and the nature of the underlying mortgages and the servicing of those mortgages; for this reason, many of the other risks described herein are relevant to the mortgage-backed securities to which the Fund has exposure. There is risk that the underlying debt securities will default. In the event of default, the holder of a mortgage-backed security may not have a security interest in the underlying collateral, and even if such a security interest exists, the recovery on repossessed collateral might be unavailable or inadequate to support payments on the underlying investments. During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving mortgage loans. Payment of interest and repayment of principal on mortgage-backed securities, as well as the return associated with an equity investment in a mortgage-backed security, is largely dependent upon the cash flows generated by the underlying mortgages backing the securities. The risks and returns for investors like the Fund in mortgage-backed

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securities depend on the tranche in which the investor holds an interest. The debt tranche(s) are entitled to receive payment before the equity if the cash flow generated by the underlying mortgages is insufficient to allow the vehicle to make payments on all of the tranches. The debt tranche(s), therefore, may receive higher credit ratings (if rated) and the equity tranche may be considered more speculative. Many mortgage-backed securities in which the Fund invests may be difficult to value and may be deemed illiquid. Mortgage-backed securities may have the effect of magnifying the Fund’s exposure to changes in the value of the underlying mortgages and may also result in increased volatility in the Fund’s NAV. This means the Fund may have the potential for greater gains, as well as the potential for greater losses, than if the Fund owned the underlying mortgages directly. The value of an investment in the Fund may be more volatile and other risks tend to be compounded if and to the extent that the Fund is exposed to mortgage-backed securities. In the event that the market for mortgage-backed securities experiences high volatility and a lack of liquidity, the value of many mortgage-backed securities may decline. Any mishandling of related documentation by a servicer may also affect the rights of the security holders in and to the underlying collateral.

Consumer Loans Risk

Investments in consumer loans may be subject to particular risks related to nonperformance. Secured consumer loans may involve collateral that is too highly leveraged, or limited by rehabilitation needs or poor management. Non-performing consumer loans may also involve loan modifications that could reduce the loan’s principal or interest rate, among other options. Consumer bankruptcy may also render a consumer loan partially or fully uncollectable. Additionally, there may be a limited market for the sale of consumer loans, or the collateral of defaulted consumer loans. A limited secondary market could prevent the recovery of adequate value for these assets.

The performance of such investments is affected by, among other things, general economic conditions. Changes in economic conditions have adversely affected the performance and market value of such investments. Consumer loans are susceptible to prepayment risks and default risks. The repayment of unsecured consumer loans is dependent upon the ability and willingness of the borrowers to repay. The Fund’s ability to receive payments in connection with the loan depends primarily on the financial condition of the borrower and whether or not a loan is secured by collateral, although there is no assurance that the collateral securing a loan will be sufficient to satisfy the loan obligation. A miscalculation of repayment ability or a material increase in repayment failures on consumer loans, whether due to inflation, macroeconomic uncertainty and downturn, market volatility, or otherwise, may adversely affect the Fund’s investments in consumer loans. In addition, consumers who have purchased products or services using buy-now-pay-later loans on platforms that offer such loans may cease payment on their outstanding balances or request a refund on previous payments if they do not receive the products or services, or change their mind, which would also negatively impact the Fund’s investments in such loans.

Other consumer loans, like automobile loans, may be secured by collateral, but the value of that collateral is not guaranteed. Automobile loans are not typically insured or guaranteed by any other person or entity. Increases in unemployment, decreases in home values or the values of other consumer assets or lack of availability of credit may lead to increased default rates and may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. The occurrence of any of any of the foregoing risks could, among other things, adversely affect the consumer loans (or the ABS backed by consumer loans) in which the Fund may invest.

Corporate Asset-Based Credit Risk

The Fund may invest in asset-based corporate credit secured by real estate, equipment, receivables, inventory and intellectual property rights. Investments in asset-based corporate credit is subject to the risk that the companies in whose debt the Fund invests will be unable to make regular payments (e.g., principal and interest payments) when due, or at all, or otherwise fail to perform. A number of factors may impact the failure of such companies to make payments on their loans, such as, among other factors, (i) an adverse development in their business, (ii) an economic downturn, (iii) poor performance by their management teams, (iv) legal, tax or regulatory changes, (v) a change in the competitive environment, or (vi) a force majeure event. The companies may be operating at a loss or have significant variations in operating results, or may otherwise be experiencing financial distress even when the Adviser expects them to remain stable.

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Royalties Risk

The Fund may invest in royalties, either directly purchasing the asset generating royalties or providing loans secured by royalties. Investments in royalties incorporate a number of general market risks along with risks specific to various underlying royalty strategies, such as oil & gas, music/entertainment and healthcare, among others. Included in those risks could be volatility in commodities, regulatory changes, delays in government approvals, patent defense and enforcement, product liabilities, product pricing and the dependence on third parties to market or distribute the product. The market performance of the target products, therefore, may be diminished by any number of factors that are beyond the Fund’s control.

Transportation Finance Risk.

The Fund may invest in transportation finance-related instruments. The transportation finance sector is cyclical in nature and will likely be dependent upon continued economic growth in the world’s economies. Economic recessions, terrorism, pandemics, the price of fuel, and newer, more efficient vehicles are all risks to these types of investments. Further, funds operating in these sectors will often have greater portfolio concentration.

Aircraft and Aviation Industry Risk

The Fund may acquire assets related to the aviation industry. Investments in securitizations and other financial instruments backed by aircraft and aircraft equipment are subject to a number of risks relating to the aviation industry including reduced leasing of aircraft and related equipment by commercial airlines and the commercial aviation industry generally, reduction in demand for any one aircraft or type of aircraft, the maintenance and operating history of the specific aircraft or components that back such securities, maintenance or performance issues with the model and type of aircraft that back such securities, and regulatory risk relating to the aviation industry. Adverse developments with respect to any of the foregoing may adversely affect the value of securities collateralized or otherwise backed by aircraft or aircraft equipment. In addition, the bankruptcy of the lessors or lessees of the aircraft or aircraft equipment that back such securities may complicate financial recoveries in connection with such securities and therefore have a negative impact on their value. Market events such as economic declines and recessions, geopolitical conflicts and the occurrence or threat of pandemics, terrorism or war may also have an adverse effect on the aviation industry generally and securities related to the same, especially when such market events cause declines in travel, increases in costs or future uncertainty for airlines, aircraft or the commercial aviation industry generally. For example, as a result of the COVID-19 pandemic, air travel substantially declined, and many airlines became dependent, at least in part, on government aid. There can be no assurance that future events will not have a negative impact on the aviation industry or securities collateralized or otherwise backed by aircraft or aircraft equipment.

Litigation Finance Risk

The Fund may extend a loan to a law firm secured by future fee proceeds from some or all of such firm’s portfolio of litigation matters, or it may advance funds to a party in a lawsuit or their counsel in return for a share of litigation proceeds or other financial reward if the party is successful. Where a loan is secured by litigation proceeds, or where the recipient of financing is not obligated to make any payment unless and until litigation proceeds are actually received by the litigant or their counsel, the Fund could suffer a complete loss of the capital invested if the matter fails to be resolved in the recipient’s favor. Other risks the Fund may face in connection with these financing activities include, without limitation: (i) losses from terminated or rejected settlements; (ii) predictive evaluations of the strength of cases, claims or settlements may turn out to be inaccurate; (iii) losses as a result of inability to collect, or timing uncertainty relating to collection on, judgments or awards; (iv) lack of control over decisions of lawyers acting pursuant to their professional duties in connection with formulating and implementing litigation strategies or otherwise; (v) expenses and uncertainties involving reliance on outside counsel and experts; (vi) changes in law, regulations or professional standards on such financing activities; (vii) poor case selection and case outcomes; (viii) timing or delays inherent to litigation; (ix) changes in counsel; (x) costs of litigation; (xi) inability of a defendant to pay a judgement or settlement; (xii) general competition and industry-related risks; (xiii) conflicts of interest; and (xiv) issues associated with the treatment of these types of investments for tax purposes.

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Real Assets Investments Risk

The Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure, digital infrastructure, datacenters, and aviation, which have historically experienced substantial price volatility. The value of companies engaged in these industries is affected by (i) changes in general economic and market conditions; (ii) changes in environmental, governmental and other regulations; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) surplus capacity and depletion concerns; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of these investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The Adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in these industries may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

Collateralized Loan Obligations Risk

The Fund may invest in CLOs, which are another type of asset-backed security. A CLO is a trust or other special purpose entity that is comprised of or collateralized by a pool of loans, including domestic and non-U.S. senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. The loans generate cash flow that is allocated among one or more classes of securities (“tranches”) that vary in risk and yield. The most senior tranche has the best credit quality and the lowest yield compared to the other tranches. The equity tranche has the highest potential yield but also has the greatest risk, as it bears the bulk of defaults from the underlying loans and helps to protect the more senior tranches from risk of these defaults. However, despite the protection from the equity and other more junior tranches, more senior tranches can experience substantial losses due to actual defaults and decreased market value due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.

The riskiness of investing in CLOs depends largely on the quality and type of the collateral loans and the tranche of the CLO in which a Fund invests. In addition to the normal risks associated with fixed-income securities discussed elsewhere in this Prospectus (such as interest rate risk and credit risk), CLOs carry risks including, but not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Fund may invest in CLO tranches that are subordinate to other tranches; and (iv) the complex structure of the CLO may not be fully understood at the time of investment or may result in the quality of the underlying collateral not being fully understood and may produce disputes with the issuer or unexpected investment results. In addition, interest on certain tranches of a CLO may be paid in-kind (meaning that unpaid interest is effectively added to principal), which involves continued exposure to default risk with respect to such payments. Certain CLOs may receive credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, but such enhancement may not always be present and may fail to protect the Fund against the risk of loss due to defaults on the collateral.

Structured Investment Risk

The Fund may invest in interests in entities organized and operated for the purpose of leveraging or restructuring the investment characteristics of other debt securities. These investments will typically consist of equity or subordinated debt securities issued by a private investment fund that invests, often on a leveraged basis, in debt instruments directly or through total rate of return swaps or other credit derivatives. The cash flow on the underlying instruments may be apportioned among the newly issued security to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to such securities is dependent on the extent of the cash flow on the underlying instruments. Certain classes of such securities may be subordinated to the right of payment of another class, and therefore, such structured investments typically have higher yields and present greater risks than unsubordinated structured investments.

The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will therefore be subject to all of the risks associated with an investment

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in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other credits of the issuer of such asset or nullified under applicable law. The Fund will not own such assets directly and will therefore not benefit from general rights applicable to the holders of assets, such as the right to indemnity and the rights of setoff, or have voting rights with respect to such assets, and in such cases, all decisions related to such assets, including whether to exercise certain remedies, will be controlled by the structured product. Structured products are a relatively recent development in the financial markets. Consequently, there are certain tax and market uncertainties that present risks relating to investing in structured products.

Volatility of Collateral Value Risk

In the case of loans that are secured by collateral, while the Fund generally expects the value of the collateral to be greater than the value of such loans, the value of the collateral could actually be equal to or less than the value of such loans or could decline below the outstanding amount of such loans. The Fund’s ability to have access to the collateral could be limited by bankruptcy and other insolvency laws. Under certain circumstances, the collateral could be released with the consent of the lenders or pursuant to the terms of the underlying loan agreement with the borrower. There is no assurance that the liquidation of the collateral securing a loan would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal, or that the collateral could be readily liquidated. As a result, the Fund might not receive full payment on a secured loan investment to which the Fund is entitled and thereby could experience a decline in the value of, or a loss on, the investment.

Senior Secured Credit Risk

The Fund is expected to make senior secured debt Investments. When the Fund makes a senior secured loan, it will generally take a security interest in the available assets of the borrower, including the equity interests of its subsidiaries, which should help mitigate the risk that the Fund will not be repaid. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the borrower to raise additional capital. In some circumstances, the Fund’s lien could be subordinated to claims of other creditors. In addition, deterioration in a borrower’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that the Fund will receive principal and interest payments according to the loan’s terms, or at all, or that the Fund will be able to collect on the loan should it be forced to enforce its remedies.

Secured Loans Risk

While the Fund may invest in secured loans that may be over-collateralized at the time of the investment, it may nonetheless be exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance. The Fund cannot guarantee the adequacy of the protection of the Fund’s interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, the Fund cannot assure that claims may not be asserted that might interfere with enforcement of the Fund’s rights. In addition, in the event of any default under a secured loan held directly by the Fund, the Fund will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the secured loan, which could have a material adverse effect on the Fund’s cash flow from operations.

In the event of a foreclosure, the Fund may assume direct ownership of the underlying asset. The liquidation proceeds upon sale of such asset may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to the Fund. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

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Second-Lien Debt Risk

The Fund’s investments in second lien loans will entail risks, including (i) the subordination of the liens securing the Fund’s claims to a senior lien in terms of the coverage and recovery of the collateral and (ii) the prohibition of, or limitation on, the right to foreclose on a second lien or exercise other rights as a second-lien holder (including unsecured creditors’ rights). In certain cases, therefore, no recovery may be available from a defaulted second lien loan. The level of risk associated with investments in second lien loans increases to the extent such investments are loans of distressed or below-investment-grade companies.

Mezzanine Securities Risk

Mezzanine securities generally are rated below investment grade and frequently are unrated and present many of the same risks as senior loans, second lien loans and non-investment grade bonds. However, unlike senior loans and second lien loans, mezzanine securities are not a senior or secondary secured obligation of the related borrower. They typically are the most subordinated debt obligation in an issuer’s capital structure. Mezzanine securities also may often be unsecured. Mezzanine securities therefore are subject to the additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled after giving effect to any senior obligations of the related borrower. Mezzanine securities may be an illiquid investment. Mezzanine securities will be subject to certain additional risks to the extent that such loans may not be protected by financial covenants or limitations upon additional indebtedness. Investment in mezzanine securities is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of debt obligations.

Junior Capital Investments Risk

The Fund may make junior debt investments, which involve a high degree of risk with no certainty of any return of capital. Although junior debt obligations are senior to common stock and other equity securities in the capital structure, they may be subordinated to large amounts of senior debt and are often unsecured. The ability of the subordinated debt holders to influence a company’s affairs, especially during periods of financial distress or following insolvency, is likely to be substantially less than that of senior creditors. For example, under the terms of subordination agreements, senior creditors are typically able to block the acceleration of the junior debt or other exercises by the subordinated creditors of their rights. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all.

Covenant-Lite Loans

Some of the loans in which the Fund may invest may be “covenant-lite” loans. “Covenant-lite” loans refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent the Fund invests in “covenant-lite” loans, the Fund may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

Non-Performing Investments

The Fund’s portfolio may include investments whose underlying collateral are “non-performing” and that are typically highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities or instruments of other issuers. Securities or instruments of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities or instruments of companies not experiencing financial difficulties. Investment, directly or indirectly in the financially and/or operationally troubled issuers involves a high degree of credit and market risk.

These difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that the Fund may incur substantial or total losses on its investments and in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein.

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Unsecured Loans or Debt Risk

It is expected that the Fund will invest in both unsecured loans (which are not secured by collateral) and secured loans. In the event of default on an unsecured loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for an unsecured holder and therefore result in a loss of investment to the Fund. Because unsecured loans are lower in priority of payment to secured loans, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans generally have greater price volatility than secured loans and may be less liquid.

Assignments and Participations Risk

The Fund may purchase “assignments” of loans from lenders. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender (including any contingent obligations, such as the funding of any amounts not fully drawn down by a borrower). Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

The Fund may also invest in “participations” in loans. Participations by the Fund in a lender’s portion of a loan typically will result in the Fund having a contractual relationship only with such lender, not with the borrower. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of such payments from the borrower. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights with respect to any funds acquired by other lenders through set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the bank loan in which it has purchased the participation. As a result, the Fund may assume the credit risk of both the borrower and the lender selling the participation.

Insolvency of Issuers of Indebtedness Risk

Various laws enacted for the protection of creditors may apply to indebtedness in which the Fund invests. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to U.S. federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness, a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness and that, after giving effect to such indebtedness, the issuer (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which the Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which the Fund invests, payments made on such indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency.

The Fund does not anticipate that it will engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or subordination. There can be no assurance, however, as to whether any lending institution or other party from which the Fund may acquire such indebtedness engaged in any such conduct (or any other conduct that would subject such indebtedness and the Fund to insolvency laws) and, if it did, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Fund.

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Indebtedness consisting of obligations of non-U.S. issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non-sovereign or a sovereign entity.

Currency and Exchange Rates Risk

The Fund’s investments may be exposed to significant currency risk. First, the ability to convert freely between the U.S. dollar and the local currencies may be restricted or limited from time to time. Second, in some instances, exchange rates and currency conversion may be controlled directly or indirectly by governments or other regulatory bodies. Third, the Fund may incur transaction costs in connection with conversions between various currencies. Finally, hedging many currencies may be impractical or expensive.

Derivatives Risk

Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. There may be imperfect correlation between the behavior of a derivative and that of the reference instrument underlying the derivative, and the reference instrument may not perform as anticipated. An abrupt change in the price of a reference instrument could render a derivative worthless. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives may involve fees, commissions, or other costs that may reduce the Fund’s gains or exacerbate losses from the derivatives. In addition, the Fund’s use of derivatives may have different tax consequences for the Fund than an investment in the reference instruments, and those differences may increase the amount and affect the timing of income recognition and character of taxable distributions payable to Shareholders. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements. Certain aspects of the regulatory treatment of derivative instruments, including federal income tax, are currently unclear and may be affected by changes in legislation, regulations, or other legally binding authority.

Derivatives involve counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. Counterparty risk may arise because of market activities and developments, the counterparty’s financial condition (including financial difficulties, bankruptcy, or insolvency), or other reasons. Not all derivative transactions require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty. Counterparty risk is generally thought to be greater with OTC derivatives than with derivatives that are exchange traded or centrally cleared. However, derivatives that are traded on organized exchanges and/or through clearing organizations involve the possibility that the futures commission merchant or clearing organization will default in the performance of its obligations.

When the Fund uses derivatives, it will likely be required to provide margin or collateral and/or segregate cash or other liquid assets; these practices are intended to satisfy contractual undertakings and regulatory requirements and will not prevent the Fund from incurring losses on derivatives. The need to provide margin or collateral and/ or segregate assets could limit the Fund’s ability to pursue other opportunities as they arise. Segregated assets are not available to meet redemptions. The amount of assets required to be segregated will depend on the type of derivative the Fund uses and the nature of the contractual arrangement. If the Fund is required to segregate assets equal to only the current market value of its obligation under a derivative, the Fund may be able to use derivatives to a greater extent, which would increase the degree of leverage the Fund could undertake through derivatives and otherwise, than if it were required to segregate assets equal to the full notional value of such derivative. Derivatives that have

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margin requirements involve the risk that if the Fund has insufficient cash or eligible margin securities to meet daily variation margin requirements, it may have to sell securities or other instruments from its portfolio at a time when it may be disadvantageous to do so. The Fund normally will remain obligated to meet margin requirements until a derivatives position is closed.

Rule 18f-4 under the 1940 Act permits the Fund to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. The Fund has adopted a derivatives risk management program which includes value-at-risk modeling, stress tests, backtests, and additional disclosures to the SEC in compliance with Rule 18f-4 under the 1940 Act. The requirements of the rule and the Fund’s derivatives risk management program may restrict the Fund’s ability to engage in certain derivatives transactions and/or increase the cost of such transactions, which could adversely affect the performance of the Fund.

The hedging instruments the Fund intends to enter into may not perform as expected and could produce losses.

•	Forward Contracts Risk. The Fund may enter into forward contracts and options thereon which are not traded on exchanges and are generally not regulated. There are no limitations on daily price moves of forward contracts. Banks and other dealers with whom the Fund may maintain accounts may require the Fund to deposit margin with respect to such trading, although margin requirements are often minimal or nonexistent. The Fund’s counterparties are not required to continue to make markets in such contracts and these contracts can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain counterparties have refused to continue to quote prices for forward contracts or have quoted prices with an unusually wide spread (the difference between the price at which the counterparty is prepared to buy and that at which it is prepared to sell). Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than such arrangements that were made with numerous counterparties. The imposition of credit controls by governmental authorities might limit such forward trading to less than that which the Adviser would otherwise employ, to the possible detriment of the Fund. In addition, disruptions can occur in any market traded by the Fund due to unusually high trading volume, political intervention or other factors. Market illiquidity or disruption could result in major losses to the Fund. In addition, the Fund may be exposed to credit risks with regard to counterparties with whom it trades as well as risks relating to settlement default. Such risks could result in substantial losses to the Fund.
•	Options Risk. The Fund may purchase and sell (“write”) options on various instruments, including options on currencies and other instruments. The seller (“writer”) of a put or call option which is uncovered (i.e., the writer has effectively a long or a short position in, e.g., the underlying currency) assumes the risk (which theoretically may be unlimited in the case of a written call option) of a decrease or increase in the market price of the underlying currency or instrument below or above the sale or purchase price. Trading in options is a highly specialized activity and although it may increase total return, it may also entail significantly greater-than-ordinary investment risk.
•	Interest Rate Swaps Risk. Interest rate swaps typically involve the exchange of the two parties’ respective commitments to pay or receive interest on a notional principal amount (e.g., an exchange of floating rate payments for fixed rate payments). In particular, the Fund may seek to realize capital appreciation by entering into interest rate swaps designed to, among other things, appreciate in value in the event yields on referenced interest rates increase. Such swaps may include interest rate swaps based on LIBOR or another benchmark rate, pursuant to which the Fund would receive LIBOR or such other benchmark rate and would pay a fixed interest rate determined at the time the swap is entered into. Other terms of interest rate swap agreements in which the Fund may invest include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.
•	Interest rate swaps are subject to the risks generally applicable to other derivative instruments. In particular, whether the Fund’s use of interest rate swaps will be successful in furthering its
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investment objective will depend on the Adviser’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. The Fund will also bear the risk that the Adviser will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing interest rate swap positions for the Fund. There is no assurance that interest rate swaps will be available for utilization by the Fund, or that they will be successful in any of their intended objectives. Any termination of an interest rate swap transaction could also result in a termination payment by or to the Fund.

•	Reverse Repurchase Agreements Risk. In a reverse repurchase agreement, the Fund sells portfolio securities to another party and agrees to repurchase the securities at an agreed-upon price and date, which reflects an interest payment. Reverse repurchase agreements involve the risk that the other party will fail to return the securities in a timely manner, or at all, which may result in losses to the Fund. The Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Fund is less than the value of the securities. These events could also trigger adverse tax consequences to the Fund. Reverse repurchase agreements also involve the risk that the market value of the securities sold will decline below the price at which the Fund is obligated to repurchase them. When the Fund enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Fund’s assets. During the term of the agreement, the Fund may also be obligated to pledge additional cash and/or securities in the event of a decline in the fair value of the transferred security. The Adviser monitors the creditworthiness of counterparties to reverse repurchase agreements. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 under the 1940 Act permits the Fund to enter into such transactions if the Fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act (that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness) or (ii) treats all such transactions as derivatives transactions for all purposes under Rule 18f-4.

Forward Commitments and “When-Issued” Transactions Risk

The Fund may purchase and sell securities or other instruments on a “when-issued” and “delayed delivery” basis. The payment obligation and the interest rate receivable on a forward commitment, delayed delivery or when-issued security are fixed when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. No income accrues to the Fund on such securities in purchase transactions prior to the date the Fund actually takes delivery of the securities.

When purchasing or otherwise receiving a security on a when-issued, delayed delivery or forward commitment basis (which may occur in bankruptcy or otherwise), the Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations. When the Fund sells a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to deliver or pay for the securities, the Fund could miss a favorable price or yield opportunity or could suffer a loss.

U.S. Debt Securities Risk

U.S. debt securities generally involve lower levels of credit risk than other types of fixed income securities of similar maturities, although, as a result, the yields available from U.S. debt securities are generally lower than the yields available from such other securities. Like other fixed income securities, the values of U.S. debt securities change as interest rates fluctuate. On August 5, 2011, S&P lowered its long-term sovereign credit rating on U.S. debt securities to AA+ from AAA. On August 1, 2023, Fitch Ratings downgraded its U.S. long-term credit rating from AAA to AA+. These downgrades and any future downgrades by other rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs generally. These events could have significant adverse effects on the economy generally and could result in significant adverse impacts on securities issuers and the Fund. The Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio.

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U.S. Government Securities Risk

Although the Fund may hold securities that carry U.S. government guarantees, these guarantees do not extend to Shares of the Fund itself and do not guarantee the market prices, including due to changes in interest rates, of the securities. Furthermore, not all securities issued by the U.S. government and its agencies and instrumentalities are backed by the full faith and credit of the U.S. Treasury. Some are backed by the issuer’s right to borrow from the U.S. Treasury, while others are backed only by the credit of the issuing agency or instrumentality. These securities carry at least some risk of nonpayment or default by the issuer. The maximum potential liability of the issuers of some U.S. government securities may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future. There is no assurance that the U.S. Government will provide financial support to its agencies and instrumentalities if it is not obligated by law to do so. In recent periods, the values of U.S. government securities have been affected substantially by increased demand for them around the world. Increases or decreases in the demand for U.S. government securities may occur at any time and may result in increased volatility in the values of those securities.

Warrants and Rights Risk

Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. The Fund could lose the value of a warrant or right if the right to subscribe to additional shares is not exercised prior to the warrant’s or right’s expiration date. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.

Payment-in-Kind (“PIK”) Income Risk

The Fund may hold investments that result in PIK income or PIK dividends. PIK income may have a negative impact on liquidity, as it represents a non-cash component of the Fund’s taxable income that may require cash distributions to Shareholders in order to maintain the Fund’s ability to be subject to tax as a RIC. Similarly, all things being equal, the deferral associated with PIK income also increases the loan-to-value ratio at a compounding rate. The market prices of PIK securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality. Because PIK income results in an increase in the size of the PIK securities held, the Fund’s exposure to potential losses increases when a security pays PIK income.

Other Risks Relating to the Fund

Market Fluctuations and Changes

General fluctuations in the market prices of securities may affect the value of the Fund’s investments. Instability in the securities markets also may increase the risks inherent in the Fund’s investments. Both U.S. and international markets have experienced significant volatility in recent months and years. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.

Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on the economies and financial markets. For example, wages, and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. Certain countries, including the United States, have recently seen increased levels of inflation and there can be no assurance that continued and more widespread inflation will not become a serious problem in the future and have an adverse impact on the Fund’s returns. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on the Fund’s returns.

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Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility or reduce liquidity across various markets.

Some countries, including the U.S., have in recent years adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the United Kingdom and the European Union, and the risks associated with ongoing trade negotiations with China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks amplified by digital communications, have in the past and may in the future lead to market-wide liquidity problems which could adversely affect the Fund and the Fund’s investments. If any parties with which the Fund and the Adviser conduct business were unable to access deposits with another financial institution, or were unable to access funds pursuant to instruments or lending arrangements with such a financial institution, such parties’ credit quality, ability to pay their obligations, or ability to enter into new commercial arrangements requiring additional payments to the Fund or the Adviser could be adversely affected.

Epidemics, Pandemics, Outbreaks of Disease and Public Health Issues

Certain illnesses spread rapidly and have the potential to significantly and adversely affect the global economy. Outbreaks such as COVID-19 or other similarly infectious diseases may have material adverse impacts on the Fund and its investments. Epidemics and/or pandemics, such as the coronavirus, have and may further result in, among other things, closing borders, extended quarantines and stay-at-home orders, order cancellations, disruptions to supply chains and customer activity, widespread business closures and layoffs, as well as general concern and uncertainty. The impact of this virus, and other epidemics and/or pandemics that may arise in the future, has negatively affected and may continue to affect the economies of many nations, individual companies and the global securities and commodities markets, including their liquidity, in ways that cannot necessarily be foreseen at the present time. The impact of any outbreak may last for an extended period of time.

Market Disruption and Geopolitical Risk

The occurrence of events similar to those in recent years, such as localized wars, instability, new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the U.S. and around the world, social and political discord, debt crises, sovereign debt downgrades, increasingly strained relations between the United States and a number of foreign countries, new and continued political unrest in various countries and regions, including the Middle East, the exit or potential exit of one or more countries from the European Union (“EU”), continued changes in the balance of political power among and within the branches of the U.S. government, government shutdowns and other factors, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the U.S. and worldwide.

China and the United States have each imposed tariffs on the other country’s products. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Fund’s performance. U.S. companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe haven currencies, such as the Japanese yen and the Euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

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Russia’s invasion of the Ukraine, and corresponding events since late February 2022, have had, and could continue to have, severe adverse effects on regional and global economic markets for securities and commodities. Following Russia’s actions, various governments, including the United States, have issued broad-ranging economic sanctions against Russia, including, among other actions, (i) a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; (ii) the removal by certain countries and the EU of selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (SWIFT), the electronic banking network that connects banks globally; and (iii) restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. The current events, including sanctions and the potential for future sanctions, including any impacting Russia’s energy sector, and other actions, and Russia’s retaliatory responses to those sanctions and actions, may continue to adversely impact the Russian economy and may result in the further decline of the value and liquidity of Russian securities, a continued weakening of the ruble and continued exchange closures, and may have other adverse consequences on the Russian economy and Europe’s economic growth.

Moreover, those events have, and could continue to have, an adverse effect on global markets performance and liquidity, thereby negatively affecting the value of the Fund’s investments beyond any direct exposure to Russian issuers. The duration of ongoing hostilities and the vast array of sanctions and related events cannot be predicted.

The occurrence of any of these above events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. The Fund does not know how long the securities markets may be affected by similar events and cannot predict the effects of similar events in the future on the U.S. economy and securities markets. There can be no assurances that similar events and other market disruptions will not have other material and adverse implications.

Cyber Security Risk

With the increased use of technologies such as the Internet to conduct business, the Fund is susceptible to operational, information security and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber security failures by or breaches of the Adviser and other service.

providers (including, but not limited to, fund accountants, custodians, transfer agents and administrators), and the issuers of securities in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Fund’s ability to calculate its NAV, impediments to trading, the inability of Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Fund has established business continuity plans in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by service providers to the Fund and issuers in which the Fund invests. As a result, the Fund or its Shareholders could be negatively impacted.

Tax Considerations for the Fund

The Fund will elect to qualify, and intends to continue to qualify, to be treated as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. If the Fund fails to qualify as a RIC, it will become subject to corporate-level income tax, and the resulting corporate taxes could substantially reduce the Fund’s Net Assets, the amount of income available for distributions to Shareholders, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and the Shareholders. The Fund’s qualification and taxation as a RIC depends upon the Fund’s ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements

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imposed under the Code. However, no assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable. See “Material U.S. Federal Income Tax Considerations.”

Tax Laws Subject to Change

All statements contained herein concerning the U.S. federal income tax (or other tax) consequences of an investment in the Fund are based on existing law and interpretations thereof. Changes in and/or the enactment of new U.S. federal income tax and other tax laws, regulations or other administrative guidance and interpretations thereof could occur during the life of the Fund. The nature of additional changes in U.S. federal or non-U.S. income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after tax rate of return of an investment in the Fund. Potential investors therefore are urged to seek, and must rely on, the advice of their tax advisers with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.

Best-Efforts Offering Risk

This offering is being made on a reasonable best efforts basis, whereby the Distributor is only required to use its reasonable best efforts to sell the Shares and neither it nor any selling agent has a firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base. As a result, the Fund may be unable to achieve its investment objective and a Shareholder could lose some or all of the value of his, her or its investment in the Shares. The Distributor is an affiliate of the Fund and the Adviser. As a result, the Distributor’s due diligence review and investigation of the Fund and this Prospectus cannot be considered to be an independent review.

RIC-Related Risks of Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. The Fund intends to be treated as a “dealer in securities” within the meaning of Section 475(c)(1) of the Code. Section 475 of the Code requires that a dealer must generally “mark to market” all the securities which it holds at the close of any taxable year, other than any securities identified as held for investment. As a result, the Fund will be required to take into account gain or loss (treated as ordinary income or loss) each year based on the appreciation or depreciation in the value of such loans and other securities, and any gain or loss recognized on the sale of any such loan or security would be treated as ordinary income or loss. In addition, the Fund expects to invest in loans and other debt instruments that will be treated as having “market discount” and/or original issue discount (“OID”) (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with equity or warrants) for U.S. federal income tax purposes if not subject to the mark to market rules. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated to it as a result of its investments in entities treated as partnerships for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, either as a result of “marking to market” its assets or as a result of the rules governing “market discount” or OID or investments in partnerships, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities or reduce new investments, to obtain the cash needed to make these income distributions. Market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash. Further, the interest rates on PIK loans may be higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments. If the Fund is not able to obtain cash from other sources, the Fund may fail to

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qualify for RIC tax treatment and thus become subject to corporate-level income tax. In addition, if the Fund liquidates assets to raise cash, it is possible that the Fund may realize additional gain or loss on such liquidations, and that Shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

Instruments that are treated as having OID for U.S. federal income tax purposes may have unreliable valuations because their continuing accruals require judgments about the collectability of the deferred payments and the value of any collateral. Loans that are treated as having OID generally represent a significantly higher credit risk than coupon loans. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. OID creates the risk of non-refundable cash payments to the Adviser based on accruals that may never be realized. In addition, the deferral of PIK interest also reduces a loan’s loan-to-value ratio at a compounding rate.

As discussed above, the Fund intends to be treated as a “dealer in securities” within the meaning of Section 475(c)(1) of the Code. Section 475 of the Code requires that a dealer must generally “mark to market” all the securities which it holds at the close of any taxable year, other than any securities identified as held for investment. As a result, the Fund will be required to take into account gain or loss (treated as ordinary income or loss) each year based on the appreciation or depreciation in the value of such loans and other securities, and any gain or loss recognized on the sale of any such loan or security would be treated as ordinary income or loss. No assurances can be provided that the Fund will be a “dealer in securities” in any given year. If the Fund were to determine that its activities did not support being treated as a “dealer in securities” or if the IRS were to challenge the Fund’s status as a “dealer in securities,” the Fund may be required to recognize more income and/or recognize income in an earlier period, which could affect its ability to satisfy the annual distribution requirement or distribute enough income to avoid paying a 4% excise tax. The Fund’s qualification and taxation as a RIC depends on the Fund’s ability to satisfy, among other things, the annual distribution requirement; if the Fund were not to be treated not as a “dealer in securities” no assurances can be given that the Fund would be able to meet the annual distribution requirement.

POTENTIAL CONFLICTS OF INTEREST

The Adviser is accountable to the Fund as a fiduciary, and consequently, must operate the Fund prudently, in good faith and in the interest of and for the benefit of the Shareholders. The Adviser does manage the assets of other clients and funds and, therefore, prospective investors should be aware of potential conflicts of interest before investing. To mitigate any such conflicts, the Adviser will seek to apportion or allocate business opportunities among persons or entities to or with which it or its affiliates have fiduciary duties and other relationships on a basis that is fair and equitable to the maximum possible extent to each of such persons or entities, including the Fund.

Neuberger Berman is a large participant in the equity and fixed income markets and engages in a broad spectrum of activities, including financial advisory services, research, sponsoring and managing public and private investment funds and accounts and other activities. In the ordinary course of its investment activities, Neuberger Berman’s activities or strategies, or the activities or strategies used for other accounts or funds managed by Neuberger Berman, may conflict with the transactions and strategies employed on behalf of the Fund. Neuberger Berman’s trading activities are carried out generally without reference to positions held by the Fund and may have an effect on the value of the positions so held, or may result in Neuberger Berman having an interest in the issuer adverse to that of the Fund (e.g., Neuberger Berman may have a short position in a security held long by the Fund). Neuberger Berman’s interests or the interests of its clients may conflict with the interests of the Shareholders, notwithstanding Neuberger Berman’s direct or indirect participation in the Fund’s investments. By purchasing Shares, each Shareholder will be deemed to have acknowledged the existence of such actual, apparent and potential conflicts of interest and to have waived any claim with respect to the existence of such actual, apparent and potential conflicts of interest.

Actual or apparent conflicts of interest may arise when a Portfolio Manager has day-to-day management responsibilities with respect to more than one fund or other account. The management of multiple funds and accounts (including proprietary accounts) may give rise to actual or potential conflicts of interest if the funds and accounts have different or similar objectives, benchmarks, time horizons, and fees, as the Portfolio Manager must allocate his or her time and investment ideas across multiple funds and accounts. The Portfolio Manager may execute transactions for another fund or account that may adversely impact the value of securities or instruments held by the Fund, and which may include transactions that are directly contrary to the positions taken by the Fund.

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A conflict of interest may also arise if the Adviser and a Portfolio Manager have a financial incentive to favor one account over another, such as a performance-based management fee that applies to one account but not all funds or accounts for which a Portfolio Manager is responsible Further, the Adviser may take an investment position or action for a fund or account that may be different from, inconsistent with, or have different rights than (e.g., voting rights, dividend or repayment priorities or other features that may conflict with one another), an action or position taken for one or more other funds or accounts, including the Fund, having similar or different objectives. Investments may involve (directly or indirectly) new or follow-on investments in entities in which other funds or accounts sponsored or managed by Neuberger Berman or the Adviser have made or will make investments or capital commitments. Such investments or capital commitments will from time to time be made at different prices and on different terms and in a different type of security of such entity. A conflict may also be created by investing in different parts of an issuer’s capital structure (e.g., equity or debt, or different positions in the debt structure). Those positions and actions may adversely impact, or in some instances benefit, one or more affected accounts, including the Fund. For example, if the Fund holds debt instruments of an issuer and an affiliate of the Adviser holds equity instruments of the same issuer, then if the issuer experiences financial or operational challenges, the Fund, which holds the debt securities, may seek a liquidation of the issuer, whereas such other fund or account, which holds the equity instruments, may prefer a reorganization of the issuer. As a result, the interest of the other fund and account sponsored or managed by Neuberger Berman, on the one hand, and the interest of the Fund, on the other hand, in restructuring, exercising rights with respect to or realizations from an investment will from time to time differ.

Potential conflicts may also arise because portfolio decisions and related actions regarding a position held for a Fund or another account may not be in the best interests of a position held by another fund or account having similar or different objectives. If one account were to buy or sell portfolio securities or instruments shortly before another account bought or sold the same securities or instruments, it could affect the price paid or received by the second account. Securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund.

Each of Neuberger Berman and the Adviser and their respective affiliates manages and advises other investment vehicles, accounts and clients, and offers, on an agency basis for third parties’ interests in, other investment vehicles, having objectives similar, in whole or in part, to those of the Fund, including other collective investment vehicles in which Neuberger Berman or the Adviser, as applicable, has or will have an equity interest. Each of Neuberger Berman and the Adviser holds interests in, and furnishes advisory, consulting and/or management services to, other persons or entities with respect to investments similar to or different from investments of the Fund. Each of Neuberger Berman and the Adviser manages, on an independent and autonomous basis, a number of investment vehicles on behalf of third-party investors, and/or eligible employees. In addition, each of Neuberger Berman and the Adviser from time to time forms or advises new investment vehicles or accounts with the same, similar or different investment strategies (including funds or accounts advised by Neuberger Berman or the Adviser). The Fund will not have any rights to investment opportunities in relation to the rights of such other vehicles or accounts.

Neuberger Berman, the Investment Adviser and/or the Sub-Adviser will, from time to time, be presented with investment opportunities that fall within the investment objective of the Fund. In such circumstances, there can be no assurance that the Fund will have an opportunity to participate in such investments and Neuberger Berman or the Adviser as applicable, will be under no obligation to make such investments available, in whole or in part, to the Fund, subject to the Adviser’s protocols with respect to allocations investment opportunities.

There may be regulatory limitations that prevent the Fund from participating in a transaction that another fund or account managed or sponsored by the Adviser will invest. The 1940 Act prohibits the Fund from participating in certain transactions with certain of its affiliates. The Fund generally will be prohibited, for example, from buying or selling any securities from or to another client of the Investment Adviser, Sub-Adviser or of Neuberger Berman. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves jointness). If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons. Similar restrictions limit the Fund’s ability to transact business with its officers or Independent Trustees or their affiliates. The SEC has interpreted the 1940 Act rules governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser. The prohibition on “joint” transactions may limit the ability of the Funds to

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participate alongside its affiliates in privately negotiated transactions unless the transaction is otherwise permitted under existing regulatory guidance and may reduce the amount of privately negotiated transactions that the Funds may participate. As a result of these restrictions, the scope of investment opportunities that would otherwise be available to the Fund may be limited.

Additionally, if the Adviser identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity. Other funds or accounts managed or sponsored by the Adviser may be interested in some of the same investment opportunities as the Fund. Accordingly, another fund or account managed or sponsored by the Adviser may make an investment that would otherwise be appropriate for the Fund. As among the Fund and the Adviser’s other fund vehicles or other clients, investment opportunities presented to the Adviser will be allocated pursuant to an allocation methodology that seeks to equitably distribute investment opportunities among relevant pooled investment funds or accounts. In the allocation of investment opportunities, no single fund or account will be favored by the Adviser over another by reason of its identity, affiliation, account performance, fee structure, or other similar attributes. Investment opportunities will be allocated in a fair and equitable manner among the Adviser’s existing fund vehicles and clients, taking into consideration the investment objectives, regulatory guidelines, investor base, structural profile, investment criteria, existing portfolio positions, allocation targets, tax posture, activity limitations, income sensitivities and liquidity and leverage targets. Opportunities that are suitable for more than one of the Adviser’s fund vehicles, including the Fund, for which there is insufficient capacity to fulfill each fund vehicle’s need, will be allocated among such fund vehicles based on the Adviser’s allocation methodology, which may be amended from time to time by the Adviser in its discretion without notice to or the consent of Shareholders. There can be no assurance that the Fund will be offered its full investment bite size for any specific investment opportunities.

From time to time, service providers engaged by Neuberger Berman or the Fund may include: (i) Neuberger Berman or a related person of Neuberger Berman (which may include a portfolio company of another fund managed by Neuberger Berman); or (ii) an entity with which Neuberger Berman or its affiliates has a relationship, passive interest or from which Neuberger Berman or its affiliates of their personnel otherwise derives financial or other benefit. For example, Neuberger Berman may in the future engage service providers that will provide financing and/or other services to a fund or portfolio company in connection with the Fund’s investments. This discretion subjects Neuberger Berman to conflicts of interest, because, although Neuberger Berman selects service providers that it believes are appropriate for the services provided, Neuberger Berman can benefit from recommending such service provider because of financial or other business interests.

MANAGEMENT OF THE FUND

Board of Trustees

The Role of the Board

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Investment Adviser and Sub-Adviser, have responsibility for the day-to-day management and operation of the Fund. The Board does not have responsibility for the day-to-day management of the Fund, and its oversight role does not make the Board a guarantor of the Fund’s investments or activities. The Board has appointed various individuals of the Adviser as officers of the Fund with responsibility to monitor and report to the Board on the Fund’s operations. In conducting its oversight, the Board receives regular reports from these officers and from other senior officers of the Adviser regarding the Fund’s operations.

Board Structure and Committees

The Board consists of six members, five of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust.

The Board has established two standing committees: an Audit Committee and a Nominating Committee.

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The Board has formed an Audit Committee composed of all of the Independent Trustees, the functions of which are:

1.	to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund’s service providers;
2.	to oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements;
3.	to assist the Board in selecting the Fund’s independent registered public accounting firm, to directly supervise the compensation and performance of such independent registered public accountants and generally to act as a liaison between the independent registered public accountants and the Board; and
4.	to review and, as appropriate, approve in advance non-audit services provided by such independent registered public accountants to the Fund, the Adviser, and, in certain cases, other affiliates of the Fund.

The Board has formed a Nominating Committee composed of all of the Independent Trustees, whose function, subject to the oversight of the Board, is to select and nominate persons for elections or appointment by the Board as Managers of the Fund. The Nominating Committee will act in accordance with the Fund’s nominating committee charter. The Nominating Committee may consider nominees recommended by Shareholders. The Nominating Committee will consider recommendations for nominees from Shareholders sent to the Secretary of the Fund, Claudia Brandon, at 1290 Avenue of the Americas, New York, New York 10104. A nomination submission must include all information relating to the recommended nominee that is required to be disclosed pursuant to Item 22(b) of Schedule 14A, as well as information sufficient to evaluate the factors listed in the Fund’s Nominating Committee Charter (the character and integrity of the person; whether or not the person is qualified under applicable laws and regulations to serve as a Manager of the Fund; whether or not the person has any relationships that might impair his or her service on the Board; whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regarding the number and percentage of Independent Managers on the Board; whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related fund complexes; whether or not the person is willing to serve and is willing and able to commit the time necessary for the performance of the duties and responsibilities of a Manager of the Fund; and a demonstrated record of professional accomplishment). Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by Shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Nominating Committee.

Board Oversight of Risk Management

As part of its oversight function, the Board receives and reviews various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risk and operational risk), Board oversight of different types of risks is handled in different ways. For example, the full Board could receive and review reports from senior personnel of the Adviser (including senior compliance, financial reporting and investment personnel) or their affiliates regarding various types of risks, such as operational, compliance and investment risk, and how they are being managed. The Audit Committee may participate in the oversight of risk management in certain areas, including meeting with the Fund’s financial officers and with the Fund’s independent public auditors to discuss, among other things, annual audits of the Fund’s financial statements and the auditor’s report thereon and the auditor’s annual report on internal control.

Board of Managers and Officers

Any vacancy on the Board of Managers may be filled by the remaining Managers, except to the extent the 1940 Act requires the election of Managers by the investors. The Fund’s officers are appointed by the Managers and oversee the management of the day-to-day operations of the Fund under the supervision of the Board. All of the officers of the Fund are directors, officers or employees of the Adviser or its affiliates. The Managers and officers of the Fund are also directors and officers of other investment companies managed or advised by the Adviser. To the fullest extent allowed by applicable law, including the 1940 Act, the Declaration of Trust indemnifies the Trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.

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The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

Portfolio Management

Investment Adviser and Sub-Adviser

Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104, serves as the Investment Adviser to the Fund. The Investment Adviser has engaged NB Alternatives Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104, as Sub-Adviser to assist with investment decisions on behalf of the Fund.

The Investment Adviser and the Sub-Adviser are both registered as investment advisers under the Advisers Act. The Investment Adviser and the Sub-Adviser are indirect, wholly-owned subsidiaries of Neuberger Berman and provide investment advisory services to the Neuberger Berman open-and closed-end funds that are registered under the 1940 Act. Neuberger Berman’s voting equity is owned by NBSH. NBSH is owned by portfolio managers, members of the Neuberger Berman’s management team and certain of Neuberger Berman’s key employees and senior professionals.

Investment Personnel

The five members of the NBSF Investment Committee (Peter Sterling, Zhengyuan Lu, David Kupperman, Jeff Majit and Anthony Tutrone) are responsible for the management of the Fund’s portfolio and serve as the Fund’s Portfolio Managers. The NBSF Investment Committee operates on a majority vote basis and is supported by an experienced investment team of managing directors, senior vice presidents, vice presidents, associates and analysts who execute on the team’s rigorous due diligence process. In addition to serving as members of the NBSF Investment Committee, Peter Sterling and Zhengyuan Lu are primarily responsible for the day-to-day management, selection, purchases, monitoring and realizations of the Fund’s loan portfolio. The Statement of Additional Information provides additional information about Portfolio Manager compensation, other accounts managed and the Portfolio Managers’ ownership of securities in the Fund.

Below is biographical information relating to the Investment Committee, who serves as the Fund’s portfolio managers:

Peter Sterling, Managing Director, is Head of Neuberger Berman’s Specialty Finance team. Prior to joining the firm in 2018, Peter served as President of Coastland Capital, an asset manager within the relative value and specialty finance strategies. Peter served as the portfolio manager for Coastland’s specialty finance vehicle which invested across consumer and small business loans/receivables with an emphasis on the Fintech space. The group underwrote and purchased several hundred million dollars of varying assets across the whole loan, receivable, and securitized ABS markets. Prior to joining Coastland, Peter underwrote and purchased non-performing loan investments within the consumer and commercial credit card industries. From 2001-2005, Peter served as a portfolio manager focusing on credit arbitrage strategies at Marin Capital and previously at KBC Alternative Investment Management Ltd., a multi-strategy asset manager with several billion dollars under management. During his tenure, Peter co-managed a large credit portfolio focused on capital structure arbitrage. Previous to that, Peter was initially hired into D.E. Shaw’s Financial Products group which was subsequently sold to KBC Bank, managing their U.S. convertible bond arbitrage portfolio. Prior to that, Peter traded equity derivatives for Gateway Partners on the floors of the American and Philadelphia Stock Exchanges. Peter received a BA with a dual major in Economics and Psychology from Cornell University.

Zhengyuan Lu, Managing Director, is a senior member of the Neuberger Berman’s Specialty Finance team and a member of the NBSF Investment Committee. Prior to joining Neuberger Berman, Lu was a Managing Director and head of the Warehouse Financing Group with SVB Financial Group, where he was responsible for debt investments in the FinTech sector. Prior to SVB Financial Group, Lu was in a similar capacity with Victory Park Capital. Prior to that, Lu was a senior vice president and head of Capital Markets and Treasury at OnDeck, where he spearheaded all capital markets and fundraising activities. This also included the management of OnDeck Marketplace, the crowd funding platform of OnDeck and Treasury and Cash Management. As a member of OnDeck’s Executive and Management Committee, Lu was involved in all aspects of its strategic and operational initiatives. Prior to that, he was a managing director and head of the Asset Financing Group at Gleacher & Company, where he was responsible for the origination and financing of esoteric assets. Before joining Gleacher, Lu was a managing director and head

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of Structured Products Group at Keefe, Bruyette & Woods (now Stifel Financial), where he ran all banking and trading activities for structured products. He was a senior vice president/executive director with Fortis Bank and WestLB AG. Lu was also a portfolio manager at PPM America (asset management arm of Prudential U.K.). Lu holds a B.A in Economics and Computer Science from Middlebury College.

David Kupperman, PhD, Managing Director, is Co-head of the NB Alternative Investment Management team. He is a member of the NBSF Investment Committee and co-founded the Neuberger Berman Specialty Finance Group. He is also the Chairman of the NB Insurance-Linked Strategies Underwriting Committee and a Director of NB Reinsurance Ltd. David also sits on the firm’s Asset Allocation Committee and the Investment Risk Committee. Prior to joining the firm in 2011, David was a partner and member of the investment committee at Alternative Investment Management, LLC. Before that, he was a managing director and member of the executive committee at Paloma Partners Management Company, a multi-strategy hedge fund focused on relative value trading strategies. Previously, David was a principal at The Carlyle Group, one of the world’s largest alternative investment managers. Prior to joining Carlyle, he was a vice president in both the private equity and portfolio strategy groups at Goldman, Sachs & Co. David is on The Johns Hopkins Physics & Astronomy Advisory Council and the Krieger School Advisory Board. David holds an MA and a PhD in physics from Johns Hopkins University and a BA and an ME from Cornell University.

Jeff Majit, CFA, Managing Director, is Co-head of the NB Alternative Investment Management team. He is a member of the NBSF Investment Committee. Jeff is also Co-PM of the Tactical Private Income strategy. Prior to co-founding NB Alternative Investment Management in 2002, Jeff was in the global power and project finance group within the investment banking division of Lehman Brothers, where he worked on M&A advisories as well as capital markets financings. Jeff graduated Phi Beta Kappa from Amherst College, earning a BA with concentrations in economics and Asian languages and civilizations. Jeff has been awarded the Chartered Financial Analyst designation.

Anthony Tutrone, Managing Director, is the Global Head of NB Alternatives. He is a member of all Neuberger Berman Private Equity’s Investment Committees, including the NBSF Investment Committee. Anthony is also a member of Neuberger Berman’s Partnership, Operating, and Asset Allocation Committees. Prior to Neuberger Berman, from 1994 to 2001, Anthony was a Managing Director and founding member of The Cypress Group, a private equity firm focused on middle market buyouts. Anthony began his career at Lehman Brothers in 1986, starting in Investment Banking and in 1987 becoming one of the original members of the firm’s Merchant Banking Group. He has been a member of the board of directors of several public and private companies and has sat on the advisory boards of several private equity funds. Anthony earned an MBA from Harvard Business School and a BA in Economics from Columbia University.

INVESTMENT ADVISORY AGREEMENT

The Investment Adviser, subject to supervision by the Board, has overall responsibility for the investment selection, management and operation of the Fund, pursuant to an Investment Advisory Agreement between the Fund and the Investment Adviser.

In consideration of the investment advisory and management services provided by the Investment Adviser, the Fund pays the Investment Adviser a monthly Management Fee at an annual rate of 1.00% of the average daily value of the Fund’s Net Assets. The Management Fee will be calculated and payable monthly in arrears. The Management Fee is paid to the Investment Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. This Management Fee is separate from the Incentive Fee that the Investment Adviser receives from the Fund. The Investment Adviser has contractually agreed to reduce its Advisory Fee to an annual rate of 0.50% for one year from the date of commencement of operations of the Fund (the “Fee Waiver”). Unless otherwise extended by agreement between the Fund and the Investment Adviser, the Advisory Fee payable by the Fund after the expiration of the Fee Waiver will be at the annual rate of 1.00%.

In addition to the Management Fee, the Fund will pay the Investment Adviser an Incentive Fee pursuant to the investment advisory agreement. The Incentive Fee is based on income, whereby the Fund will pay the Adviser quarterly in arrears 10% of its Pre-Incentive Fee Net Investment Income for each calendar quarter, subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets, equal to 1.25% per quarter (or an annualized hurdle rate of 5%), subject to a “catch-up” feature. For this purpose, “Pre-Incentive Fee Net Investment Income” means, interest income, dividend income and any other income (including any other fees (other than fees for

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providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund (or its wholly-owned Subsidiaries)) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Management Fee, expenses payable under the administration agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution or shareholder servicing fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The impact of payments and recoupments made in connection with the Expense Limitation Agreement into which the Fund has entered will be excluded from Pre-Incentive Fee Net Investment Income.

If the Fund’s Pre-Incentive Fee Net Investment Income is between 1.25% and 1.3889% (the “Catch-up Range”), then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to 100% of the Fund’s Pre-Incentive Fee Net Investment Income within the Catch-up Range (the “Catch-up Amount”). If the Fund’s Pre-Incentive Fee Net Investment Income exceeds 1.3889%, then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to the Catch-up Amount plus 10% of net investment income above 1.3889%.

The calculation of the Incentive Fee for each calendar quarter is as follows:

•	No Incentive Fee is payable to the Adviser if the Fund’s Pre-Incentive Fee Net Investment Income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 1.25% (5% annualized);
•	100% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate but is less than or equal to 1.3889% (the “Catch-up”) is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, exceeds the hurdle rate but is less than or equal to 1.3889% (5.5556% annualized). The “Catch-up” provision is intended to provide the Adviser with an incentive fee of 10% on all of the Fund’s pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.3889% in any calendar quarter; and
•	10% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the “Catch-up” is payable to the Adviser if the Fund’s pre- incentive fee net investment income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, exceeds 1.3889% (5.5556% annualized). As a result, once the hurdle rate is reached and the Catch-up is achieved, 10% of all the Fund’s pre- incentive fee net investment income thereafter is allocated to the Adviser.

The following is a graphical representation of the calculation of the Incentive Fee:

The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by a majority vote of the Board; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; or by the Investment Adviser. After the initial term of two (2) years, the Investment Advisory Agreement may continue in effect from year to year if such continuance is approved annually by either the Board or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person (or as otherwise permitted by the SEC) at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

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In addition to the fees and expenses to be paid by the Fund under the Investment Advisory Agreement, the Adviser and its affiliates are entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory services. If persons associated with or employed by the Adviser or any of its affiliates, including persons who may be officers of the Fund, provide accounting, legal, clerical, compliance or administrative services to the Fund as approved by the Board, the Fund will reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board. If the Adviser or its affiliates seek reimbursements of such costs, such action may cause the Fund’s expenses to be higher than the expenses shown herein, perhaps by a material amount. The Adviser may, in its sole discretion, waive or not seek reimbursement for accounting, legal, clerical or administrative services to the Fund.

The Investment Advisory Agreement provides that, in the absence of willful misconduct, bad faith, gross negligence or reckless disregard of its duties to the Fund, the Investment Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person or any sub-adviser in connection with the performance of services to the Fund. The Investment Advisory Agreement also provides that the Fund will indemnify, to the fullest extent permitted by law, the Investment Adviser and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Fund, provided that the liability or expense is not incurred by reason of the person’s willful misconduct, bad faith, gross negligence or reckless disregard of its duties to the Fund.

To the extent the Fund invests any assets in an affiliated investment company, the Investment Adviser undertakes to waive a portion of the Management Fee equal to the advisory fee it receives from such affiliated investment company on those assets.

Pursuant to the Expense Limitation Agreement with the Fund, the Investment Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure certain annual operating expenses, exclusive of certain “Excluded Expenses” do not exceed 0.75% of the average daily Net Assets of Institutional Class Shares, Class A-1 Shares, and Class A-2 Shares. “Excluded Expenses” include: (i) the Management Fee; (ii) the Incentive Fee; (iii) any Distribution and Servicing Fee; (iv) all fees and expenses of special purpose entities and securitization vehicles in which the Fund or a subsidiary invests (including management fees, performance-based incentive fees, and administrative service fees); (v) fees payable to third parties in connection with the sourcing or identification of portfolio investments; (vi) acquired fund fees and expenses of the Fund or a subsidiary; (vii) interest payments incurred by the Fund or a subsidiary; (viii) fees and expenses incurred in connection with any credit facilities obtained by the Fund or a subsidiary; (ix) taxes of the Fund or a subsidiary; (x) transactional costs associated with consummated and unconsummated transactions, including legal costs, sourcing fees, servicing fees and brokerage commissions, associated with the acquisition, disposition and maintenance of investments; (xi) fees payable to data management and financial operations platforms used in connection with the Fund’s investments; (xii) valuation service providers; and (xiii) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence).

In addition, under the Expense Limitation Agreement, the Adviser has agreed that the aggregate organizational and initial offering expenses of the Fund shall be borne by the Adviser until, and only if, the Fund has reached the following thresholds in net assets: $200 million, $300 million, and $400 million; at each threshold, 1/3 of the total amount of the aggregate organizational and initial offering expenses of the Fund shall become an expense obligation of the Fund and the Fund agrees to repay the Adviser such amount. If the Fund does not reach such thresholds in net assets, the organizational and initial offering expenses borne by the Adviser are not subject to repayment from the Fund.

With respect to each class of Shares, the Fund has agreed to repay the Investment Adviser any fees waived or any expenses the Investment Adviser reimburses pursuant to the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the annual operating expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense

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limitation in place at the time the Fund repays the Investment Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Investment Adviser incurred the expense. For the avoidance of doubt, this provision applies to both the Expense Limitation and the O&O Limitation.

The Expense Limitation Agreement has an initial term ending one year from the date of commencement of operations of the Fund, and the Investment Adviser may extend the term for a period of one year on an annual basis. The Investment Adviser may not terminate the O&O Limitation without prior approval of the Board and, before the date that is one year from the commencement of operations, the Investment Adviser may not terminate the Expense Limitation without prior approval of the Board.

The Investment Advisory Agreement was initially approved by the Board at the Fund’s organizational meeting held on January 24, 2025. A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement will be available in the Fund’s first annual or semi-annual report to Shareholders, which will be publicly filed with SEC.

The Investment Adviser may engage one or more of foreign affiliates that are not registered under the 1940 Act (“participating affiliates”) in accordance with applicable SEC no-action letters. As participating affiliates, whether or not registered with the SEC, the affiliates may provide designated investment personnel to associate with the Investment Adviser as “associated persons” of the Investment Adviser and perform specific advisory services for the Investment Adviser, including services for the Fund, which may involve, among other services, portfolio management and/or placing orders for securities and other instruments. The designated employees of a participating affiliate act for the Investment Adviser and are subject to certain policies and procedures of the Investment Adviser as well as supervision and periodic monitoring by the Investment Adviser. The Fund will pay no additional fees and expenses as a result of any such arrangements. Neuberger Berman Europe Limited is considered a participating affiliate of the Investment Adviser pursuant to applicable regulatory guidance.

In addition, affiliates of the Investment Adviser may invest additional capital in the Fund beyond the minimum “seed capital” amount of $100,000 required by Section 14(a) of the 1940 Act. The “seed capital” and the additional investments are generally intended to enable the Fund to commence investment operations and achieve sufficient scale and may be withdrawn, in whole or in part, at such time as the Investment Adviser or its affiliates determine to be appropriate, in accordance with the Fund’s quarterly repurchases offers pursuant to Rule 23c-3 under the 1940 Act. See “—Repurchase of Shares” and “Principal Risks of the Fund—Repurchase Offers Risks”.

INVESTMENT SUB-ADVISORY AGREEMENT

The Investment Adviser has engaged the Sub-Adviser to assist with investment decisions with respect to the Fund pursuant to an Investment Sub-Advisory Agreement between the Investment Adviser and the Sub-Adviser.

In consideration for the services provided under the Investment Sub-Advisory Agreement, the Investment Adviser pays the Sub-Adviser a quarterly fee equal to 90% of the Management Fee and 100% of the Incentive Fee received from the Fund. The Investment Sub-Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; or by the Investment Adviser or the Sub-Adviser. After the initial term of two (2) years, the Investment Sub-Advisory Agreement may continue in effect from year to year if such continuance is approved annually by either the Board or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person (or as otherwise permitted by the SEC) at a meeting called for the purpose of voting on such approval. The Investment Sub-Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder, or if the Investment Advisory Agreement terminates with respect to the Fund.

The Investment Sub-Advisory Agreement provides that, in the absence of willful misconduct, bad faith, gross negligence or reckless disregard of its duties with respect to the Fund, the Sub-Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Fund. The Investment Sub-Advisory Agreement also provides the Fund will indemnify, to the fullest extent permitted by law, the Sub-Adviser and its directors, officers or employees and their respective affiliates,

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executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Fund, provided that the liability or expense is not incurred by reason of the person’s willful misconduct, bad faith, gross negligence or reckless disregard of its duties with respect to the Fund.

The Investment Sub-Advisory Agreement was initially approved by the Board at the Fund’s organizational meeting held on January 24, 2025. A discussion regarding the basis for the Board’s approval of the Investment Sub-Advisory Agreement will be available in the Fund’s first annual or semi-annual report to Shareholders, which will be publicly filed with SEC.

NET ASSET VALUATION

The Fund expects to determine the NAV for each class of Shares daily. The NAV per Share for each class of Shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of Shares outstanding of the class at the time of calculation.

Under normal circumstances, the NAV per Share is calculated as of the close of regular trading on the NYSE (normally 4:00 p.m. Easterm time) on each day that the NYSE is open for trading. The NYSE is closed on Saturdays and Sundays and on days when it observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The NYSE may change its holiday schedule or hours of operation at any time.

The Board has approved procedures pursuant to which the Fund will value its investments. In accordance with Rule 2a-5 under the 1940 Act, the Board has designated the Investment Adviser as the Fund’s valuation designee (the “Valuation Designee”) to determine, in accordance with such procedures, fair value in good faith for any or all Fund investments. The Valuation Designee may seek the assistance of the Sub-Adviser as it deems appropriate. The Valuation Designee uses the best information it has reasonably available to determine or estimate fair value. The Valuation Designee generally will value the Fund’s investments in accordance with Certification Topic ASC 820 of the Financial Accounting Standards Board. The Investment Adviser, as Valuation Designee, may face a conflict of interest in valuing the Fund’s investments, as the investments’ value may affect the Investment Adviser’s compensation or its ability to raise additional funds.

Listed below is a summary of certain methods generally used currently to value the Fund’s investments under the approved procedures:

•	Publicly traded equity securities are valued using the last sale prices at the official close as reported on the exchanges where those securities are primarily traded. If no sales of a security are reported on a particular day, the security will be valued based on its bid price for a security held long, or its ask price for a security held short, as reported by those exchanges. In the absence of such sales or quotations, other publicly offered securities will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for those securities.
•	Exchange-traded derivatives, such as futures, interest rate swaps, and options, are valued at the settlement price on the exchange on which they trade or the mean of the bid and asked price. Financial futures will generally be valued at the settlement price. Interest rate swaps will generally be valued at the settlement price or the mean of the bid and asked price. Exchange-traded options will generally be valued at the latest reported sale price on the exchange on which they trade, or if there is no reported sale, the option will generally be valued at the mean between the latest bid and asked prices.
•	Non-exchange traded derivatives are generally valued on the basis of valuations provided by independent third-party pricing vendors or, if vendor prices are unavailable, quoted by an active broker-dealer.
•	For the Fund’s investments in whole loans, such as consumer and small business loans, the Valuation Designee has engaged a third-party valuation agent to value these assets. The valuation performed by the valuation agent uses an income approach through the discounted cash flow (DCF) method by projecting contractual cash flows for each loan for its remaining term. Contractual cash flows are adjusted for expected charge-off (defaults), recovery (given default), and early prepayments. The valuation agent
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calculates expected loss and prepayment by employing loan-level statistical models that take into account both contractual features of loans and credit characteristics of borrowers. The models also take into account the delinquency of loans as a predictor of default. So delinquent loans are marked down according to estimates of “roll rate” probabilities from transition models. The valuation agent’s models are calibrated (on a regular basis) using actual loan performance of similar loans in the market. As a final step in valuation, projected risk-adjusted cash flows are discounted at the required market rate of return – which is calculated as par purchase (yield) for new issuance in each credit segment. The valuation agent receives the underlying data related to their valuation work directly from lender/originating platforms. The data includes the historical performance of all loans on each platform (for calibrating their credit model) as well as the Fund’s investments (which includes loan tapes with loan and borrower attributes, and the latest performance for each loan).

•	The Fund is permitted to invest in funded and unfunded revolving credit facilities (“Revolvers”). Revolvers are valued by a third-party valuation agent engaged by the Valuation Designee. For the valuation of these Revolvers, the valuation agent uses its proprietary models to compute loan-level cash flow projections for the underlying collateral. Valuation of the given tranche is performed primarily by analyzing the underlying loan collateral performance, delinquency rate, and pre-payment rates. The collateral cash flow is then allocated to various tranches (if more than one) of the complete revolving loan structure per the waterfall priority of payments. The valuation agent further looks at the excess spread and interest coverage as well as the remaining first loss protection to determine a final valuation for the given loan/tranche.
•	For assets owned through a loan participation arrangement with another manager, the Valuation Designee could utilize that manager’s valuation.
•	Other fixed income and credit securities, including ABS, corporate and government debt securities, mortgage-backed securities, and loans are valued by an independent pricing service on the basis of market quotations. The Valuation Designee will monitor the reasonableness of valuations provided by the pricing service.
•	Asset-backed securities residuals are valued by a third-party valuation agent. For the valuation of marketplace lending securitization, the valuation agent uses its proprietary models to compute loan-level cash flow projections for the underlying collateral. The collateral cash flow is then allocated to various tranches of securitization structure per the waterfall priority of payments. Valuation of various tranches is then performed by discounting projected cash flows at the appropriate market required rate of return. Given the sensitivity of residuals’ expected cash flows to estimates of default and prepayments rates, the valuation agent computes the value of residuals over a set of scenarios to capture alternative views. As for whole loans, proprietary models (to project collateral cash flows) get recalibrated with most recent performance data on a regular basis.
•	Warrants are valued by a third-party valuation agent. Warrants are valued based on a combination of primary factors including the underlying terms of the warrant, last round valuation of the company, and timing. Additionally, secondary factors such as comparable company pricing, overall health of the underlying company, and potential private vs public discount may be considered.
•	A substantial portion of the Fund’s investments are U.S. dollar denominated investments. All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates obtained from pricing services. Trading in foreign securities generally is completed, and the values of foreign securities are determined, prior to the close of the securities markets in the U.S. Foreign exchange rates are also determined prior to such close.

If a valuation for a security is not available from an independent pricing service or if the Valuation Designee believes in good faith that the valuation does not reflect the amount the Fund would receive on a current sale of that security, the Fund seeks to obtain quotations from brokers or dealers. If such quotations are not readily available, the Fund may use a fair value estimate made according to methods utilized by the Valuation Designee. Prospective Investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net asset value if the judgments of the Valuation Designee should prove incorrect.

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The Fund accounts for loans purchased from lending platforms at the individual loan level for valuation purposes, and such loans are fair valued using inputs that take into account borrower-level data that is updated as often as the NAV is calculated to reflect new information regarding the borrower and loan. Such borrower-level data will include the borrower’s payment history, including the payment, principal and interest amounts of each loan and the current status of each loan, which will allow the Valuation Designee to determine, among other things, the historical prepayment rate, charge-off rate, delinquency and performance with respect to such borrower/loan.

The Fund, in accordance with the investment limitations approved by the Board, will limit its investments in such loans to those originated by platforms that will provide the Fund with individual loan-level data on an ongoing basis throughout the life of each individual loan that is updated periodically as often as the NAV is calculated to reflect new information regarding the borrower or loan. The Fund will not invest through platforms where it cannot evaluate the completeness and accuracy of the individual loan data provided by the platforms relevant to the existence and valuation of the loans purchased and utilized in the accounting of the loans.

DISTRIBUTOR

Neuberger Berman BD LLC, located at 1290 Avenue of the Americas, New York, NY 10104, acts as the distributor of the Fund’s Shares, pursuant to the distribution agreement between the Fund and the Distributor (the “Distribution Agreement”), on a reasonable best efforts basis, subject to various conditions.

After the initial term of two (2) years, the Distribution Agreement will continue in effect with respect to the Fund for successive one-year periods, provided that each such continuance is specifically approved by the Board or by a majority of the outstanding voting securities of the Fund, and in either case, also by a majority of the Board members who are not interested persons of the Fund or the Distributor.

The Distributor retains additional selling agents or other financial intermediaries to place Shares in the Fund. Such selling agents or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus. Selling agents typically receive the sales load with respect to Class A-1 Shares purchased by their clients. While neither the Fund nor the Distributor impose an initial sales charge on Institutional Class or Class A-2 Shares, if a Shareholder buys Class A-2 Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge Shareholders transaction or other fees in such amount as they may determine. Investors should consult their financial advisors at such selling agents or financial intermediaries.

Pursuant to the Distribution Agreement, the Distributor shall pay its own costs and expenses connected with the sale of Shares.

PLAN OF DISTRIBUTION

The Fund currently offers three classes of Shares: Institutional Class Shares, Class A-1 and Class A-2 Shares. The Fund will rely on an exemptive order from the SEC that allows it to issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. The Fund may in the future offer other classes of Shares. Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class- specific expenses; and (c) each class shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class.

Consistent with the policies of the Shareholder’s financial intermediary, Class A-1 and A-2 Shares of the Fund may be converted for Institutional Class Shares of the Fund if the investor and the relevant financial intermediary satisfies any then-applicable eligibility requirements for investment in Institutional Class Shares. Any such conversion will be effected at NAV without the imposition of any sales load, fee or other charges by the Fund.

Distribution and Servicing Plan and Fee

The Fund has adopted a distribution and servicing plan for each of its Class A-1 Shares and Class A-2 Shares to pay to the Distributor a Distribution and Servicing Fee to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own such shares.

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These activities include marketing and other activities primarily intended to result in the sale of Class A-1 Shares and Class A-2 Shares and activities related to administration and servicing of Class A-1 or Class A-2 accounts. Each Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1, as required by its exemptive relief, permitting the Fund to, among other things, issue multiple classes of Shares.

Under each Distribution and Servicing Plan, Class A-1 or Class A-2, as applicable, pays a Distribution and Servicing Fee to the Distributor at an annual rate of 0.75% based on the aggregate net assets of the Fund attributable to such class. The Distribution and Servicing Fee is paid out of the relevant class’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to such class. Institutional Class Shares are not subject to the Distribution and Servicing Fee and do not bear any expenses associated therewith.

Sales Load – Class A-1 Shares

Unless eligible for a sales load waiver, investors purchasing Class A-1 Shares will pay a sales load based on the amount of their investment in the Fund. The sales load payable by each Shareholder depends upon the amount invested by such Shareholder in the Fund, but may be up to 3.50%.

The sales load for Class A-1 Shares will be deducted out of the Shareholder’s investment amount, and will not constitute part of Shareholder’s investment in the Fund or part of the assets of the Fund. No sales load may be charged without the consent of the Distributor.

Investors may be able to buy Class A-1 Shares without a sales load, if applicable (i.e., “load-waived”), when they are:

(i)	reinvesting distributions;
(ii)	a current or former director of the Fund;
(iii)	an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in section 152 of the Internal Revenue Code) of the Adviser or its affiliates or of a broker-dealer authorized to sell Class A-1 Shares of the Fund; or
(iv)	purchasing Class A-1 Shares through a financial services firm that has a special arrangement with the Fund.

In addition, the Fund will combine purchases of Class A-1 Shares made by a Shareholder, the Shareholder’s spouse or domestic partner, and dependent children when it calculates the applicable sales load.

It is the Shareholder’s responsibility to determine whether a reduced sales load would apply pursuant to the listed sales load waivers listed above, including by communicating with his or her employer or purchasing financial services firm, as applicable. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. Notice should be provided to the selling agent or financial intermediary through whom the purchase is made so they can notify the Fund and give the Fund sufficient information to permit the Distributor to confirm that the Shareholder qualifies for such a waiver.

Payments to Financial Intermediaries

The Adviser, or its affiliates, including the Distributor, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or financial intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may

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receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Other Payments

Under the Additional Share Program, the Investment Adviser or its affiliate may contribute cash to the Fund in order to cause Additional Shares to be issued by the Fund to investors that purchase Shares during the Additional Share Period, as described below. At the end of the Additional Share Period, investors will receive Additional Shares in an amount equal to 3.00% of the number of Fund shares held by such investor on the Additional Share Period End Date (as defined below). Such Additional Shares will have the same rights as other Shares of the same Share class and all Share classes are eligible to participate in the Additional Share Program. The Additional Share Program will continue until the earlier of (i) December 31, 2026 or (ii) the date that the Fund receives $300 million of subscriptions (exclusive of affiliated seed investments) (such date, the “Additional Share Period End Date”). In order to be eligible for Additional Shares, an investor must hold Shares on the Additional Share Period End Date as Additional Shares will be issued based on the number of Shares held by such investor on the Additional Share Period End Date.

Additional Shares will be issued to eligible Shareholders on the earlier of (i) the first business day following the quarter-end during which the Fund receives $300 million of subscriptions (exclusive of affiliated seed investments); or (ii) during the first week of January 2027, if by December 31, 2026 the Fund has not received $300 million of subscriptions (exclusive of affiliated seed investments) (such date, the “Additional Shares Payment Date”) and will be issued at the Fund’s NAV on the Additional Shares Payment Date.

The payments from the Investment Adviser will be made from its own assets (and not the Fund’s assets). The Additional Share Program may create an incentive for Shareholders to invest additional amounts in the Fund during the Additional Share Period. There is a risk that Shareholders may submit their Shares for repurchase by the Fund, particularly after they have received all of their Additional Shares. As with repurchase requests by other Shareholders, such repurchases could have a significant negative impact on the Fund, including on the Fund’s liquidity. In addition, potential investors should consult their financial intermediaries and tax advisors for additional information about the receipt of Additional Shares and related tax implications of receipt of Additional Shares.

PURCHASING SHARES

The following section provides basic information about how to purchase Shares of the Fund. The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Shares are continuously offered through the Distributor. Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Prospective investors purchasing shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediaries’ procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediaries.

Share Class Considerations

When selecting a Share class, prospective investees should consider the following:

•	which Share classes are available;
•	how much an investor intends to invest;
•	how long the investor expects to own the Shares; and
•	total costs and expenses associated with a particular Share class.

Each investor’s financial considerations are different. Prospective investors should speak with their financial intermediary to help select a Share class. Not all financial intermediaries offer all classes of Shares. If a financial intermediary offers more than one class of Shares, prospective investors should carefully consider which class of Shares to purchase.

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Class A-1, Class A-2 and Institutional Class Shares may be purchased through financial intermediaries offering such Shares. Orders will be priced at the appropriate price next computed after they are received by a financial intermediary and accepted by the Fund. A financial intermediary may hold Shares in an omnibus account in the financial intermediary’s name or the financial intermediary may maintain individual ownership records. The Fund may pay the financial intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries are responsible for placing orders correctly and promptly with the Fund, and forwarding payment promptly. The Fund accepts initial and additional purchases of Shares on each day that the NYSE is open for business. Orders will be priced based on the Fund’s NAV next computed (at the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business) after it is received by the transfer agent. Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in United States dollars.

For prospective investors purchasing Class A-2 Shares through certain financial intermediaries, such intermediaries may directly charge transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. Investors in Class A-1, Class A-2 and Institutional Class Shares may be subject to purchase deadlines set by their financial intermediary. Please consult your financial firm for additional information. Financial intermediaries who miss the Fund’s deadlines on behalf of their clients on any day may have their purchases delayed until the next day that the Fund accepts purchases orders.

The minimum initial investment in the Fund by any investor is $2,500 for Institutional Class Shares and $2,500 for Class A-1 and Class A-2 Shares, except for additional purchases pursuant to the dividend reinvestment plan. The Board reserves the right to accept lesser amounts below these minimums, including for Managers of the Fund and employees of Neuberger Berman and vehicles controlled by such employees and their extended family members. The purchase price of the Shares is based on the net asset value as of the date such Shares are purchased.

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Investors may purchase Institutional Class Shares directly from the Fund in accordance with the instructions below. Each initial or subsequent purchase of Shares will be payable in one installment and requires the prospective investor complete and execute a subscription document. The subscription document is designed to provide the Fund with important information about the prospective investor. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any sales load, fees or expenses. In the event that cleared funds and/or a properly completed subscription document are not received from a prospective investor prior to the cut-off time, prospective investors may have their purchases delayed until the next day that the Fund accepts purchases orders.

An existing Shareholder generally may purchase additional Shares by contacting their financial intermediary. The price of the Shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Shares. Subsequent investments may be processed by contacting your financial intermediary.

CLOSED-END FUND STRUCTURE; NO RIGHT OF REDEMPTION

The Fund is a non-diversified, closed-end management investment company. Closed-end funds differ from open-end funds in that closed-end funds do not redeem their shares at the request of an investor. No Shareholder has the right to require the Fund to redeem his, her or its Shares. No public market for the Shares exists, and none is expected to develop in the future. As a result, Shareholders may not be able to liquidate their investment other than through repurchases of Shares by the Fund, as described below. Accordingly, Shareholders should consider that they may not have access to the funds they invested in the Fund for an indefinite period of time.

REPURCHASE OF SHARES

The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Therefore, Shareholders should expect that they will be unable to sell their Shares for an indefinite time or at a desired price. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Shareholders may not transfer their investment from the Fund to any other registered investment company. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors.

To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, the Fund currently expects to offer to repurchase 5% of its outstanding Shares, but from time to time may offer to repurchase more Shares in order to provide limited liquidity to Shareholders. The Fund expects to conduct its first repurchase offer in the first full quarter of Fund operation

The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Fund intends to provide written notice of quarterly repurchase offers in the months of January, April, July and October. The Repurchase Offer Notice will be sent to Shareholders at least 21 calendar days before the Repurchase Request Deadline; however, the Fund will seek to provide such written notification earlier but no more than 42 calendar days before the Repurchase Request Deadline. Shareholders may withdraw or modify their requests to tender their Shares for repurchase at any time prior to the Repurchase Request Deadline as described in the relevant Repurchase Offer Notice. The NAV at which a repurchase is effected will be calculated no later than the Repurchase Pricing Date, which will be no later than 14 calendar days after the Repurchase Request Deadline or the next business day if the fourteenth day is not a business day. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. Thus, given the timeframe, the Shares are appropriate only as a long-term investment and the Fund’s repurchase offers may subject the Fund and Shareholders to special risks.

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Determination of Repurchase Offer Amount

The Board, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be between 5% and 25% of the total number of Shares outstanding on the Repurchase Request Deadline.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.

Notice to Shareholders

No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a Repurchase Offer Notice. The Repurchase Offer Notice will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The notice also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment. The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the Shares will be the Fund’s NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be directed back to the same account from where the original investment came from on the Purchase Payment Date, which will be no more than seven calendar days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the Shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. In the event that Shareholders in the aggregate tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a Shareholder.

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The Fund expects to conduct repurchase offers generally on the following illustrative timeline:

	Fourth Quarter	First Quarter	Second Quarter
	2025	2026	2026

Repurchase Offer Start Date Repurchase Offer begins - Shareholders are informed of the repurchase offer details.	10/15/2025	1/15/2026	4/15/2026

Repurchase Offer Deadline The date that Shareholders who want to tender their Shares need to respond to the repurchase offer. The offer deadline is at least 21 days from the offer start date.	11/5/2025	2/5/2026	5/6/2026

Repurchase Offer Pricing Date

The NAV of Shares to be repurchased is calculated and is expected to be generally the same date as the offer deadline but may be up to 14 days following the offer deadline.

	11/5/2025	2/5/2026	5/6/2026

Payment Date The Fund will pay to Shareholders the proceeds from their Shares accepted for repurchase.	The payment will be made no later than 7 days after the Repurchase Offering Pricing Date.

Repurchase Fee on Shares Repurchased within One Year of Purchase

A 2.00% Early Repurchase Fee payable to the Fund will be charged with respect to any repurchase of a Shareholder’s Shares at any time prior to the one-year anniversary of the Shareholder’s acquisition of Institutional Class, Class A-1 or Class A-2 Shares, as applicable, on a “first in-first out” basis. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an Early Repurchase Fee, it will do so consistently with the requirements of Rule 22d-1 under the 1940 Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the Early Repurchase Fee will apply uniformly to all Shareholders regardless of Share class.

A prospective investor’s financial adviser or other financial intermediary may charge service fees for handling Share repurchases. In such cases, there may be fees imposed by the intermediary on different terms (and subject to different exceptions) than those set forth above. A prospective investor is urged to consult its financial adviser or other financial intermediary for details.

Suspension or Postponement of Repurchase Offers

The Fund may suspend or postpone a repurchase offer only: (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its Net Assets; or (4) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.

DISTRIBUTIONS

The Fund intends to elect to qualify, and intends to continue to qualify annually, as a RIC under the Code and intends to distribute at least 90% of its annual net taxable income to its Shareholders. The Fund intends to pay distributions quarterly to its Shareholders of net investment income, after payment of interest on outstanding borrowings, if any. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status,

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compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.

In the years in which the Fund incurs net mark to market losses as a result of Section 475(a)(2), the Fund may be required to make distributions. To the extent that any portion of the Fund’s distributions are considered a return of capital to Shareholders, such portion would not be considered dividends for U.S. federal income tax purposes, and would represent a return of the amounts that such Shareholders invested. Although such return of capital distributions are not currently taxable to Shareholders, such distributions will have the effect of lowering a Shareholder’s tax basis in such Shares, and could result in a higher tax liability when the Shares are sold, even if they have not increased in value, or in fact, have lost value. The Fund’s final distribution for each tax year is expected to include any remaining investment company taxable income and net tax-exempt income undistributed during the tax year, if any, as well as any undistributed net capital gain realized during the tax year, if any. This distribution policy, may, under certain circumstances, have adverse consequences to the Fund and its Shareholders because it may result in a return of capital resulting in less of a Shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratios. The distribution policy also may cause the Fund to sell securities at a time it would not otherwise do so to manage the distribution of income and gain.

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Each year, a statement on Form 1099-DIV identifying the sources of the distributions (i.e., paid from ordinary income, and/or a return of capital) will be furnished to Shareholders subject to IRS reporting. Fund ordinary distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

As discussed in the “Material U.S. Federal Income Tax Considerations” section, to qualify for and maintain RIC tax treatment, the Fund is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its “investment company taxable income” and net tax-exempt interest income, determined without regard to any deduction for dividends paid, for such tax year. To avoid certain excise taxes imposed on RICs, the Fund is required to distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Fund paid no U.S. federal income tax. The Fund can offer no assurance that it will achieve results that will permit the payment of any distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes it to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. Any such limitations would adversely impact the Fund’s ability to make distributions to Shareholders.

Shareholders will automatically have all distributions reinvested in Shares of the Fund issued by the Fund in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN

The Fund has adopted an “opt-out” dividend reinvestment plan or “DRIP” pursuant to which all Shareholders will have the full amount of their cash distributions reinvested in additional Shares unless a Shareholder elects otherwise. Any distributions of the Fund’s Shares pursuant to the DRIP are dependent on the continued registration of the Fund’s securities or the availability of an exemption from registration in the recipient’s home state. Participants in the DRIP are free to elect to participate or terminate participation in the DRIP within a reasonable time as specified below.

If you elect not to participate in the DRIP, you will receive any distributions the Fund declares in cash. For example, if the Board authorizes, and the Fund declares, a distribution, then unless you have “opted-out” of the DRIP, you will have your cash distributions reinvested in additional Shares, rather than receiving the cash distributions. Shares issued pursuant to the DRIP will have the same voting rights as the Fund’s Shares acquired by subscription to the Fund.

If you wish to participate in the DRIP and receive your distribution in additional Shares, no action will be required on your part to do so. Shareholders that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP by making an election in the Fund’s subscription document or by notifying the transfer agent in writing at the Fund at Neuberger Berman Funds, PO Box 219189, Kansas City, MO 64121-9189. Such written notice must be received by the transfer agent five days prior to the record date of the distribution or the Shareholder will receive such distribution in shares through the DRIP. If Shares are held by a broker or other financial intermediary, in some circumstances a Shareholder may “opt out” of the DRIP by notifying its broker or other financial intermediary of such election. Please check with your broker or other financial intermediary for more details.

There are no selling commissions, dealer manager fees or other sales charges to you as a result of your participation in the DRIP. The Fund pays the transfer agent’s fees under the DRIP. If you receive your ordinary cash distributions in the form of Shares as part of the DRIP, you generally are subject to the sameU.S. federal, state and local tax consequences as you would be had you elected to receive your distributions in cash.

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Your basis for determining gain or loss upon the sale of Shares received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable in cash. Any Shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the Shares are credited to your account. The Fund reserves the right to suspend or limit at any time the ability of investors to reinvest distributions, and to require investors to receive all distributions in cash, or to limit the maximum amount that may be reinvested, either as a dollar amount or as a percentage of distributions. The Fund may determine to do so if, for example, the amount being reinvested by investors exceeds the available investment opportunities that the Adviser considers suitable for the Fund. You may terminate your account under the DRIP by notifying the transfer agent at Neuberger Berman Funds, PO Box 219189 Kansas City, MO 64121-9189.

All correspondence concerning the DRIP should be directed to the transfer agent by mail at Neuberger Berman Funds, PO Box 219189 Kansas City, MO 64121-9189, or by email to the transfer agent at nbfundsCS@sscinc.com.

The Fund may elect to make non-cash distributions to Shareholders. Such distributions are not subject to the DRIP, and all Shareholders, regardless of whether or not they are participants in the DRIP, will receive such distributions in additional Shares of the Fund.

DESCRIPTION OF SHARES

Shares of Beneficial Interest

The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of common shares of beneficial interest, par value $0.001 per share. There is currently no market for Shares and the Fund does not expect that a market for Shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware, as amended, and therefore generally will not be personally liable for the Fund’s debts or obligations.

Under the terms of the Declaration of Trust, all Shares, when consideration for Shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to Shareholders if, as and when authorized and declared by the Board. Shares will have no preference, preemptive, appraisal, conversion, exchange or redemption rights, and will be freely transferable, except where their transfer is restricted by law or contract. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem Shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution, subject to any preferential rights of holders of the Fund’s outstanding preferred Shares, if any. Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election or removal of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of Shareholders. The Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders.

Outstanding Securities

The following table shows, for each class of authorized securities of the Fund, the amount of (i) shares authorized and (ii) shares outstanding, each as of June 30, 2025:

Share Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Institutional Class Shares	Unlimited	None	1
Class A-1 Shares	Unlimited	None	0
Class A-2 Shares	Unlimited	None	0
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ANTI-TAKEOVER AND OTHER PROVISIONS IN THE DECLARATION

AND AGREEMENT OF TRUST

The Declaration of Trust and the By-Laws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status.

The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with or without cause by a vote of two-thirds of the remaining Trustees or by a vote of the holders of at least two-thirds of Shares. These voting thresholds are not required under Delaware or federal law. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of Shareholders.

The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the Shares of the Fund to approve, adopt or authorize an amendment to the Declaration of Trust that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the By-Laws. Upon the adoption of a proposal to convert the Fund from a “closed-end company” to an “open-end company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Declaration of Trust to permit such a conversion of the Fund’s outstanding Shares entitled to vote, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Fund and any national securities exchange.

The Declaration of Trust also places certain limitations on the ability of a Shareholder to sue the fund or bring a derivative action on behalf of the Fund, except with respect to claims arising under the U.S. federal securities laws. In order to bring a derivative action on the Fund, among other conditions, the Shareholder must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. A demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined under Delaware law). Additionally, unless a demand is not required, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Declaration of Trust also includes an irrevocable waiver of the right to trial by jury in all such claims, suits, actions and proceedings.

The Trustees may from time to time grant other voting rights to Shareholders with respect to these and other matters in the By-Laws, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of the assumption of control of the Fund by a third party and/or the conversion of the Fund to an open-end investment company. The Trustees has considered the foregoing provisions and concluded that they are in the best interests of the Fund and its Shareholders, including holders of the Shares.

The foregoing is qualified in its entirety by reference to the full text of the Declaration of Trust and the By-Laws, both of which are on file with the SEC. Material provisions of the Declaration of Trust and By-Laws have been described herein.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund, to its qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to an investment in the Fund’s Shares, and to the acquisition, ownership, and disposition of the Fund’s Shares. This discussion applies only to beneficial owners that acquire the Fund’s Shares in this initial offering at the offering price.

This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that the Fund has assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold the Fund’s shares as part of a

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straddle, hedging, or other risk reduction strategy, conversion transaction or other integrated investment, constructive sale transaction for U.S. tax purposes, Shareholders subject to the alternative minimum tax, tax-exempt organizations or governmental organizations, banks, insurance companies, brokers or dealers in securities or currencies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, traders in securities or commodities that elect mark to market treatment, pension plans and trusts, Shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, Shareholders who are not entitled to claim the benefits of an applicable income tax treaty, U.S. expatriates and former citizens or long-term residents of the United States, Shareholders and U.S. Persons that are exempt from U.S. federal income tax, RICs, real estate investment trusts, personal holding companies, persons required to accelerate the recognition of gross income as a result of such income being recognized on an applicable financial statements, persons who acquire an interest in the Fund in connection with the performance of services, Shareholders and investors in pass through entities, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners, members and owners, Shareholders that are treated as partnerships for U.S. federal income tax purposes (and investors therein), non-U.S. Shareholders (as defined below) engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, “controlled foreign corporations” (“CFCs”), passive foreign investment companies (“PFICs”), and corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to the three-year holding period rule in Section 1061 in the Code, persons who hold or receive Shares pursuant to the exercise of any employee stock options or otherwise as compensation, and tax qualified retirement plans, and financial institutions. In addition, this discussion does not discuss any aspect of U.S. state or local tax, the federal estate or gift tax or non-U.S. tax.

Such persons are urged to consult with their tax advisors as to the U.S. federal income tax consequences of an investment in the Fund, which may differ substantially from those described herein.

This discussion assumes that Shareholders hold the shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Unless otherwise noted, this discussion applies only to U.S. Shareholders that hold Shares as capital assets.

The discussion is based upon the current provisions of the Code, existing and proposed Treasury regulations, its legislative history, published rulings and court decisions, and administrative and judicial interpretations, each as of the date of this Prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This Fund is under no obligation to provide information to an investor with respect to changes in law or facts affecting this discussion after the date hereof.

The Fund has not sought and will not seek any ruling from the IRS regarding the offerings pursuant to this Prospectus or pursuant to any accompanying Prospectus supplement unless expressly stated therein, and this discussion is not binding on the IRS. Prospective investors should be aware that the IRS may not agree with the Fund’s tax positions and, if challenged by the IRS, such tax positions might not be sustained by the courts. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein.

For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of the Fund’s shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen of the United States or is treated as a resident of the United States for U.S. federal income tax purposes,
•	a domestic corporation, or other domestic entity treated as a corporation for U.S. federal income tax purposes,
•	any estate the income of which is subject to U.S. federal income taxation regardless of its source, and
•	any trust if — (i) a court within the United States is able to exercise primary supervision over the administration of a trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

A “Non-U.S. Shareholder” is any beneficial owner of Shares that is not a U.S. Shareholder nor classified as a partnership for U.S. federal income tax purposes.

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If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Any partner of a partnership holding Shares is urged to consult its tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition (including by reason of a repurchase) of the Fund’s Shares, as well as the effect of state, local and foreign tax laws, and the effect of any possible changes in tax laws.

Tax matters are complicated and the tax consequences to a Shareholder of an investment in the Fund’s Shares will depend on the facts of such Shareholder’s particular situation.

Election to be Taxed as a Regulated Investment Company

As soon as practicable, the Fund intends to elect to be treated, and to continuously qualify each year thereafter, as a RIC for U.S. federal income tax purposes under Subchapter M of the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to its Shareholders as dividends. Instead, dividends the Fund distributes (or is deemed to timely distribute) to Shareholders generally will be taxable to Shareholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to Shareholders. The Fund will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, the Fund must distribute to its Shareholders, for each taxable year, at least 90% of its investment company taxable income (which generally is the Fund’s net ordinary taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, determined without regard to the dividends paid deduction) (the “Annual Distribution Requirement”) for any taxable year. The following discussion assumes that the Fund qualifies as a RIC.

The Fund’s qualification and taxation as a RIC depends upon the Fund’s ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable.

The Fund may hold certain investments through subsidiaries that are treated as disregarded entities or as partnerships for U.S. federal income tax purposes. Alternatively, the Fund may hold certain investments through subsidiaries that are treated as corporations for U.S. federal income tax purposes. The Fund may choose (but is not required) to hold investments through a corporate subsidiary for various reasons. Some corporate subsidiaries, such as U.S. corporate subsidiaries, may be subject to U.S. federal, state or local tax.

Qualification as a Regulated Investment Company

If the Fund:

•	qualifies as a RIC; and
•	satisfies the Annual Distribution Requirement,

then the Fund will not be subject to U.S. federal or state income tax on the portion of the Fund’s taxable income and net capital gain (realized net long-term capital gain in excess of realized net short-term capital loss) the Fund timely distributes (or is deemed to distribute, except with respect to certain retained capital gains as described below) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to the Fund’s Shareholders.

If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its net capital gain income (both long-term and short-term) for the one-year period ending October 31 in that calendar year (or November 30 or December 31 of that year if the Fund is permitted to elect or so elects) and (3) any income realized, but not distributed, in the preceding years (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (the “Excise Tax Distribution Requirement”), the Fund will be subject to a 4% non-deductible federal excise tax on the portion

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of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. The Fund may be liable for the excise tax only on the amount by which the Fund does not meet the foregoing distribution requirement.

For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information from its underlying investments, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. In addition, the Fund may choose to retain its net capital gains or any investment company taxable income, and pay the associated U.S. federal corporate income tax, including the U.S. federal excise tax, thereon. In either event described in the preceding two sentences, the Fund will only pay the excise tax on the amount by which the Fund does not meet the Excise Tax Distribution Requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, the Fund must, among other things:

•	elect to be treated and qualify as a registered management company under the 1940 Act at all times during each taxable year;
•	derive in each taxable year at least 90% of the Fund’s gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities (as defined in Section 2(a)(36) of the 1940 Act) or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies, and net income derived from an interest in a qualified publicly traded partnership (the “90% Gross Income Test”); and
•	diversify its holdings so that at the close of each quarter of the taxable year:
•	at least 50 percent of the value of the Fund’s total assets is represented by of cash, and cash items (including receivables), Government securities and securities of other regulated investment companies, and other securities for purposes of this calculation are limited, in respect of any one issuer, to an amount not greater in value than 5 percent of the value of the total assets of the taxpayer and to not more than 10 percent of the outstanding voting securities of each issuer, and
•	not more than 25 percent of the value of its total assets is invested in (i) the securities (other than Government securities or the securities of other regulated investment companies) of any one issuer, (ii) the securities (other than the securities of other regulated investment companies) of two or more issuers which the taxpayer controls and which are determined, under regulations prescribed by the Secretary, to be engaged in the same or similar trades or businesses or related trades or businesses, or (iii) the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

An entity that is properly classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes, generally will be determined as if the Fund realized these tax items directly.

Some of the income and fees that the Fund may recognize may not satisfy the 90% Gross Income Test. In order to meet the 90% Gross Income Test, the Fund may structure certain investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may be required to hold such investments or receive fees through a subsidiary that is treated as a corporation for U.S. federal income tax purposes. In such a case, any

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income from such investments is generally not expected to adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income generally would be subject to U.S. corporate federal income tax (and possibly state and local taxes), which the Fund would indirectly bear through its ownership of such subsidiary. Distributions from such corporate subsidiary are generally expected to be treated as return of capital or qualified dividend income prior to liquidation of such corporate subsidiary. Distributions in liquidation of the corporation are generally expected to be treated as capital gain.

Further, for purposes of calculating the value of the Fund’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s “controlled group” must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.

The Fund may have investments, either directly or through entities that are treated as partnerships in which the Fund invests, that require income to be included in investment company taxable income in a year prior to the year in which the Fund actually receives a corresponding amount of cash in respect of such income. As described below, the Fund intends to be treated as a “dealer in securities” within the meaning of Section 475(c)(1) of the Code. Section 475 of the Code requires that a dealer must generally “mark to market” all the securities which it holds at the close of any taxable year, other than any securities identified as held for investment. As a result, the Fund will be required to take into account gain or loss (treated as ordinary income or loss) each year based on the appreciation or depreciation in the value of such loans and other securities, and any gain or loss recognized on the sale of any such loan or security would be treated as ordinary income or loss. In addition, the Fund expects to invest in loans and other debt instruments that will be treated as having “market discount” and/or original issue discount (“OID”) (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with equity or warrants) for U.S. federal income tax purposes if not subject to the mark to market rules. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated to it as a result of its investments in entities treated as partnerships for U.S. federal income tax purposes. Because any amounts accrued will be included in the Fund’s investment company taxable income for the year of accrual, the Fund may be required to make a distribution to the Fund’s Shareholders in order to satisfy the Annual Distribution Requirement, even though it will not have received the corresponding cash amount.

As described above, the Fund will invest in Asset-Based Credit Investments sourced from lending platforms. For purposes of the Diversification Tests, in some cases, it may be uncertain whether the issuer of such whole loans made by the Fund is the lending platform, or the underlying borrowers with respect to such investments. Asset-Based Credit Investments sourced from lending platforms acquired by the Fund are expected to be treated as issued by the underlying borrower for the purposes of the Diversification Tests because the Fund is exposed only to the credit risk of the underlying borrower and the interest and principal of the Asset-Based Credit Investments is repayable solely from the assets of the underlying borrower, however, this position is not free from doubt. Additionally, income and gains realized in respect of such Asset-Based Credit Investments are expected to be treated as “qualifying income” for purposes of the income test applicable to RICs. However, there can be no assurance that the IRS will not take contrary positions or that a court would agree with such position if litigated. While the Fund intends to invest in loans sourced by various lending platforms, there may be times where a substantial portion of its Asset-Based Credit Investments will be sourced from one platform. Thus, a determination or future guidance by the IRS that the issuer of such Asset-Based Credit Investments is the lending platform may adversely affect the Fund’s ability to meet the Diversification Tests and qualify as a RIC.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long- term capital losses). If the Fund’s deductible expenses in a given year exceed investment company taxable income, the Fund would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years, so these net operating losses generally will not pass through to Shareholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. Due to these limits on the deductibility of expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to its Shareholders even if such income is greater than the aggregate net income it actually earned during those years. As a RIC, the Fund may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset its

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investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, the Fund’s deduction of net business interest expense is generally limited to 30% of its “adjusted taxable income” plus “floor plan financing interest expense.” It is not expected that any portion of any underwriting or similar fee will be deductible for U.S. federal income tax purposes to the Fund or the Shareholders. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to Unitholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

In order to enable the Fund to make distributions to Shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund may need to take out loans, or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to the Fund’s business (or be unable to take actions that are advantageous to its business). Even if the Fund is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the 1940 Act, the Fund generally is not permitted to make distributions to its Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met.

If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes). Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a “C” corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that such treatment as a C corporation for a particular year would be in the Fund’s best interest.

Tax Consequences of a Period Prior to RIC Qualification; Failure to Qualify as a RIC

While the Fund intends to elect to be treated as a RIC as soon as practicable, there may be a period during which the Fund does not qualify as a RIC. If the Fund has net taxable income prior to the Fund’s qualification as a RIC, the Fund will be subject to U.S. federal or state income tax on such income. The Fund would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to the Fund’s Shareholders as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, the Fund would be required to distribute all of the Fund’s previously undistributed earnings and profits attributable to any period prior to the Fund becoming a RIC by the end of the first year that it intends to qualify as a RIC. If the Fund has any net built-in gains in its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) as of the beginning of the first year that the Fund qualifies as a RIC, the Fund would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, the Fund may elect to recognize such built-in gains immediately prior to the Fund’s qualification as a RIC.

If the Fund has previously qualified as a RIC but fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify as a RIC, the Fund would generally be required to recognize gain to the extent of any unrealized appreciation in its assets unless the Fund elects to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period.

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If, before the end of any quarter of the Fund’s taxable year, the Fund believes that it may fail the Diversification Tests, the Fund may seek to take certain actions to avert a failure. However, the action frequently taken by RICs to avert a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because of the limited liquidity of its investments.

If the Fund has previously qualified as a RIC but fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to Shareholders. Additionally, the Fund would not be able to deduct distributions to its Shareholders, nor would distributions to Shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualified dividend income of individuals and other non-corporate U.S. Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Shares, and any remaining distributions would be treated as capital gain.

The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year and will satisfy the Annual Distribution requirement.

Taxation of the Fund’s Investments

The Fund expects its investments to consist primarily of loans. These investments are expected to generate income in the form of interest, “original issue discount,” and “market discount.” The Fund intends to be treated as a “dealer in securities” within the meaning of Section 475(c)(1) of the Code. Section 475 of the Code requires that a dealer must generally “mark to market” all the securities which it holds at the close of any taxable year, other than any securities identified as held for investment. As a result, the Fund will be required to take into account gain or loss (treated as ordinary income or loss) each year based on the appreciation or depreciation in the value of such loans and other securities, and any gain or loss recognized on the sale of any such loan or security would be treated as ordinary income or loss.

The Fund’s status as a dealer in securities may affect the amount, timing and character of the Fund’s distributions. It is expected that substantially all of the Fund’s distributions will be taxable to shareholders as ordinary income.

The Fund may be required to accrue original issue discount, market discount, or be treated as having sold securities for their fair market value, all of which may cause the Fund to recognize income without receiving cash with which to make distributions. Equity interests in foreign corporations that are PFICs or CFCs or participations in workouts, debt modifications or other debt restructuring could also cause the Fund to recognize income without receiving any corresponding cash proceeds, impacting the Fund’s ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirement.

No assurances can be provided that the Fund will be a “dealer in securities” in any given year. If the Fund were to determine that it should not be treated as a “dealer in securities” due to its business activities, the Fund may be required to recognize more income and/or recognize income in an earlier period, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirement. In addition, if the IRS were to challenge the Fund’s status as a “dealer in securities,” then similarly the Fund may be required to recognize more income and/or recognize income in an earlier period, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirement. As noted above, the Fund’s qualification and taxation as a RIC depends on the Fund’s ability to satisfy, among other things, the Annual Distribution Requirement; if the Fund were not to be treated not as a “dealer in securities” no assurances can be given that the Fund would be able to meet the Annual Distribution Requirement.

Hedging and Derivatives Transactions

Certain of the Fund’s investment practices, including hedging and derivatives transactions, may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain

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(currently taxed at lower rates for non-corporate taxpayers) into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; (vii) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income; (viii) produce income that will not be qualifying income for purposes of the 90% Gross Income Test described above; and, (ix) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment. The Fund will monitor its transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions; however, no assurance can be given that the Fund will be eligible for any tax elections or that any elections it makes will fully mitigate the effects of these provisions.

The Fund’s investments in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, the yield on those securities would be decreased. Shareholders are not expected to be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

Taxation of U.S. Shareholders

The following summary generally describes certain material U.S. federal income tax consequences of an investment in the Fund’s Shares beneficially owned by U.S. Shareholders. If you are not a U.S. Shareholder this section does not apply to you. Whether an investment in the Fund’s Shares is appropriate for a U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Fund’s Shares by a U.S. Shareholder may have adverse tax consequences. U.S. Shareholders are urged to consult tax advisors about the U.S. tax consequences of investing in the Fund’s shares.

Taxation of Distributions

The Fund’s distributions generally will be taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long- term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. Federal taxes on the Fund’s distributions of capital gains are determined by how long the Fund is owned or is deemed to have owned the investments that generated the capital gains, rather than how long a Shareholder has owned the Shares. To the extent such distributions paid by the Fund to non-corporate U.S. Shareholders (including individuals) taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, and if certain holding period requirements are met, such distributions may be eligible for the preferential rates applicable to long-term capital gains.

As a “dealer in securities,” the Fund does not expect to realize material amounts of capital gains. If, despite its status as a “dealer in securities,” the Fund realizes capital gains, taxes to Shareholders on distributions of such capital gains, if any, will be determined by how long the Fund owned (and is treated for U.S. federal income tax purposes as having owned) the investments that generated them, rather than how long a Shareholder has owned his or her Shares. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends generally will be treated as long-term capital gains includible in a Shareholder’s net capital gains and taxed to individuals at reduced rates. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to you as ordinary income.

A portion of the Fund’s ordinary income dividends paid to corporate U.S. Shareholders may, if the distributions consist of qualifying distributions received by the Fund and certain other conditions are met, qualify for the 50 percent dividends received deduction to the extent that the Fund has received dividends from certain corporations during the taxable year, but only to the extent these ordinary income dividends are treated as paid out of earnings and profits of the Fund. The Fund expects only a small portion of the Fund’s dividends to qualify for this deduction. A corporate U.S. Shareholder may be required to reduce its basis in its Shares with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. Shareholders are urged to consult tax advisors in determining the application of these rules in their particular circumstances.

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In this regard, it is not expected that a significant amount of distributions paid by the Fund will generally be attributable to dividends and, therefore, the Fund’s income generally will not qualify for the preferential rates applicable to long-term capital gains applicable to qualified dividend income or the dividends-received deduction available to corporations under the Code.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to the Shareholder in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. If an investor acquires Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

U.S. Shareholders who have not “opted-out” of the Fund’s DRIP will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. Shareholders. A U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.

The Fund expects to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund’s U.S. Shareholders will be subject to tax on such amount as though they had received cash.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

In order to utilize the deemed distribution approach, the Fund must provide written notice to the Fund’s Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”

A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that the Fund has paid. For U.S. federal income tax purposes, the tax basis of shares owned by a Shareholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Shareholder’s gross income over the tax deemed paid by the Shareholder as described in this paragraph.

Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of its business interest income over the sum of its (i) business interest expense and (ii) other deductions properly allocable to its business interest income.

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For any period that the Fund does not qualify as a “publicly offered regulated investment company,” as defined in the Code, Stockholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by at least 500 persons at all times during the taxable year. The Fund anticipates that it will qualify as a “publicly offered regulated investment company,” as defined in the Code, beginning with the tax year ending December 31, 2025. However, there can be no assurance that the Fund will qualify as a “publicly offered regulated investment company” for any of our taxable years. If the Fund is not a publicly offered RIC for any year, a U.S. Shareholder that is an individual, trust or estate will be treated as having received as dividend from the Fund in the amount of such U.S.

Shareholder’s allocable share of the Management Fee and Incentive Fees paid to the Adviser and certain of our other expenses for the year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Stockholder. Under current law, most miscellaneous itemized deductions are disallowed for non-corporate taxpayers for the 2018 through 2025 tax years. For taxable years beginning after December 31, 2025, the foregoing disallowance of miscellaneous itemized deductions is scheduled to expire, with a reinstatement of the limitation that individuals may deduct certain miscellaneous itemized deductions only to the extent that these deductions exceed, in the aggregate, 2% of the taxpayer’s adjusted gross income, subject to further limitation based on the individual’s adjusted gross income.

The Fund (or if a U.S. Shareholder holds shares through an intermediary, such intermediary) will provide each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Such distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation. Such distributions generally will not be eligible for the dividends-received deduction otherwise available to certain U.S. corporations or the lower U.S. federal income tax rates applicable to certain qualified dividends.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Sale or Other Disposition of the Fund’s Shares

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in the shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of shares of the Fund’s Shares may be disallowed if substantially identical Shares or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, any disallowed loss is generally added to the U.S. Shareholder’s adjusted tax basis of the acquired Shares.

Income from Repurchase of Shares

In General

A U.S. Shareholder who participates in a repurchase of Shares will, depending on such U.S. Shareholder’s particular circumstances, and as set forth further under “Sale or Exchange Treatment” and “Distribution Treatment,” be treated either as recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Under each of these approaches, a U.S. Shareholder’s realized income and gain (if any) would be calculated differently. Under the “sale or exchange” approach, a U.S. Shareholder generally would be allowed to recognize a taxable loss (if the repurchase proceeds are less than the U.S. Shareholder’s adjusted tax basis in the Shares tendered and repurchased).

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Sale or Exchange Treatment.

In general, the tender and repurchase of the Fund’s Shares should be treated as a sale or exchange of the Shares by a U.S. Shareholder if the receipt of cash:

•	results in a “complete termination” of such U.S. Shareholder’s ownership of Shares in the Fund;
•	results in a “substantially disproportionate” redemption with respect to such U.S. Shareholder; or
•	is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder.

In applying each of the tests described above, a U.S. Shareholder must take account of Shares that such U.S. Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Shareholders are urged to consult their tax advisors regarding the application of the constructive ownership rules to their particular circumstances.

A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the U.S. Shareholder owns none of the Fund’s Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. Shareholder does not actually own any of the Fund’s Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. Shareholders wishing to satisfy the “complete termination” test through waiver of attribution are urged to consult their tax advisors.

A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a U.S. Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Shareholder’s proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund’s outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. Shareholder’s relative interest in Shares of the Fund is minimal (e.g., less than 1%) and the U.S. Shareholder does not exercise any control over or participate in the management of the Fund’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. Shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.

If a U.S. Shareholder satisfies any of the tests described above, the U.S. Shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. Shareholders. However, if a U.S. Shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

Any loss realized on a sale or exchange will be disallowed to the extent the Shares disposed of are replaced within a 61-day period beginning 30 days before and ending 30 days after the disposition of the Shares. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss.

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Distribution Treatment

If a U.S. Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. Shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, if any, would be treated as a non-taxable return of investment to the extent, generally, of the U.S. Shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. Shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. Shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the basis of such U.S. Shareholder’s remaining Shares. The tax treatment of any amount treated as a dividend is described above under “Taxation of Distributions.”

If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. Shareholder rather than as an exchange, the other Shareholders, including any non-tendering Shareholders, could be deemed to have received a taxable shares distribution if such Shareholder’s interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. Shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury regulations. All Shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.

Disclosure of Certain Recognized Losses

Under applicable Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to shares in excess of $2 million or more for a non-corporate, individual U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement.

Net Investment Income Tax

An additional 3.8% surtax applies to the net investment income of non-corporate U.S. Shareholders (other than certain trusts) on the lesser of (i) the U.S. Shareholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Shareholder’s modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally includes interest and taxable distributions and deemed distributions paid with respect to Shares, and net gain attributable to the disposition of Shares (in each case, unless the Shares are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Taxation of Tax-Exempt Shareholders

A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation if the Shareholder is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Shareholder of the activities the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder generally are not expected to be subject to U.S. taxation solely as a result of the Shareholder’s ownership of shares and receipt of dividends with respect to such shares. Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Shareholder. Notwithstanding the foregoing, a tax-exempt Shareholder could

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realize UBTI by virtue of its investment in shares of the Fund if the tax-exempt Shareholder borrows to acquire its shares. A tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

Therefore, a tax-exempt U.S. Shareholder should not be treated as earning income from “debt-financed property” and dividends the Fund pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of the Fund in excess of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of “portfolio securities” in many cases are excepted from this reporting requirement, but, under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders are urged to consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Shareholders

The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders are urged to consult their tax advisers before investing in the Fund’s Shares.

Distributions on Our Common Stock; Sales or Other Dispositions of Our Common Stock

Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders are urged to consult their tax advisers before investing in the Shares. The following discussion does not apply to Non-U.S. Shareholders that are engaged in a U.S. trade or business or hold their shares in connection with a U.S. trade or business. Such Non-U.S. Shareholders are urged to consult their tax advisers to determine the consequences to them of investing in our Shares.

Distributions of the Fund’s “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of the Fund’s distributions will be reported as eligible for this exemption and the Fund’s status as a “dealer in securities” subject to mark-to-market treatment under Section 475(a) may affect the extent, if any, to which its distributions qualify for this exemption. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder, the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Shareholder that is a foreign trust, and to a foreign partnership and such entities are urged to consult their tax advisors.)

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of the Fund’s Shares, will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (a) the distributions or gains, as the case may

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be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States), in which case such distributions or gains generally will be subject to U.S. federal income tax at the rates applicable to U.S. persons or (b) the Non-U.S. Shareholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied, in which case the distributions or gains, as the case may be, generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), although the distributions or gains may be offset by U.S. source capital losses, if any, of the non-U.S. Shareholder provided such holder has timely filed U.S. federal income tax returns with respect to such losses.

Under the Fund’s DRIP, if a Non-U.S. Shareholder owns the Fund’s Shares registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional shares of the Fund’s common stock unless the Non-U.S. Shareholder opts out of the DRIP. See “Dividend Reinvestment Plan.” If the distribution is a distribution of the Fund’s investment company taxable income, is not reported by the Fund as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of the Fund’s current or accumulated earnings and profits) will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in the Fund’s Shares. Non-U.S. Shareholders who have not “opted-out” of the Fund’s DRIP will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to Non-U.S. Shareholders. A Non-U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the Non-U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the Non-U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Shareholder’s account. The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisors with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of the Fund’s Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be advisable for a Non-U.S. Shareholder.

A Non-U.S. Shareholder who participates in a repurchase of Shares will, depending on such Non-U.S. Shareholder’s particular circumstances be treated as either recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Non-U.S. Shareholders participating in a repurchase of Shares should review the disclosure under “Taxation of U.S. Shareholders – Income from Repurchase of Shares” for information regarding the characterization of any proceeds received on a repurchase of Shares.

The Fund must generally report to its Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law,

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interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate. Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder of the Fund’s Shares, provided the Non-U.S. Shareholder furnishes to the Fund the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Non-U.S. Shareholders are urged to consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any related laws or regulations implementing such IGA. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to a foreign entity that is not a financial institution unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares of the Fund’s Shares, beneficial owners could be subject to this 30% withholding tax with respect to distributions on their shares of the Fund’s Shares and potentially proceeds from the sale of their shares of the Fund’s Shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Information Reporting and Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all distributions to certain U.S. Shareholders (i) who fail to furnish the Fund with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund that such Shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect and is subject to backup withholding. An individual’s taxpayer identification number is his or her social security number. Certain U.S. Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s federal income tax liability, and may entitle such Shareholder to a refund, provided that proper information is provided to the IRS.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Shares. Shareholders are urged to consult tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE U.S. FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES, AND STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES, OF AN INVESTMENT IN THE FUND’S SHARES.

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CUSTODIAN

U.S. Bank National Association serves as the custodian of the assets of the Fund. The custodian’s principal business address is Lunken Operations Center, CN-OH-L2GL, 5065 Wooster Road, Cincinnati, Ohio 45226.

ADMINISTRATION AND ACCOUNTING SERVICES

U.S. Bancorp Fund Services, LLC, whose principal business address is 777 E Wisconsin Avenue, Milwaukee, WI 53202, serves as the Fund’s Administrator.The Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services,including computing the Fund’s NAV and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities.

TRANSFER AGENT

SS&C GIDS, Inc., whose principal business address is 801 Pennsylvania Avenue, Kansas City, MO 64105, serves as the Fund’s transfer agent with respect to the Shares.

REPORTS TO SHAREHOLDERS

The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders will also receive periodic reports and commentary regarding the Fund’s operations and investments.

The Fund will furnish to Shareholders as soon as practicable after the end of each calendar year information on Form 1099 to assist Shareholders in preparing their tax returns.

FISCAL YEAR OF THE FUND

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on December 31.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, whose principal business address is 200 Clarendon Street, Boston, MA 02116, is the independent registered public accounting firm of the Fund and is expected to render an opinion annually on the financial statements of the Fund.

LEGAL COUNSEL

Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, serves as legal counsel to the Fund. No attorney-client relationship exists, however, between Kirkland & Ellis LLP and any other person solely by reason of such other person investing in the Fund.

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TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

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NB ASSET-BASED CREDIT FUND

Institutional Class Shares
Class A-1 Shares
Class A-2 Shares

PROSPECTUS

August 20, 2025, as revised January 26, 2026

All dealers that buy, sell or trade the Fund’s Shares, whether or not participating in this offering, may be required to deliver a prospectus.

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